Exhibit 4.2

EXECUTION VERSION

AMENDMENT AND RESTATEMENT AGREEMENT

DATED 11 JANUARY 2018

BETWEEN

AMONG OTHERS

VODAFONE GROUP PLC

AND

THE ROYAL BANK OF SCOTLAND PLC

as Exiting Agent

relating to a EURO 3,860,000,000 (as increased to EURO 4,010,000,000) Credit Agreement dated 28 March 2014

Allen & Overy LLP

THIS AGREEMENT is dated 11 January 2018 and is made

BETWEEN:

(1)           VODAFONE GROUP PLC (registered number 1833679) (Vodafone);

(2)           THE FINANCIAL INSTITUTIONS listed in Part 1 of Schedule 2 as Lenders;

(3)           THE FINANCIAL INSTITUTIONS listed in Part 2 of Schedule 2 as Mandated Lead Arrangers;

(4)           THE FINANCIAL INSTITUTIONS listed in Part 3 of Schedule 2 as Co-Arrangers;

(5)           THE FINANCIAL INSTITUTIONS listed in Part 4 of Schedule 2 as Exiting Lenders;

(6)           THE ROYAL BANK OF SCOTLAND PLC as Agent for and on behalf of the other Finance Parties under and as defined in the Credit Agreement defined below (in this capacity, the Exiting Agent);

(7)           THE ROYAL BANK OF SCOTLAND PLC as euro swingline agent (in this capacity, the Exiting Euro Swingline Agent);

(8)           BARCLAYS BANK PLC as successor agent (in this capacity the Successor Agent); and

(9)           BARCLAYS BANK PLC as successor euro swingline agent (in this capacity the Successor Euro Swingline Agent).

BACKGROUND

(A)          This Agreement is supplemental to and amends and restates a credit agreement dated 28 March 2014 between, among others, Vodafone and the Existing Agent (the Credit Agreement).

(B)          Pursuant to clause 26.1 (Procedure) of the Credit Agreement, the Majority Lenders or, where applicable, the Lenders (each as defined in the Credit Agreement and, for the avoidance of doubt, excluding the Exiting Lenders) have consented to the amendments to the Credit Agreement contemplated by this Agreement and to amend and restate the Credit Agreement as set out in this Agreement.

(C)          The Exiting Lenders have not consented to the amendments to the Credit Agreement and each Exiting Lender shall be prepaid and their respective Commitments cancelled in full on the Effective Date in accordance with Clause 2(c) hereto.

(D)          Pursuant to clause 20.15 (Resignation of the Agent or the Euro Swingline Agent) of the Credit Agreement, each of the Exiting Agent and the Exiting Euro Swingline Agent intends to resign from its respective role as Agent and Euro Swingline Agent under the Credit Agreement and the Majority Lenders, after consultation with Vodafone, intend to appoint (on and from the Effective Date) the Successor Agent and Successor Euro Swingline Agent as Agent and Euro Swingline Agent respectively under the Amended Credit Agreement.

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IT IS AGREED as follows:

1.             INTERPRETATION

1.1          Definitions

In this Agreement:

Amended Credit Agreement means the Credit Agreement as amended and restated by this Agreement.

Effective Date means the date on which the Exiting Agent and the Successor Agent each gives the notifications to Vodafone and to the Lenders under Clause 2(b) (Amendments) below or such other date as Vodafone, the Exiting Agent and the Successor Agent may agree.

Successor Agent Fee Letter means any fee letter dated on or around the date of this Agreement between Vodafone, the Successor Agent and the Successor Euro Swingline Agent in connection with this Agreement and the Amended Credit Agreement.

Supplemental Fee Letter means any fee letter dated on or around the date of this Agreement between, among others, Vodafone and the Mandated Lead Arrangers (as defined in the Credit Agreement) in connection with this Agreement and the Amended Credit Agreement.

1.2          Construction

(a)           Capitalised terms defined in the Credit Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement.

(b)           The provisions of clause 1.2 (Construction) and clause 35 (Jurisdiction) of the Credit Agreement apply to this Agreement as though they were set out in full in this Agreement except that references to the Credit Agreement or to the Finance Documents are to be construed as references to this Agreement.

(c)           Bank of America Merrill Lynch International Limited is a reference to its successor in title Bank of America Merrill Lynch International Designated Activity Company (including, without limitation, its branches) pursuant to and with effect from the merger between Bank of America Merrill Lynch International Limited and Bank of America Merrill Lynch International Designated Activity Company that takes effect in accordance with the Cross-Border Mergers Directive (2005/56/EC) (as codified) as implemented in the United Kingdom and Ireland. Notwithstanding anything to the contrary in this Agreement, a transfer of rights and obligations from Bank of America Merrill Lynch International Limited to Bank of America Merrill Lynch International Designated Activity Company pursuant to such merger shall be permitted.

2.             AMENDMENTS

(a)           Subject as set out below, the Credit Agreement will be amended from the Effective Date so that it reads as if it were restated in the form set out in Schedule 3 (Amended Credit Agreement).

(b)           The Credit Agreement will not be amended by this Agreement unless and until:

(i)            the Exiting Agent notifies Vodafone and the Lenders that it has received all of the documents set out in Schedule 1 (Conditions precedent) in form and substance satisfactory to the Exiting Agent. The Exiting Agent must give this notification as soon as reasonably practicable;

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(ii)           the Successor Agent and the Successor Euro Swingline Agent notifies Vodafone and the Lenders that it has satisfied all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to any Party to the Credit Agreement. The Successor Agent and the Successor Euro Swingline Agent must give this notification as soon as reasonably practicable; and

(iii)          the Successor Agent and the Successor Euro Swingline Agent notifies Vodafone and the Lenders that it has received a duly executed Successor Agent Fee letter. The Successor Agent and the Successor Euro Swingline Agent must give this notification as soon as reasonably practicable.

(c)           On the Effective Date, the Commitments of each of the Exiting Lenders under the Credit Agreement will be cancelled in full and all amounts outstanding under the Finance Documents in relation thereto will be prepaid in full. Any other accrued amounts due to the Exiting Lenders (including any interest and commitment fees accrued up to and including the Effective Date) shall be paid in full within 10 Business Days of the Effective Date.

(d)           If the Exiting Agent fails to give the notification under paragraph (b)(i) above by the date falling ten Business Days after the date of this Agreement, the Effective Date shall not occur and the Credit Agreement will not be amended in the manner contemplated by this Agreement.

3.             REPRESENTATIONS

Vodafone (for itself and, where relevant, its Controlled Subsidiaries) makes the representations and warranties set out in clause 16.2 (Status) to clause 16.9 (No Event of Default) (inclusive) and clauses 16.13 (Sanctions), 16.14 (Anti-money laundering) and 16.15 (Anti-corruption law) of the Credit Agreement on the date of this Agreement and on the Effective Date, in each case by reference to the facts and circumstances then existing and as if references to “the Finance Documents” include this Agreement and, on the Effective Date, the Amended Credit Agreement and as if references to “the Agreement” are references to, on the Effective Date, the Amended Credit Agreement.

4.             FEES

(a)           Vodafone must pay arrangement and other fees in relation to this Agreement in the amount and at the time set out in each Supplemental Fee Letter.

(b)           Vodafone must pay fees in relation to this Agreement and the Amended Credit Agreement in the amount and at the time set out in the Successor Agent Fee Letter.

5.             CONSENTS

On the Effective Date, Vodafone:

(a)           confirms its acceptance of the Amended Credit Agreement and agrees that it is bound by the terms of the Amended Credit Agreement; and

(b)           confirms that any guarantee created or given by it under the Amended Credit Agreement:

(i)            continues in full force and effect on the terms of the Amended Credit Agreement; and

(ii)           extends to its obligations under the Finance Documents (including the Amended Credit Agreement).

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6.             AGENT AND EURO SWINGLINE AGENT

(a)           The Exiting Agent and the Exiting Euro Swingline Agent each hereby gives notice to the Lenders and Vodafone pursuant to clause 20.15(a) (Resignation of the Agent or the Euro Swingline Agent) of the Credit Agreement that it intends to resign from its role as Agent and Euro Swingline Agent respectively under the Credit Agreement, with effect on and from the Effective Date.

(b)           The Majority Lenders hereby appoint the Successor Agent and the Successor Euro Swingline Agent as successor Agent and successor Euro Swingline Agent respectively, pursuant to clause 20.15(a) (Resignation of the Agent or the Euro Swingline Agent) of the Credit Agreement, with effect on and from the Effective Date.

(c)           Subject to satisfaction of the conditions under clauses 2(b)(ii) and 2(b)(iii) above, each of the Successor Agent and the Successor Euro Swingline Agent hereby accepts the appointments referred to in paragraph (b) above, pursuant to clause 20.15(c) (Resignation of the Agent or the Euro Swingline Agent) of the Credit Agreement, with effect on and from the Effective Date.

(d)           Subject to satisfaction of the conditions under clauses 2(b)(ii) and 2(b)(iii) above, on and from the Effective Date:

(i)            the Exiting Agent and the Exiting Euro Swingline Agent shall cease to act in their respective capacity as Agent and Euro Swingline Agent under the Credit Agreement and, for the avoidance of doubt, under the Amended Credit Agreement and shall, subject to clause 20.15(d) (Resignation of the Agent or the Euro Swingline Agent) of the Amended Credit Agreement, have no further obligation under any Finance Document; and

(ii)           the Successor Agent and the Successor Euro Swingline Agent shall succeed to the position of Agent and Euro Swingline Agent respectively under the Amended Credit Agreement.

7.             MISCELLANEOUS

(a)           Each of this Agreement, the Amended Credit Agreement and each Supplemental Fee Letter is a Finance Document.

(b)           Subject to the terms of this Agreement, the Credit Agreement will remain in full force and effect and, from the Effective Date, the Credit Agreement and this Agreement will be read and construed as one document.

(c)           Each Finance Party reserves any other right it may have now or subsequently. Except to the extent expressly waived in this Agreement, no waiver of any provision of any Finance Document is given by the terms of this Agreement and the Finance Parties expressly reserve all their rights and remedies in respect of any breach of, or other Default under, the Finance Documents.

(d)           Clause 31 (Severability), 32 (Counterparts) and 33 (Notices) shall apply to this Agreement as if set out here in full.

(e)           Vodafone must, at its own expense, take such action and do such other things as the Exiting Agent or Successor Agent may reasonably require to carry out and give effect to the transactions contemplated in this Agreement.

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8.             GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

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SCHEDULE 1

CONDITIONS PRECEDENT

1.             Corporate documentation

(a)           A copy of the memorandum and articles of association and certificate of incorporation of Vodafone or, a certificate of an authorised signatory of Vodafone confirming that the copy in the Exiting Agent’s possession is still correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(b)           A copy of a resolution of the board of directors of Vodafone (or, if applicable, a committee of its board of directors):

(i)            approving the terms of, and the transactions contemplated by, this Agreement, the Amended Credit Agreement and each Supplemental Fee Letter and resolving that it execute this Agreement and each Supplemental Fee Letter;

(ii)           authorising a specified person or persons to execute this Agreement and each Supplemental Fee Letter on its behalf; and

(iii)          authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement, the Amended Credit Agreement and each Supplemental Fee Letter.

(c)           If applicable, a copy of a resolution of the board of directors of Vodafone establishing the committee referred to in paragraph (b) above.

(d)           A specimen of the signature of each person authorised by the resolutions referred to in paragraph (b) above.

(e)           A certificate of an authorised signatory of Vodafone confirming that as at the date of the Effective Date the borrowing of the Total Commitments in full (including the utilisation of the new accordion option in full) and the borrowing of the Total Commitments under (and as defined in) the USD Facility (as defined in the Amended Credit Agreement) in full would not together cause any borrowing limit or limit on the giving of guarantees binding on it to be exceeded (whether as a result of such limit having been waived or otherwise).

(f)            A certificate of an authorised signatory of Vodafone certifying that each copy document specified in this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.             Legal opinion

A legal opinion of Allen & Overy LLP, legal advisers to the Finance Parties in England, addressed to the Finance Parties at the date of that opinion.

3.             Other documents and evidence

(a)           Each duly executed Supplemental Fee Letter.

(b)           Evidence that the Commitments of each of the Exiting Lenders under the Credit Agreement have been cancelled and all amounts outstanding under the Finance Documents in relation thereto have been prepaid in full.

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SCHEDULE 2

PARTIES

PART 1

LENDERS

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

BANK OF CHINA LIMITED, LONDON BRANCH

THE BANK OF NEW YORK MELLON

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

BARCLAYS BANK PLC

BBVA IRELAND P.L.C.

BNP PARIBAS SA, LONDON BRANCH

CITIBANK N.A., LONDON BRANCH

COMMERZBANK AG, LONDON BRANCH

DEUTSCHE BANK LUXEMBOURG S.A.

GOLDMAN SACHS BANK USA

HSBC BANK PLC

ING BANK N.V., LONDON BRANCH

INTESA SANPAOLO S.P.A., LONDON BRANCH

JPMORGAN CHASE BANK, N.A., LONDON BRANCH

LLOYDS BANK PLC

MIZUHO BANK, LTD

MORGAN STANLEY BANK, N.A.

ROYAL BANK OF CANADA

SANTANDER UK PLC

SOCIETE GENERALE, LONDON BRANCH

STANDARD CHARTERED BANK

SUMITOMO MITSUI BANKING CORPORATION

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THE ROYAL BANK OF SCOTLAND PLC

THE TORONTO-DOMINION BANK

UBS AG, LONDON BRANCH

UNICREDIT BANK AG, LONDON BRANCH

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PART 2

MANDATED LEAD ARRANGERS

BANCO BILBAO VIZCAYA ARGENTARIA S.A.

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

BANK OF CHINA LIMITED, LONDON BRANCH

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

BARCLAYS BANK PLC

BNP PARIBAS SA

CITIGROUP GLOBAL MARKETS LIMITED

COMMERZBANK AG, LONDON BRANCH

DEUTSCHE BANK LUXEMBOURG S.A.

GOLDMAN SACHS BANK USA

HSBC BANK PLC

ING BANK N.V., LONDON BRANCH

INTESA SANPAOLO S.P.A.

J.P. MORGAN SECURITIES PLC

LLOYDS BANK PLC

MIZUHO BANK, LTD

MORGAN STANLEY N.A.

RBC CAPITAL MARKETS

SANTANDER UK PLC

SOCIETE GENERALE, LONDON BRANCH

SUMITOMO MITSUI BANKING CORPORATION

THE ROYAL BANK OF SCOTLAND PLC

UBS LIMITED

UNICREDIT BANK AG, LONDON BRANCH

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PART 3

CO-ARRANGERS

THE BANK OF NEW YORK MELLON

STANDARD CHARTERED BANK

THE TORONTO-DOMINION BANK

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PART 4

EXITING LENDERS

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

BANCO DE SABADELL S.A., LONDON BRANCH

CHINA CONSTRUCTION BANK CORPORATION LONDON BRANCH

NATIONAL AUSTRALIA BANK LIMITED

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SCHEDULE 3

AMENDED CREDIT AGREEMENT

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EXECUTION VERSION

FACILITY AGREEMENT

DATED 28 March 2014 as amended and restated on 11 January 2018

EURO 3,840,000,000

REVOLVING CREDIT FACILITY

for

VODAFONE GROUP PLC

Allen & Overy LLP

	Part 3 To be Delivered by an Additional Guarantor	107
	Part 4 To be Delivered by an Additional Borrower	109
3.	Form of Request	110
4.	Forms of Accession Documents	111
	Part 1 Novation Certificate	111
	Part 2 Guarantor Accession Agreement	113
	Part 3 Borrower Accession Agreement	114
	Part 4 Lender Accession Agreement	115
5.	Form of Confidentiality Undertaking from New Lender	116
6.	Form of Additional Lender’s Fee Letter	119
7.	Form of Increase Confirmation	121
8.	Commitment Increase Agreement	123

THIS AGREEMENT is dated 28 March 2014 as amended and restated on 11 January 2018 and made

BETWEEN:

(1)           VODAFONE GROUP PLC (registered number 1833679) as borrower (“Vodafone”);

(2)           THE FINANCIAL INSTITUTIONS listed in Part 3 of Schedule 1 as Mandated Lead Arrangers;

(3)           THE FINANCIAL INSTITUTIONS listed in Part 4 of Schedule 1 as Co-Arrangers;

(4)           THE FINANCIAL INSTITUTIONS listed in Part 1 of Schedule 1 as Original Lenders;

(5)           BARCLAYS BANK PLC as agent (in this capacity the “Agent”); and

(6)           BARCLAYS BANK PLC as euro swingline agent (in this capacity the “Euro Swingline Agent”).

IT IS AGREED as follows:

1.             INTERPRETATION

1.1          Definitions

In this Agreement:

“Acceding Lender” has the meaning given to that term in Clause 2.8(b)(i).

“Acceptable Bank” means a bank or financial institution which has a rating for its long-term unsecured and non-credit enhanced debt obligations of A- or higher by S&P or Fitch or A3 or higher by Moody’s or a comparable rating from an internationally recognised credit rating agency.

“Accession Document” means each Lender Accession Agreement and each Commitment Increase Agreement.

“Acquisition” means the acquisition of any interest in the share capital (or equivalent) or in the business or undertaking of any company or other person (including, without limitation, any partnership or joint venture).

“Additional Borrower” means any member of the Restricted Group which becomes an additional borrower pursuant to Clause 27.8 (Additional Borrowers) and which has not been released as a borrower in accordance with Clause 27.9 (Removal of Borrowers).

“Additional Guarantor” means any member of the Consolidated Group which at such time has become a Guarantor in accordance with Clause 27.7 (Additional Guarantors) and has not been released in accordance with Clause 15.9 (Removal of Guarantors).

“Additional Lender” means a financial institution or other entity which becomes an additional lender pursuant to Clause 2.8 (Incremental revolving credit facility) or a transferee, successor or permitted assignee of such financial institution or other entity which is for the time being participating in the Facility.

“Advance” means a Revolving Credit Advance or a Swingline Advance.

“Affected Lender” has the meaning given to it in Clause 2.2(c) (Overall facility limits).

“Affiliate” means, in relation to a person, a Subsidiary or a Holding Company of that person and any other Subsidiary of that Holding Company.

“Agent’s Spot Rate of Exchange” means the spot rate of exchange as determined by the Agent for the purchase of the relevant Optional Currency in the London foreign exchange market with euros at or about 11.00 a.m. on a particular day.

“Agreed Percentage” means in relation to a Lender and a Swingline Advance, the amount of its Revolving Credit Commitment expressed as a percentage of the Total Commitments.

“All Quoting Credit Rating Agencies” has the meaning given to it in Clause 9.7(a).

“Amendment and Restatement Agreement” means the amendment and restatement agreement relating to this Agreement dated 11 January 2018 and entered into between, among others, Vodafone and the Agent.

“Arranger” means a financial institution or other entity listed in Part 3 or Part 4 of Schedule 1.

“Asset Disposal” means any sale, transfer, grant, lease or other disposal of an asset (which for the avoidance of doubt does not include returns to shareholders) by any member of the Controlled Group to a person outside the Controlled Group made after the Effective Date.

“Assumed Increase Commitments” has the meaning given to that term in Clause 2.8(b)(i).

“Available Cash” means:

(a)           cash in hand and cash in deposits repayable on demand with any Qualifying Financial Institution;

(b)           the marked to market position of in the money derivative contracts; and

(c)           Liquid Resources,

to the extent denominated in any freely convertible and transferable currencies, beneficially owned and unencumbered by any Security Interests other than Permitted Security Interests.

“Available Commitment” means a Lender’s Commitment minus:

(a)           the amount of its participation in any outstanding Advances (other than, in relation to any proposed Advance, that Lender’s participation in any Advances that are due to be repaid or prepaid on or before the proposed Drawdown Date); and

(b)           in relation to any proposed Advance, the amount of its participation in any Advances that are due to be made on or before the proposed Drawdown Date.

“Availability Period” means the period from and including the Effective Date up to and including the date which is one Business Day before the Final Maturity Date.

“Back to Back Loan” means any Financial Indebtedness made available to a member of the Restricted Group to the extent that the economic exposure of the creditor in respect of that Financial Indebtedness (taking any related transactions together) is reduced by reason of that creditor:

(a)           having recourse directly or indirectly to a deposit of cash or cash equivalent investments beneficially owned by any member of the Restricted Group placed, as part of a related transaction, with that creditor (or an Affiliate of that creditor) or a financial institution approved by that creditor; or

(b)           having granted a funded sub-participation or similar arrangement to a member of the Restricted Group.

“Base Currency” means euro.

“Basel III” means:

(a)           the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)           the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement — Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)           any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“Basel III Cost” means any increased cost attributable to the introduction, implementation or application of or compliance with or change in Basel III or CRD IV or any other law or regulation which implements Basel III or CRD IV.

“Borrower” means Vodafone or an Additional Borrower.

“Borrower Accession Agreement” means an agreement substantially in the form of Part 3 of Schedule 4 or with such amendments as the Agent may approve (such approval not to be unreasonably withheld or delayed) or may reasonably require.

“Break Costs” means the amount (if any) by which:

(a)           the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in an Advance or unpaid sum to the last day of the Term in respect of that Advance or unpaid sum, had the principal amount or unpaid sum received been paid on the last day of the Term for that Advance or unpaid sum;

exceeds:

(b)           the amount by which that Lender would be able to obtain by placing an amount equal to the principal amount or unpaid sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the Term for the relevant Advance or unpaid sum.

“Business Day” means a day (other than a Saturday or Sunday) on which banks and the interbank and foreign exchange markets are open for general business in London and:

(a)           if a payment is required in U.S. Dollars, New York; or

(b)           if a payment is required in euro, a TARGET Day; or

(c)           if a payment is required in any other currency, the principal financial centre of the country of that currency.

“Change of Control” has the meaning given to it in Clause 8.4 (Change of Control).

“Code” means the US Internal Revenue Code of 1986.

“Combined Commitments” means the aggregate of the Total Commitments under this Agreement and the Total Commitments under and as defined in the USD Facility.

“Combined Swingline Commitments” means the aggregate of the Swingline Total Commitments under this Agreement and the Swingline Total Commitments under and as defined in the USD Facility.

“Commitment” means a Revolving Credit Commitment or a Swingline Commitment, in each case to the extent not transferred, cancelled or reduced under or in accordance with this Agreement.

Commitment Increase Agreement means an agreement (in form and substance set out in Schedule 8 (Commitment Increase Agreement)) between Vodafone, the Agent and the relevant Existing Increasing Lender, effecting an increase in the Revolving Credit Commitments and/or Swingline Commitments pursuant to Clause 2.8 (Incremental revolving credit facility).

“Consolidated Group” means Vodafone (or, following a Hive Up, NewTopco), its IFRS Consolidated Subsidiaries and Joint Ventures.

“Contractual Currency” has the meaning given to it in Clause 24.1(a) (Currency indemnity).

“Controlled Group” means Vodafone (or, following a Hive Up, NewTopco) and its Controlled Subsidiaries.

“Controlled Subsidiaries” means, those Subsidiaries of Vodafone (or, following a Hive Up, NewTopco) in which Vodafone or NewTopco, as the case may be, controls more than 50% of such Subsidiaries voting rights and has recourse to the cash flows of the Subsidiary. Until the first certificate is given by Vodafone to the Agent in accordance with Clause 17.2(a)(iii) (Financial information) (in respect of the financial year ended 31 March 2017), the Controlled Subsidiaries include, without limitation, the following operating Subsidiaries: Vodafone Romania S.A.; Vodafone Czech Republic A.S.; Vodafone Albania Sh.A; Vodafone GmbH; Vodafone Egypt Telecommunications S.A.E; Vodafone España S.A.; Vodafone Hungary Mobile Telecommunications Ltd; Vodafone Ireland Limited; Vodafone Limited; Vodafone New Zealand Limited; Vodafone Omnitel N.V.; Vodafone-Panafon Hellenic Telecommunications Company S.A.; Vodafone Telekomunikasyon A.S., Vodafone Portugal-Comunicações Pessoais S.A., Vodacom Group Limited; Ghana Telecommunication Company Limited; and Cable & Wireless Worldwide Limited.

“Controlled USA Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any U.S. Obligor, are treated as a single employer under Section 414(b) or (c) of the Code.

“Core Jurisdictions” are member states of the European Union as at the Effective Date (being Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the UK), Japan, United States,

Australia, New Zealand, Canada and Switzerland and any other states which become members of the European Union after the Effective Date provided that Vodafone has notified the Agent in writing of its agreement to their inclusion in this definition of Core Jurisdictions.

“CRD IV” means (A) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU No 648/2012) and (B) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

“CTA” means the Corporation Tax Act 2009.

“Credit Rating Agency” has the meaning given to it in Clause 9.7 (Margin).

“Default” means (a) an Event of Default or (b) an event which, with the expiry of any grace period or giving of any notice specified in Clause 19.2 (Non-payment), 19.3 (Breach of other obligations), 19.5 (Cross default), 19.6 (Winding up), 19.8 (Enforcement proceedings) or 19.10 (Similar proceedings) would constitute an Event of Default.

“Default Margin” has the meaning given to it in Clause 9.5(a) (Default Interest).

“Default Rate” has the meaning given to it in Clause 9.5(a) (Default Interest).

“Defaulting Lender” means any Lender:

(a)           which has failed to make its participation in an Advance available or has notified the Agent that it will not make its participation in an Advance available by the Drawdown Date of that Advance in accordance with Clause 5.6 (Payment of proceeds);

(b)           which has otherwise rescinded or repudiated a Finance Document; or

(c)           with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above:

(i)            its failure to pay is caused by:

(A)          administrative or technical error and payment is made within three Business Days of its due date; or

(B)          a Disruption Event and payment is made within eight Business Days of its due date; or

(ii)           the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Designated Term” has the meaning given to it in Clause 9.5(a)(ii) (Default Interest).

“Discharged Obligations” has the meaning given to it in Clause 27.4(c)(i) (Procedure for novations).

“Discharged Rights” has the meaning given to it in Clause 27.4(c)(iii) (Procedure for novations).

“Disruption Event” means either or both of:

(a)           a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the payment transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)           the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)            from performing its payment obligations under the Finance Documents; or

(ii)           from communicating with other Parties in accordance with the terms of the Finance Documents,

(and which (in either such case)) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Drawdown Date” means the date for the making of an Advance.

“Effective Date” has the meaning given to it in the Amendment and Restatement Agreement.

“EONIA” means:

(a)           in relation to any day which is a TARGET Day:

(i)            the EONIA Screen Rate for that day; or

(ii)           as otherwise determined pursuant to Clause 9.4 (Unavailability of EONIA Screen Rate); and

(b)           in relation to any day which is not a TARGET Day, the rate (determined in accordance with paragraph (a) above) for the immediately preceding TARGET Day.

“EONIA Screen Rate” means the euro overnight index average administered by the European Money Markets Institute (or any other person which takes over the administration of the rate) displayed on page EONIA of the Thomson Reuters screen or any replacement Thomson Reuters screen (or any replacement Thomson Reuters page which displays the rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Euro Swingline Agent may specify another page or service displaying the relevant rate after consultation with Vodafone.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended (or any successor legislation thereto), and any rule or regulation issued thereunder from time to time in effect.

“EURIBOR” means in relation to any Advance or unpaid sum in euro:

(a)           the applicable Screen Rate as of 11.00 a.m. (Brussels time) on the Rate Fixing Day for euro and for a period equal in length to the Required Period; or

(b)           as otherwise determined pursuant to Clause 9.3 (Unavailability of Screen Rate).

“Event of Default” means an event specified as such in Clause 19 (Events of Default).

“Existing Increasing Lender” has the meaning given to that term in Clause 2.8(b)(i).

“Existing Lender” has the meaning given to it in Clause 27.2(a) (Transfers by Lenders).

“Existing Parties” has the meaning given to it in Clause 27.4(c)(i) (Procedure for novations).

“Facility” means any of the facilities to draw Revolving Credit Advances, or Swingline Advances referred to in Clause 2.1 (Facilities).

“Facility Office” means the office(s) notified by a Lender to the Agent:

(a)           on or before the date it becomes a Lender; or

(b)           by not less than five Business Days’ notice,

as the office(s) through which it will perform all or any of its obligations under this Agreement.

“Fallback Interest Period” means a period of 1 week.

“FATCA” means:

(a)           sections 1471 to 1474 of the Code, any associated regulations and other official guidance;

(b)           any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; and

(c)           any agreement pursuant to the implementation of paragraphs (a) or (b) above with the United States Internal Revenue Service, the government of the United States of America or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)           in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the United States of America), 1 July 2014;

(b)           in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the United States of America), 1 January 2019; or

(c)           in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the Effective Date.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letters” means each letter:

(a)           dated on or about the Signing Date between the Agent and Vodafone;

(b)                                 dated on or about the Signing Date between the Original Lenders as at the Signing Date and Vodafone;

(c)                                  dated on or about the date of the Amendment and Restatement Agreement between the Agent and Vodafone;

(d)                                 dated on or about the date of the Amendment and Restatement Agreement between the Original Lenders as at the Effective Date and Vodafone;

(e)                                  dated on or about the date of any Increase Effective Date between any Incremental Facility Increase Lender and Vodafone (as applicable); and

(f)                                   (if applicable) entered into between an Additional Lender and Vodafone substantially in the form of Schedule 6,

in each case setting out the amount of various fees referred to in Clause 21.3 (Agent’s fee) or 21.4 (Front-end fees).

“Final Maturity Date” means, subject to Clause 6 (Extension Options), the date which is five years after the Effective Date or, if that day is not a Business Day, the preceding Business Day.

“Finance Document” means this Agreement, the Amendment and Restatement Agreement, each Fee Letter, Novation Certificate, Borrower Accession Agreement, Guarantor Accession Agreement, Commitment Increase Agreement and Increase Confirmation and any other document agreed in writing as such by the Agent and Vodafone.

“Finance Party” means an Arranger, a Lender, the Agent or the Euro Swingline Agent.

“Financial Indebtedness” means any indebtedness in respect of:

(a)                                 moneys borrowed or raised by way of loan or redeemable preference shares or in the form of any debenture, bond, note, loan stock, commercial paper or similar instrument;

(b)                                 any acceptance credit, bill-discounting, note purchase or documentary credit facility;

(c)                                  any finance lease;

(d)                                 any receivables purchase, factoring or discounting arrangement under which there is recourse in whole or in part to any member of the relevant group;

(e)                                  any other transaction having the commercial effect of a borrowing; and

(f)                                   any guarantees or other legally binding assurance against financial loss in respect of the indebtedness of any person arising under an obligation falling within (a) to (e) above (but, for the avoidance of doubt, excluding any guarantees in respect of indebtedness falling within (i) to (v) below), but without double counting and excluding (i) preference shares which are not accounted for as indebtedness under IFRS GAAP, (ii) any convertible or exchangeable debt which must or, at the option of the issuer, may be converted or exchanged without condition (other than the availability of sufficient authorised share capital of the issuer), prior to or upon the date any amount of principal would otherwise fall due in respect of that debt, into equity share capital or preference shares, which in each case are not redeemable on or before the Final Maturity Date, (iii) deferred consideration in respect of the cost of Acquisitions, (iv) obligations of any member of the relevant group arising under any form of exchangeable, convertible, option or other similar instrument issued by that member of the relevant group in connection with a transaction the commercial effect of which is to effect the disposal by that member of the relevant group of shares or partnership or other ownership interests in any other person or entity (whether or not having a separate legal identity), provided that any such instrument may not, on or prior to the Final Maturity Date, be converted (whether by acceleration, maturity or otherwise) into cash or any other instrument constituting or evidencing Financial Indebtedness and (v) for the avoidance of doubt, derivatives primarily entered into to manage currency, credit or interest rate risks or to assist in purchasing or selling shares.

“Fitch” means Fitch Investors Services Inc.

“Funding Rate” means any rate notified to the Agent by a Lender pursuant to paragraph (b)(iii) of Clause 12.2 (Alternative rates).

“Guarantor” means each of:

(a)           Vodafone; and

(b)           each Additional Guarantor.

“Guarantor Accession Agreement” means a deed substantially in the form of Part 2 of Schedule 4 or with such amendments as the Agent may approve (such approval not to be unreasonably withheld or delayed) or may reasonably require.

“Historic Screen Rate” means, in relation to LIBOR or EURIBOR for any Advance or unpaid sum, the most recent applicable Screen Rate for the currency of that Advance or unpaid sum and (in each case) for a period equal in length to the Required Period of that Advance or unpaid sum which is as of a day which is no more than 5 days before the Rate Fixing Day.

“Hive Up” means a reorganisation by way of a scheme of arrangement (other than in an insolvency) or otherwise under which Vodafone becomes a Subsidiary of NewTopco, NewTopco controls (directly or indirectly) all of the voting rights in Vodafone (other than any voting rights in Vodafone in respect of the 50,000 7 per cent. fixed rate shares issued in 1999 or any other voting rights in Vodafone held by holders of a class of capital issued by Vodafone, where such voting rights relate only to any variation in the rights attaching to that class of capital issued by Vodafone) and NewTopco becomes the listed ultimate Holding Company of the Consolidated Group.

“Holding Company” means in relation to a person, an entity of which that person is a Subsidiary.

“HMRC” means HM Revenue & Customs.

“IFRS Consolidated Subsidiaries” means those Subsidiaries of Vodafone (or, following a Hive Up, NewTopco) which would be required to be fully consolidated (which excludes proportionate consolidation) in the consolidated accounts of Vodafone (or, following a Hive Up, NewTopco) in accordance with IFRS GAAP.

“IFRS GAAP” means the generally accepted accounting principles applied in the preparation of the IFRS consolidated audited accounts of Vodafone for the year ended 31 March 2017 or later audited accounts, if notified by Vodafone in writing to the Agent within three months (or such longer period as may be agreed by the Agent) of publication of such audited accounts.

“Impaired Agent” means the Agent or the Euro Swingline Agent at any time when:

(a)                                 it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)                                 the Agent or the Euro Swingline Agent otherwise rescinds or repudiates a Finance Document;

(c)                                  (if the Agent or the Euro Swingline Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of Defaulting Lender; or

(d)                                 an Insolvency Event has occurred and is continuing with respect to the Agent or the Euro Swingline Agent;

Unless, in the case of paragraph (a) above:

(i)            its failure to pay is caused by:

(A)          administrative or technical error and payment is made within three Business Days of its due date; or

(B)          a Disruption Event and payment is made within eight Business Days of its due date; or

(ii)                                  the Agent or the Euro Swingline Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 7 (Form of Increase Confirmation).

“Increase Effective Date” has the meaning given to that term in Clause 2.8(h).

“Increase Lender” has the meaning given to that term in Clause 2.3 (Increase).

“Incremental Facility Increase Lender” has the meaning given to that tern in Clause 2.8(b)(i).

“increased cost” has the meaning given to that term in Clause 13.1 (Increased costs)

“Insolvency Event” in relation to a Finance Party means that the Finance Party:

(a)                                 is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)                                 becomes insolvent or is unable to pay its debts or fails or admits in writing its inability to pay its debts as they become due in each case under the laws of any relevant jurisdiction applicable to that Finance Party;

(c)                                  makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)                                 has made against it a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or an order is made for its winding-up or liquidation;

(e)                                  has an order made against it for a bank insolvency pursuant to Part 2 of the Banking Act 2009 or a bank administration pursuant to Part 3 of the Banking Act 2009;

(f)                                   has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)                                  seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets other than by way of Undisclosed Administration;

(h)                                 has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; or

(i)                                     causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above.

“Intermediate Holding Company” means in relation to Vodafone, an entity (other than NewTopco) which is a Subsidiary of NewTopco and of which Vodafone is a Subsidiary.

“Interpolated Historic Screen Rate” means, in relation to LIBOR or EURIBOR for any Advance or unpaid sum, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)                                 the most recent applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Required Period of that Advance or unpaid sum; and

(b)                                 the most recent applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Required Period of that Advance or unpaid sum, each as of a day which is no more than 5 days before the Rate Fixing Day and for the currency of that Advance or unpaid sum.

“Interpolated Screen Rate” means, in relation to LIBOR or EURIBOR for any Advance or unpaid sum, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)                                 the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Required Period of that Advance or unpaid sum; and

(b)                                 the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Required Period of that Advance or unpaid sum,

each as of 11.00 a.m. (London time) in the case of LIBOR and 11.00 a.m. (Brussels time) in the case of EURIBOR on the Rate Fixing Day for the currency of that Advance.

“ITA 2007” means the Income Tax Act 2007.

“Joint Venture” means at any time an entity (which is not an IFRS Consolidated Subsidiary) in which any member of the Consolidated Group holds a long term interest and shares control under a contractual arrangement where each venturer has a veto over policy decisions and which is, or will be, accounted for on a proportionate basis in the consolidated accounts of Vodafone (or, following a Hive Up, NewTopco) for that time, and shall exclude any entity which is accounted for on an equity basis in those accounts (in each case, in accordance with the generally applicable accounting principles applied to those accounts).

“Lender” means each Original Lender, each Additional Lender (if any) and each Increase Lender (if any).

“Lender Accession Agreement” means an agreement substantially in the same form of Part 4 of Schedule 4 or with such amendments as the Agent may approve or may reasonably require.

“LIBOR” means in relation to any Advance or unpaid sum in a currency other than euro:

(a)                                 the applicable Screen Rate as of 11.00 a.m. (London time) on the Rate Fixing Day for the currency of that Advance or unpaid sum and (in each case) for a period equal to the Required Period; or

(b)                                 as otherwise determined pursuant to Clause 9.3 (Unavailability of Screen Rate).

“Liquid Resources” means a current asset investment held as a readily disposable store of value which can be disposed of without curtailing or disrupting the business of the disposer and which is either:

(a)           readily convertible into a known amount of cash at or close to its carrying value; or

(b)           traded in an active market.

“Long Term Credit Rating Assigned to Vodafone” has the meaning given to it in Clause 9.7(d) (Margin).

“Majority Lenders” means, at any time:

(a)                                 Lenders whose Revolving Credit Commitments aggregate more than 60 per cent. of the Total Commitments; or

(b)                                 if the Total Commitments have been reduced to zero, Lenders whose Revolving Credit Commitments aggregated more than 60 per cent. of the Total Commitments immediately before the reduction.

“Margin” in relation to an Advance at any time, means the percentage rate per annum determined to be the Margin applicable to that Advance in accordance with Clause 9.7 (Margin).

“Maturity Date” means the last day of the Term of:

(a)           a Revolving Credit Advance; or

(b)           a Swingline Advance.

“Moody’s” means Moody’s Investors’ Service, Inc.

“Multi-employer Plan” means a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA to which any U.S. Obligor or any member of the Controlled USA Group has an obligation to contribute.

“New Commitments” means commitments which have refinanced Permitted Indebtedness (or New Commitments) in whole or in part, provided that the aggregate principal amount of the New Commitments for such member of the Restricted Group is not at any time more than 120% of the aggregate principal amount of such Permitted Indebtedness (or New Commitments) for such member of the Restricted Group (measured in the same currency) immediately prior to such refinancing, and provided further that to the extent that any New Commitment is to be guaranteed by an Obligor, the obligors under the New Commitments will have validly and legally acceded as Additional Guarantors in accordance with Clauses 27.7(a) and 27.7(b) (Additional Guarantors)) prior to any Obligor providing a guarantee of the New Commitments.

“NewTopco” means a company used for the purposes of a Hive Up.

“New Lender” has the meaning given to it in Clause 27.2(a) (Transfers by Lenders).

“Novation Certificate” has the meaning given to it in Clause 27.4(a)(i) (Procedure for novations).

“Obligor” means each Borrower and each Guarantor.

“Operating Cash Flow” means, without double counting, total operating profit or loss for continuing operations before taxation, interest and after (i) adding depreciation, (ii) adding amortisation, (iii) deducting the profit or adding the loss on exceptional items which are included in the foregoing, (iv) deducting any gain or adding any loss on disposal of tangible or intangible fixed assets, (v) adjusting for movements in working capital (being movements in stock, creditors, provisions and debtors) and (vi) excluding exceptional items.

“Optional Currency” means, in relation to any Advance or proposed Advance, a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

“Original Euro Amount” means:

(a)                                 the principal amount of an Advance denominated in euro; or

(b)                                 the principal amount of an Advance denominated in any other currency, translated into euro on the basis of the Agent’s Spot Rate of Exchange on the date of receipt by the Agent of the Request for that Advance.

“Original Lender” means a financial institution or other entity listed in Part 1 or Part 2 of Schedule 1 or a transferee, successor or permitted assignee of such financial institution or other entity which is for the time being participating in the Facility.

“Overdue Amount” has the meaning given to it in Clause 9.5(a) (Default interest).

“Overnight LIBOR” means, in relation to any day:

(a)           the applicable Screen Rate as of 11.00 a.m. on that day; or

(b)           as otherwise determined in accordance with Clause 9.3 (Unavailability of screen rate).

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA, or any successor.

“Permitted Security Interest” means:

(a)                                 any Security Interest arising out of retention of title provisions or created or subsisting over documents of title, insurance policies (including any export credit agencies’ agreements) and sale contracts in relation to commercial goods in each case created or made in the ordinary course of business to secure the purchase price of such goods or loans to finance such purchase price; or

(b)                                 any Security Interest over any assets acquired by a member of the Restricted Group after the Effective Date (and/or over the assets of any person that becomes a member of the Restricted Group after the Effective Date) provided that:

(i)                                     any such Security Interest is either (i) in existence before such acquisition or before such person becomes a member of the Restricted Group and is not created in contemplation of such acquisition or such person becoming a member of the Restricted Group (the “Initial Security”) or (ii) created following such acquisition or following such person becoming a member of the Restricted Group in connection with a refinancing of the indebtedness secured by the Initial Security solely in accordance with the terms of Clause 17.8(a) (Priority Borrowing) and such Security Interest is in respect of the same assets (or, in the case, of a Security Interest created in respect of a changing class of assets, the same class of assets) as were subject to the Initial Security; and

(ii)                                  the indebtedness secured by such Security Interest is not prohibited by Clause 17.8  (Priority Borrowing) and, to the extent that at any time the aggregate principal amount secured by such Security Interest thereafter exceeds (measured in the same currency) the higher of (i) the aggregate of the amounts drawn and available to be drawn (assuming all drawdown conditions will be met) under the relevant commitment existing at the time of such acquisition or such person becoming a member of the Restricted Group or, if applicable, (ii) the relevant amount otherwise permitted for that member of the Restricted Group pursuant to Clause 17.8(a) (Priority Borrowing) such Security Interest shall not fall within this paragraph (b);

for the purposes of this paragraph (b) Restricted Group shall not include any companies which have become members of the Restricted Group due to the expansion of the definition of Core Jurisdiction to include any other states which become members of the European Union after the Effective Date; or

(c)                                  any Security Interest created for the purpose of securing obligations of Vodafone (or, following a Hive Up, NewTopco) or any member of the Restricted Group under any agreement (including, without limitation, any agreement under Section 106 of the Town and Country Planning Act 1990 or Section 111 of the Local Government Act 1972) entered into with a local or other public authority and related to the development or maintenance of property owned by Vodafone (or, following a Hive Up, NewTopco) or any member of the Restricted Group; or

(d)                                 any Security Interest created on or subsisting over any asset held in Clearstream Banking, société anonyme or Euroclear Bank S.A./N.V. as operator of the Euroclear System, or any other securities depository or any clearing house pursuant to the standard terms and procedures of the relevant clearing house applicable in the normal course of trading; or

(e)                                  any Security Interest which arises in connection with any cash management, set-off or netting arrangements made between banks or financial institutions and any member(s) of the Restricted Group in the ordinary course of business; or

(f)                                   any Security Interest created in favour of a plaintiff or defendant in any action of the court or tribunal before whom such action is brought as pre-judgment security for costs or expenses where any member of the Restricted Group is prosecuting or defending such action in the bona fide interest of the Controlled Group; or

(g)                                  any Security Interest created pursuant to any order of attachment, distraint, garnishee order, arrestment, adjudication or injunction or interdict restraining disposal of assets or similar legal process arising in connection with pre-judgment court proceedings; or

(h)                                 any Security Interest which arises by operation of law in the ordinary course of trading and securing an amount not more than 45 days overdue or which is being contested in good faith on the basis of favourable legal advice; or

(i)                                     any Security Interest over shares in entities which are not members of the Restricted Group which do not secure Financial Indebtedness of the Restricted Group (or over shares and/or other ownership interests in and/or loans to entities which are Project Finance Subsidiaries to secure Project Finance Indebtedness); or

(j)                                    to the extent they constitute Security Interests (or to the extent that the relevant transaction includes the creation of any Security Interest over the assets which are the subject of the finance lease), finance leases in respect of existing or future assets; or

(k)                                 any Security Interest comprising a right of set-off which arises by agreement between parties providing mutual rights of set-off or operation of law or by agreement having substantially the same effect; or

(l)                                     any Security Interest for taxes, assessments or charges not yet due or that are being contested in good faith by appropriate proceedings and (unless the amount thereof is not material to the Consolidated Group’s financial condition) for which adequate reserves are being maintained (in accordance with generally accepted accounting principles); or

(m)                             deposits or pledges to secure obligations under workers’ compensation, social security or similar laws, or under unemployment insurance; or

(n)           any Security Interest created with the prior written consent of the Majority Lenders; or

(o)                                 any Security Interest over deposits of cash or cash equivalent investments securing (directly or indirectly) Financial Indebtedness under (i) finance or structured tax lease arrangements as described in paragraph (b) of Clause 17.8 (Priority borrowing) or (ii) Back to Back Loans; or

(p)                                 any Security Interest securing Project Finance Indebtedness over the assets (or the income, cash flow or other proceeds deriving from the assets) which are the subject of that Project Finance Indebtedness; or

(q)                                 any Security Interest (a “Substitute Security Interest”) which replaces any other Security Interest permitted under paragraphs (a) to (p) above inclusive and which secures an amount not exceeding the principal amount secured by such permitted Security Interest (or, in the case of paragraph (b) above, the amount available to be drawn, assuming all drawdown conditions will be met) at the time it is replaced together with any interest accruing on such amounts from the date such Substitute Security Interest is created or arises and any related fees or expenses provided that the existing Security Interest to be replaced is released and all amounts secured thereby are paid or otherwise discharged in full at or prior to the time of such Substitute Security Interest being created or arising; or

(r)                                    any Security Interest over the shares or other interests as described in paragraph (iv) of the last paragraph of the definition of Financial Indebtedness securing indebtedness of a kind referred to in that paragraph; or

(s)                                   any Security Interest created (i) between Obligors (including by an Obligor to a member of the Restricted Group which concurrently becomes an Obligor) or (ii) by a member of the Restricted Group which is not an Obligor in favour of an Obligor or to another member of the Restricted Group; or

(t)                                    any Security Interest over Available Cash created in the ordinary course of business to secure obligations, liabilities or performance criteria in relation to any mobile telecommunications licence where such Security Interest is required to be in compliance with the requirements of the relevant telecommunications regulator or an associated governmental or regulatory body; or

(u)                                 any Security Interest over Available Cash created to defease (directly or indirectly) Financial Indebtedness in the form of debentures, bonds, notes, loan stock, or other similar instruments issued by a Controlled Subsidiary where (A) such Financial Indebtedness was either in existence at the Signing Date or ( B) if the Subsidiary became a Controlled Subsidiary after the Signing Date such Financial Indebtedness existed at the time that the Controlled Subsidiary became a part of the Controlled Group and was not created in contemplation of that Controlled Subsidiary becoming part of the Controlled Group; or

(v)                                 any Security Interest over loan notes or other securities issued by Verizon Communications Inc. or any of its affiliates in connection with the acquisition of Vodafone’s interest in Verizon Wireless (the “Verizon Notes”), provided that:

(i)                                     the maximum aggregate principal amount of Verizon Notes which may be subject to Security Interests pursuant to this paragraph (v) is U.S.$5,000,000,000;

(ii)                                  the Security Interest is removed or discharged within 30 months from the date of issuance of the Verizon Notes; and

(iii)                               the Security Interest was created for the purpose of, or in contemplation of, an issuance by Vodafone of loan notes or other securities which are secured by that Security Interest (the “Secured Notes”), provided that any holders of the Secured Notes shall not have any recourse to Vodafone in respect of any amounts outstanding (other than interest payable) under or in connection with the Secured Notes; or

(w)                               any other Security Interest (in addition to those listed in (a) to (v) above) where the aggregate principal amount secured by all such Security Interests does not exceed €3,000,000,000 or its equivalent.

“Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA.

“Principal Subsidiary” means, from the date that each notice is given by Vodafone to the Agent pursuant to Clause 17.2(a)(iii) (Financial Information) or, as the case may be, 17.2(a)(iv) (Financial Information) the four Controlled Subsidiaries which are members of the Restricted Group whose revenues are primarily generated by operations licensed by telecommunications authorities in Core Jurisdictions (excluding for this purpose any Subsidiaries whose principal activity is to act as a Holding Company of other Subsidiaries) that had the largest, if positive or smallest if negative Operating Cash Flow in the previous financial year of Vodafone or, following the Reorganisation Date, NewTopco.

Until the first notice is given by Vodafone to the Agent (in respect of the financial year ended 31 March 2017), the Principal Subsidiaries are Vodafone Limited, Vodafone GmbH, Vodafone Omnitel N.V. and Vodafone Libertel B.V. being Vodafone’s principal subsidiaries operating in UK, Germany, Italy and the Netherlands, respectively.

For the purposes of this definition, until such new notice is given by Vodafone to the Agent pursuant to Clause 17.2(a)(iii) (Financial Information) or, as the case may be, Clause 17.2(a)(iv) (Financial Information), if any Principal Subsidiary sells, transfers, merges into or with or otherwise disposes of the majority of its undertakings or assets whether by a single transaction or a number of related transactions (unless such Principal Subsidiary is the surviving entity following such merger) (the “Seller”) to any member of the Restricted Group (the “Purchaser”), then from the date of the relevant sale, transfer, merger or disposal the Purchaser shall be deemed to become a Principal Subsidiary and the Seller shall no longer be deemed to be a Principal Subsidiary.

On the date of each notice given by Vodafone (or as the case may be, NewTopco) to the Agent pursuant to Clause 17.2(a)(iii) (Financial Information) or, as the case may be, Clause 17.2(a)(iv) (Financial Information), any Subsidiary which is identified as a Principal Subsidiary in the relevant notice, which was not identified as such in the immediately preceding notice, shall be deemed to immediately replace any Subsidiary which was a Principal Subsidiary immediately prior to the delivery of the notice and which is not named in such notice.

“Project Finance Indebtedness” means any Financial Indebtedness which finances or otherwise relates to the acquisition, development, ownership and/or operation of an asset or combination of assets whether directly or indirectly, where the Financial Indebtedness is incurred pursuant to facilities available prior to the date the relevant entity becomes a member of the Controlled Group (and not created in contemplation of the acquisition):

(a)           which is incurred by a Project Finance Subsidiary; or

(b)                                 in respect of which the person or persons to whom such borrowing is or may be owed by the relevant debtor (whether or not a member of the Controlled Group) has or have no recourse whatsoever to any member of the Controlled Group (other than to a Project Finance Subsidiary) for any payment or repayment in respect thereof other than:

(i)                                     recourse to such debtor for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from such asset or assets; and/or

(ii)                                  recourse to such debtor for the purpose only of enabling amounts to be claimed in respect of such Financial Indebtedness in an enforcement of any Security Interest given by such debtor over such asset or assets or the income, cash flow or other proceeds deriving from the asset (or given by any shareholder or the like in the debtor over its shares and/or other ownership interest in and/or loans to the debtor) to secure such Financial Indebtedness or any recourse referred to in paragraph (iii) below, provided that:

(A)                               the extent of such recourse to such debtor is limited solely to the amount of any recoveries made on any such enforcement; and

(B)                               such person or persons are not entitled, by virtue of any right or claim arising out of or in connection with such Financial Indebtedness, to commence proceedings for the winding up or dissolution of the debtor or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of the debtor or any of its assets (save only for the assets the subject of that Security Interest); and/or

(iii)          recourse:

(A)                               to such debtor generally, or directly or indirectly to a member of the Controlled Group, under any form of assurance, undertaking or support which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specific way) for breach of an obligation (not being a payment obligation or any obligation to procure payment by another or an indemnity in respect thereof or any obligation to comply or procure compliance by another with any financial ratios or other tests of financial condition) by the person against whom such recourse is available; and/or

(B)                               to shares and/or other ownership interest in and/or loans to and/or the assets of such debtor and/or any Project Finance Subsidiary owned by a member of the Controlled Group; or

(c)           which the Majority Lenders have agreed in writing to treat as Project Finance Indebtedness.

“Project Finance Subsidiary” means any member of the Controlled Group:

(a)                                 whose principal assets and business are constituted by the ownership, acquisition, development and/or operation of any asset or combination of assets whether directly or indirectly; and

(b)                                 none of whose Financial Indebtedness in respect of the financing of the ownership, acquisition, development and/or operation of any such asset benefits from any recourse whatsoever (including, without limitation, any obligation to subscribe for equity or provide loans) to any member of the Controlled Group (other than such person or another Project Finance Subsidiary) in respect of any payment or repayment in respect thereof, except as expressly referred to in paragraph (b)(iii) of the definition of “Project Finance Indebtedness”; and

(c)           which has been designated as such by Vodafone by written notice to the Agent.

“Qualifying Financial Institution” means any bank or financial institution that as part of its business generally receives deposits or other repayable funds and grants credits for its own account.

“Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender in respect of an Advance and is:

(a)           a Lender;

(i)                                     which is a bank (as defined for the purpose of Section 879 of the ITA 2007) making an Advance under this Agreement; or

(ii)                                  in respect of an Advance made under this Agreement by a person that was a bank (as defined for the purpose of Section 879 of the ITA 2007) at the time that that Advance was made, and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that Advance at the time payments are made (or in the case of sub-paragraph (i) above would be within such charge as respects such payments apart from section 18A of the CTA); or

(b)           a Treaty Lender.

“Rate Fixing Day” means:

(a)           the Drawdown Date for an Advance denominated in Sterling; or

(b)                                 the second TARGET Day before the Drawdown Date for an Advance denominated in euro; or

(c)                                  the second Business Day before the Drawdown Date for an Advance denominated in any other currency,

or such other day as the Agent, after consultation with Vodafone and the Lenders, may designate as market practice in the Relevant Interbank Market for leading banks to give quotations in the relevant currency for delivery on the relevant Drawdown Date.

“Recovering Finance Party” has the meaning given to it in Clause 30.1 (Redistribution).

“Recovery” has the meaning given to it in Clause 30.1 (Redistribution).

“Redistribution” has the meaning given to it in Clause 30.1(c) (Redistribution).

“Reference Bond” has the meaning given to it in Clause 9.7(d) (Margin).

“Relevant Interbank Market” means, in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market.

“Relevant Tax” means any tax imposed or levied by or in (or by any political sub-division or taxing authority of any of the following):

(a)           the UK;

(b)           the United States; or

(c)                                  any other jurisdiction in or through which any payment under the Finance Documents is made.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Reorganisation Date” means the date NewTopco or any other Intermediate Holding Company acquires any shares or assets (other than the shares in Vodafone acquired pursuant to the Hive Up) in circumstances where the aggregate market value of the assets of Vodafone (as determined by Vodafone (acting reasonably)) immediately following the acquisition is an amount which represents 95 per cent. or less of the aggregate market value of the assets of NewTopco (as determined by Vodafone (acting reasonably)) at that time.

“Request” means a request made by a Borrower to utilise a Facility, substantially in the form of Schedule 3 (or in such other form as may be agreed by the Agent and Vodafone).

“Requested Amount” means the amount requested in a Request.

“Required Period” means the Term of a Revolving Credit Advance, or the period in respect of which EURIBOR or (as the case may be) LIBOR falls to be determined in relation to any unpaid sum.

“Restricted Group” means Vodafone, NewTopco (following the Reorganisation Date) and any Controlled Subsidiary (other than a Project Finance Subsidiary) of Vodafone or, following the Reorganisation Date, NewTopco:

(a)           whose principal operations or assets are located in a Core Jurisdiction; and/or

(b)                                 whose revenues are primarily generated by operations licensed by telecommunications authorities in Core Jurisdictions,

but excludes any Controlled Subsidiary whose principal business is satellite telecommunications.

“Revolving Credit Advance” means an advance (other than a Swingline Advance) made to a Borrower by the Revolving Credit Lenders under the Revolving Credit Facility.

“Revolving Credit Commitment” means:

(a)                                 in respect of an Original Lender, the amount in euro set opposite the name of that Lender in Part 1 of Schedule 1 (Lenders and Commitments) or assumed by it in accordance with Clause 2.3 (Increase) or Clause 2.8 (Incremental revolving credit facility); and

(b)                                 in respect of an Additional Lender, the amount in euro set out as a Revolving Credit Commitment in the relevant Lender Accession Agreement or assumed by it in accordance with Clause 2.3 (Increase) or Clause 2.8 (Incremental revolving credit facility), in each case to the extent not transferred, cancelled or reduced under or in accordance with this Agreement.

“Revolving Credit Facility” means the multicurrency revolving credit facility referred to in a Clause 2.1(a) (Facilities).

“Revolving Credit Lender” means, subject to Clause 27.2 (Transfers by Lenders), a Lender listed in Part 1 of Schedule 1 (Lenders and Commitments) in its capacity as a participant in the Revolving Credit Facility and/or an Additional Lender.

“Rollover Advance” means any Advance (other than a Swingline Advance) made during the Availability Period which is drawn down to refinance in whole or in part any outstanding Advance (other than a Swingline Advance) where, after making and applying the proceeds of that Advance, the aggregate principal amount outstanding under the Revolving Credit Facility is not greater than the aggregate amount outstanding under that Facility immediately prior to that Advance being made.

“Screen Rate” means:

(a)                                 in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate);

(b)                                 in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); and

(c)                                  in relation to Overnight LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for euro and an overnight period displayed on pages LIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with Vodafone.

“S&P” means Standard & Poor’s Rating Services.

“Security Interest” means any mortgage, charge, assignment by way of security, pledge, lien or other security interest securing any obligation of any person.

“Separate Loan” has the meaning given to that term in Clause 7.3 (Separate Loans).

“Signing Date” means 28 March 2014.

“Single Employer Plan” means a Plan which is maintained by any U.S. Obligor or any member of the Controlled USA Group for employees of Vodafone or any member of the Controlled USA Group.

“Subsidiary” means:

(a)           a subsidiary within the meaning of section 1159 of the Companies Act 2006; and

(b)                                 unless the context otherwise requires, a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006.

“Substitute Security Interest” has the meaning given to it in the definition of Permitted Security Interest, paragraph (q).

“Swingline Advance” means an advance made to a Borrower by the Swingline Lenders under the Swingline Facility.

“Swingline Affiliate” means, in relation to a Lender, any Swingline Lender that is an Affiliate of that Lender and which is notified to the Agent and the Euro Swingline Agent by that Lender in writing to be its Swingline Affiliate.

“Swingline Commitment” means:

(a)                                 in respect of a Swingline Lender which is an Original Lender, the amount in euro set opposite its name under the heading “Swingline Commitment” in Part 2 of Schedule 1 (Swingline Lenders and Swingline Commitments) or assumed by it in accordance with Clause 2.3 (Increase) or Clause 2.8 (Incremental revolving credit facility); and

(b)                                 in respect of a Swingline Lender which is an Additional Lender, the amount in euro set out as a Swingline Commitment in the relevant Lender Accession Agreement or assumed by it in accordance with Clause 2.3 (Increase) or Clause 2.8 (Incremental revolving credit facility),

in each case to the extent not transferred, cancelled or reduced under or in accordance with this Agreement.

“Swingline Facility” means the committed euro swingline facility referred to in Clause 2.1(b) (Facilities).

“Swingline Lender” means, subject to Clause 27.2 (Transfers by Lenders), an Original Lender listed in Part 1 of Schedule 1 as a swingline lender or an Additional Lender in respect of which a Swingline Commitment is specified in the relevant Lender Accession Agreement.

“Swingline Margin” means 0.50 per cent. per annum.

“Swingline Rate” means, in relation to any day, the percentage rate per annum which is the aggregate of:

(a)                                 EONIA (in the case of a Swingline Advance with a Term of less than one week) or EURIBOR (in the case of a Swingline Advance with a Term of one week) for that day; and

(b)           the Swingline Margin.

“Swingline Total Commitments” means the aggregate for the time being of the Swingline Commitments, being €1,800,000,000 at the date of the Amendment and Restatement Agreement or as may be increased pursuant to Clause 2.8 (Incremental revolving credit facility) up to a maximum of €2,550,000,000.

“TARGET Day” means a day on which the Trans European Automated Real Time Gross Settlement Express Transfer (TARGET) payment system which utilises a single shared platform and which was launched on 19 November 2007 and is open for the settlement of payments in euro.

“Tax Credit” has the meaning given to it in Clause 11.6 (Refund of Tax Credits).

“Tax on Overall Net Income” in relation to a Finance Party, means any tax on the overall net income, profits or gains of that Finance Party or any of its Holding Companies (or the overall net income, profits or gains of a division or branch of that Finance Party or any of its Holding Companies).

“Tax Payment” has the meaning given to it in Clause 11.6 (Refund of Tax Credits).

“Taxes Act” means the Corporation Tax Act 2010.

“Term” means the period selected by a Borrower in a Request for which the relevant Revolving Credit Advance or Swingline Advance is to be outstanding.

“Total Commitments” means the aggregate for the time being of the Revolving Credit Commitments, being, at the date of the Amendment and Restatement Agreement, €3,840,000,000 (including the Swingline Total Commitments but without double counting).

“Treaty Lender” means a Lender which is (i) resident (as such term is defined in the appropriate double taxation treaty) in a country with which the United Kingdom has an appropriate double taxation treaty under which residents of that country are entitled to complete exemption from United Kingdom tax on interest and is entitled to apply under the Double Taxation Relief (Taxes on

Income) (General) Regulations 1970 to have interest paid to its Facility Office without withholding or deduction for or on account of United Kingdom taxation; and (ii) does not carry on business in the United Kingdom through a permanent establishment with which the investments under this Agreement in respect of which the interest is paid are effectively connected; and for this purpose “double taxation treaty” means any convention or agreement between the government of the United Kingdom and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains.

“UK” or “United Kingdom” means the United Kingdom of Great Britain and Northern Ireland (but excluding, for the avoidance of doubt, the Channel Islands).

“Undisclosed Administration” means in relation to a Lender the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the laws of the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“United States” means the United States of America.

“USD Facility” means the multi currency revolving credit facility originally dated 27 February 2015 (as amended from time to time) between, among others, Vodafone Group Plc and The Royal Bank of Scotland Plc as agent.

“U.S. Obligor” means any Obligor which is incorporated in the United States or any State thereof (including the District of Columbia).

“U.S. Tax Obligor” means:

(a)           a Borrower which is resident for tax purposes in the United States of America; or

(b)                                 an Obligor some or all of whose payments under the Finance Documents are from sources within the United States for United States federal income tax purposes.

“2015 Facility” means the €4,000,000,000 multi currency revolving five year facility dated 1 July 2010 with a capacity of €4,000,000,000 as at 1 July 2010 and made between, amongst others, Vodafone Group Plc, the Arrangers and Lenders identified therein and The Royal Bank of Scotland plc as Agent and Euro Swingline Agent and due 1 July 2015.

1.2          Construction

(a)           In this Agreement, unless the contrary intention appears, a reference to:

“agreed form” means, in relation to any document, such document in a form previously agreed in writing by or on behalf of the Agent and Vodafone;

“assets” of any person includes all or any part of that person’s business, operations, undertaking, property, assets, revenues (including any right to receive revenues) and uncalled capital;

an “authorisation” includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration and notarisation;

“Bank of America Merrill Lynch International Limited” is a reference to its successor in title Bank of America Merrill Lynch International Designated Activity Company (including, without limitation, its branches) pursuant to and with effect from the merger between Bank of America

Merrill Lynch International Limited and Bank of America Merrill Lynch International Designated Activity Company that takes effect in accordance with the Cross-Border Mergers Directive (2005/56/EC) (as codified) as implemented in the United Kingdom and Ireland. Notwithstanding anything to the contrary in any Finance Document, a transfer of rights and obligations from Bank of America Merrill Lynch International Limited to Bank of America Merrill Lynch International Designated Activity Company pursuant to such merger shall be permitted;

a “finance lease” has the meaning given to it in IAS 17 as in effect at 1 April 2013;

“indebtedness” is a reference to any obligation for the payment or repayment of money, whether as principal or surety and whether present or future, actual or contingent;

a “month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that, if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that month;

a “regulation” includes any regulation, rule, official directive, request or guideline (in each case, whether or not having the force of law, but if not having the force of law, is generally complied with by the persons to whom it is addressed) of any governmental or supranational body, agency, department or regulatory, self-regulatory authority or organisation; and

“U.S.$” and “U.S. dollars” denote the lawful currency of the United States of America. “£” and “sterling” denote the lawful currency of the United Kingdom. “€”, “EUR” and “euro” denote the single currency of the Participating Member States;

(i)            a provision of a law is a reference to that provision as amended or re-enacted;

(ii)           a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

(iii)          a person includes its successors, transferees and assigns;

(iv)          words importing the plural shall include the singular and vice versa;

(v)                                 a Finance Document or another document is a reference to that Finance Document or that other document as novated or, with the approval of Vodafone, amended or supplemented;

(vi)                              the term “Affiliate”, in relation to The Royal Bank of Scotland plc, shall not include (i) the UK government or any member or instrumentality thereof, including Her Majesty’s Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof) or (ii) any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including Her Majesty’s Treasury and UK Financial Investments Limited) and which are not part of The Royal Bank of Scotland Group plc and its subsidiaries or subsidiary undertakings; and

(vii)         a time of day is a reference to London time.

(b)                                 Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(c)                                  The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

(d)           (i)            Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

(ii)           Notwithstanding any term of any Finance Document, the consent of any third party is not required for any variation (including any release or compromise of any liability under) or termination of that Finance Document.

2.             THE FACILITIES

2.1          Facilities

Subject to the terms of this Agreement, the Lenders grant to the Borrowers:

(a)           a committed multicurrency revolving five year facility (subject to Clause 6 (Extension Options)), under which the Lenders will, when requested by a Borrower, make cash advances in euro or Optional Currencies to that Borrower on a revolving basis during the Availability Period already defined; and

(b)           a committed euro swingline advance facility (which is a sub-division of the Revolving Credit Facility) under which the Swingline Lenders will, when requested by a Borrower, make to that Borrower Swingline Advances during the Availability Period.

2.2          Overall facility limits

(a)           The Swingline Facility is not independent of the Revolving Credit Facility. The aggregate Original Euro Amount of all outstanding Advances (including Swingline Advances) under:

(i)            the Revolving Credit Facility, shall not at any time exceed the Total Commitments at that time; and

(ii)           the Swingline Facility, shall not at any time exceed the Swingline Total Commitments at that time.

(b)           The aggregate Original Euro Amount of:

(i)            the participations of a Lender in Revolving Credit Advances plus that Lender’s and, if applicable, that Lender’s Swingline Affiliate’s (if any), participations in outstanding Swingline Advances shall not at any time exceed that Lender’s Revolving Credit Commitment at that time; and

(ii)           the participations of a Swingline Lender in Swingline Advances shall not at any time exceed that Swingline Lender’s Swingline Commitment at that time.

(c)           If, in respect of any Revolving Credit Advance, the operation of Clause 5.4 (Amount of each Lender’s participation in an Advance) would otherwise have caused a Lender (the “Affected Lender”) to breach sub-paragraph (b)(i) above then:

(i)            each Affected Lender will participate in the relevant Revolving Credit Advance only to the extent that the Original Euro Amount of its participation in that Revolving Credit Advance (when aggregated with the Original Euro Amount of its and, if applicable, that Lender’s Swingline Affiliate’s (if any), participations in other outstanding Revolving Credit Advances and Swingline Advances) will not exceed its Revolving Credit Commitment; and

(ii)           each other non-Affected Lender’s participation in that Revolving Credit Advance will be recalculated in accordance with Clause 5.4 (Amount of each Lender’s participation in an Advance), but, for the purpose of the recalculation, the Affected Lenders’ Revolving Credit Commitments will be deducted from the Total Commitments and the amount of the Affected Lenders’ participations in that Revolving Credit Advance (if any) will be deducted from the requested amount of the Revolving Credit Advance.

2.3          Increase

(a)           Vodafone may by giving prior notice to the Agent by no later than the date falling 60 Business Days after the effective date of a cancellation of:

(i)            the Available Commitments of a Defaulting Lender in accordance with paragraph (c) of Clause 8.5 (Right of prepayment and cancellation); or

(ii)           the Commitments of a Lender in accordance with Clause 14.1 (Illegality),

request that the Total Commitments be increased (and the Total Commitments shall be so increased in an aggregate amount of up to the amount of the Available Commitments or Commitments so cancelled as follows:

(A)          the increased Commitments will be assumed by one or more Lenders or other banks or financial institutions (each an “Increase Lender”) selected by Vodafone and which is further acceptable to the Agent (acting reasonably) and each of which confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender;

(B)          each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(C)          each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(D)          the Commitments of the other Lenders shall continue in full force and effect; and

(E)           any increase in the Total Commitments shall take effect on the date specified by Vodafone in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied.

(b)           An increase in the Total Commitments will only be effective on:

(i)            the execution by the Agent of an Increase Confirmation from the relevant Increase Lender;

(ii)           in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase the performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Agent shall promptly notify to Vodafone and the Increase Lender.

(c)           Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(d)           Unless the Agent otherwise agrees or the increased Commitment is assumed by an existing Lender, Vodafone shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee of €2,500 and Vodafone shall promptly on demand pay the Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this Clause 2.3.

(e)           Vodafone may pay to the Increase Lender a fee in the amount and at the times agreed between Vodafone and the Increase Lender in a letter between Vodafone and the Increase Lender setting out that fee. A reference in this Agreement to a Fee Letter shall include any letter referred to in this paragraph (e).

(f)            Clause 27.2(f) to (j) inclusive (Transfers by Lenders) shall apply mutatis mutandis in this Clause 2.3 in relation to an Increase Lender as if references in that Clause to:

(i)            an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)           the “New Lender” were references to that “Increase Lender”; and

(iii)          a “retransfer” were references to a “transfer”.

2.4          Number of Requests

Unless the Agent agrees otherwise, no more than one Request (other than Requests for Swingline Advances only) may be delivered on any one day but that Request may specify any number and type of Advances from the Revolving Credit Facility or the Swingline Facility or either of them.

2.5          Nature of rights and obligations

(a)           The obligations of a Finance Party and each Obligor under the Finance Documents are several. Failure of a Finance Party or an Obligor to carry out those obligations does not relieve any other Party of its obligations under the Finance Documents. No Finance Party or Obligor is responsible for the obligations of any other Finance Party or Obligor under the Finance Documents save and to the extent that the relevant obligations are guaranteed by another Obligor.

(b)           The rights of a Finance Party under the Finance Documents are divided rights. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

2.6          Vodafone as Obligors’ agent

Each Obligor:

(a)           irrevocably authorises and instructs Vodafone to give and receive as agent on its behalf all notices (including Requests) and sign all documents in connection with the Finance Documents on its behalf (including but not limited to amendments and variations and execution of any new Finance Documents) and take such other action as may be necessary or desirable under or in connection with the Finance Documents; and

(b)           confirms that it will be bound by any action taken by Vodafone under or in connection with the Finance Documents.

2.7          Actions of Vodafone as Obligors’ agent

The respective liabilities of each of the Obligors under the Finance Documents shall not be in any way affected by:

(a)           any irregularity (or purported irregularity) in any act done by or any failure (or purported failure) by Vodafone; or

(b)           Vodafone acting (or purporting to act) in any respect outside any authority conferred upon it by any Obligor; or

(c)           the failure (or purported failure) by or inability (or purported inability) of Vodafone to inform any Obligor of receipt by it of any notification under this Agreement.

2.8          Incremental revolving credit facility

(a)           Vodafone may, by giving notice to the Agent and the Euro Swingline Agent, request that the Total Commitments be increased, provided that:

(i)            the Total Commitments may not be increased to an amount greater than €7,500,000,000;

(ii)           the Combined Commitments shall not exceed €7,500,000,000 plus US$7,500,000,000 (or its equivalent in euros calculated at the Agent’s Spot Rate of Exchange);

(iii)          the Swingline Total Commitments shall not exceed €2,550,000,000; and

(iv)          the Combined Swingline Commitments shall not exceed €2,550,000,000 plus US$7,500,000,000 (or its equivalent in euros calculated at the Agent’s Spot Rate of Exchange).

(b)           Vodafone shall no later than five Business Days prior to the intended Increase Effective Date (as defined below) deliver to the Agent (with a copy to the Euro Swingline Agent) notice of the intended Increase Effective Date together with:

(i)            a list of each existing Lender (each an Existing Increasing Lender) and each Additional Lender (each an Acceding Lender), in each case that has confirmed its willingness to assume increased Revolving Credit Commitments and/or Swingline Commitments (as applicable) (together, the Incremental Facility Increase Lenders), together with details of the amounts of their intended increased Revolving Credit Commitments and/or Swingline Commitments (as applicable) (the Assumed Increase Commitments);

(ii)           originals of each Lender Accession Agreement duly completed and executed by each relevant Acceding Lender and countersigned by Vodafone on behalf of itself and each other Obligor; and

(iii)          originals of each Commitment Increase Agreement duly completed and executed by Vodafone and each Existing Increasing Lender.

(c)           No later than three Business Days prior to the intended Increase Effective Date, the Agent and the Euro Swingline Agent shall notify each Incremental Facility Increase Lender of the Increase Effective Date.

(d)           An increase in the Total Commitments pursuant to this Clause 2.8 will only be effective in relation to an Acceding Lender which is not a Lender immediately prior to the intended Increase Effective Date, on the performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Acceding Lender, the completion of which the Agent shall promptly notify to Vodafone and the Acceding Lender.

(e)           Any Additional Lender will participate only in Advances with a Drawdown Date following the date on which it became an Additional Lender and only then if:

(i)            it has become an Additional Lender in time to receive sufficient notice of the relevant Advance from the Agent pursuant to Clause 5.5 (Notification of the Lenders); and

(ii)           immediately before such an Advance is to be made either:

(A)          no Advances are or will be outstanding; or

(B)          all outstanding Advances at that time are or will be immediately repaid or prepaid in full in accordance with the terms of this Agreement.

(f)            On and from the Drawdown Date on which an Incremental Facility Increase Lender makes an Advance under Clause 5.1, such Incremental Facility Increase Lender shall participate in each new Revolving Credit Advance or, as the case may be, Swingline Advance in accordance with Clause 5.4 (Amount of each Lender’s participation in an Advance).

(g)           The execution by Vodafone of an Accession Document constitutes confirmation by each Guarantor that its obligations under Clause 15 (Guarantee) shall continue unaffected except that those obligations shall extend to the Total Commitments as increased by the addition of the relevant Additional Lender’s Revolving Credit Commitment (including such Additional Lender’s Swingline Commitment but without double counting) and shall be owed to each Finance Party including the relevant Additional Lender.

(h)           On the date nominated (by notice given by the Agent to the Incremental Facility Increase Lenders and the Euro Swingline Agent) by the Agent and Vodafone as the date on which such increase is to take effect (the Increase Effective Date):

(i)            the Revolving Credit Commitments and/or Swingline Commitments (as applicable) of each Existing Increasing Lender shall be increased, as the case may be to the amount set out in the relevant Accession Document;

(ii)           the Revolving Credit Commitments and/or Swingline Commitments (as applicable) of each Lender that is not an Existing Increasing Lender shall remain unchanged;

(iii)          each Acceding Lender shall accede hereto as an Additional Lender with such Revolving Credit Commitments and/or Swingline Commitments (as applicable) as it has agreed in accordance with this Clause 2.8;

(iv)          each of the Obligors and each Incremental Facility Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and each Incremental Facility Increase Lender would have assumed and/or acquired had each Incremental Facility Increase Lender been an Original Lender in respect of the Assumed Increase Commitment including, for the avoidance of doubt, any rights and obligations under Clause 15 (Guarantee) (as applicable); and

(v)           each Incremental Facility Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Incremental Facility Increase Lender and those Finance Parties would have assumed and/or acquired had the Incremental Facility Increase Lender been an Original Lender in respect of the Assumed Increase Commitment.

(i)            The obligations of each Finance Party to any Borrower under this Agreement on and from the Increase Effective Date are subject to the conditions precedent that the Agent has notified Vodafone and the Lenders that it has received all of the documents set out in Part 3 (To be delivered before the first Advance — Incremental Facility) of Schedule 2 (Conditions Precedent Documents) in form and substance satisfactory to the Agent. The Agent will give such notice of receipt within two Business Days after receiving the relevant documents and finding them in form and substance satisfactory to it.

(j)            Nothing in this Clause 2.8 shall oblige any Lender to increase its Revolving Credit Commitments and/or Swingline Commitments (as applicable) at any time. Each Lender acknowledges and agrees that its Revolving Credit Commitment and/or Swingline Commitments (as applicable) may be adjusted in accordance with this Clause 2.8.

(k)           Vodafone may pay to an Incremental Facility Increase Lender a fee in the amount and at the times agreed between Vodafone and the Incremental Facility Increase Lender in the relevant Fee Letter.

(l)            Vodafone shall promptly on demand pay the Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase of the Total Commitments under this Clause 2.8.

(m)          On each Increase Effective Date, each Incremental Facility Increase Lender shall pay to the Agent (for its own account) a fee of €2,500.

(n)           The Agent shall, as soon as reasonably practicable after establishment of any increase to the Total Commitments pursuant to this Clause 2.8, notify the Lenders of such increase and the Increase Effective Date.

3.             PURPOSE

3.1          Purpose

Each Revolving Credit Advance will be used for the refinancing of the 2015 Facility, following which each Advance will be applied in or towards providing support for the Consolidated Group’s continuing commercial paper programmes and each Revolving Credit Advance will be applied for general corporate purposes of the Consolidated Group including, but not limited to, Acquisitions (provided that a Swingline Advance may not be applied in or towards refinancing another Swingline Advance).

3.2          No monitoring

Without affecting the obligations of any Borrower in any way, no Finance Party is bound to monitor or verify the application of the proceeds of any Advance.

4.             CONDITIONS PRECEDENT

4.1          Initial conditions precedent — Signing Date

The obligations of each Finance Party to any Borrower under this Agreement are subject to the conditions precedent that:

(a)           the Agent has notified Vodafone and the Lenders that it has received all of the documents set out in Part 1 of Schedule 2 in the agreed form or such other form and substance satisfactory to the Agent. The Agent will give such notice of receipt within two Business Days after receiving the relevant documents and finding them in form and substance satisfactory to it; and

(b)           the Agent confirms on or prior to the Signing Date (i) that the 2015 Facility has been cancelled and (ii) all amounts outstanding under the 2015 Facility have been repaid.

4.2          Conditions to all drawdowns and rollovers

The obligations of each Lender to participate in any Advance are subject to the further conditions precedent that on the date of the Request for the Advance (if applicable) and on the date on which the relevant amount is to be drawn down:

(a)           the representations and warranties in Clause 16 (Representations and Warranties) are correct and will be correct immediately after the relevant Advance or amount is drawn down in each case in all material respects; and

(b)           in the case of a Rollover Advance, no Event of Default is continuing or would result from the proposed Advance, and in the case of any other drawdown, no Default has occurred and is continuing or would result from drawdown of the relevant Advance or amount.

4.3          Conditions relating to Optional Currencies

(a)           A currency will constitute an Optional Currency in relation to an Advance if:

(i)            it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Rate Fixing Day and the Drawdown Date for that Advance; and

(ii)           it is Sterling or U.S. Dollars, or has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Request for that Advance.

(b)           If by 10:00 a.m. on a Business Day, the Agent has received a written request from Vodafone for a currency to be approved under paragraph (a)(ii) above, the Agent will notify the Lenders of that request by 3:00 p.m. on the same Business Day. Based on any responses received by the Agent by 1:00 p.m. the next Business Day, the Agent will confirm to Vodafone by 5:00 p.m. on that Business Day:

(i)            whether or not the Lenders have granted their approval; and

(ii)           if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent utilisation in that currency.

4.4          Maximum number of Revolving Credit Advances

A Borrower may not deliver a Request if as a result of the proposed Advance more than 10 Revolving Credit Advances would be outstanding.

5.             ADVANCES

5.1          Receipt of Requests

(a)           A Borrower may borrow Advances under the Revolving Credit Facility (other than Swingline Advances) if the Agent receives, not later than 3.00 p.m. on the third Business Day before the proposed Drawdown Date, or, in the case of an Advance in Sterling, not later than 3.00 p.m. on the Business Day before the proposed Drawdown Date, a duly completed Request, copied, to the Euro Swingline Agent.

(b)           A Borrower may borrow Swingline Advances if the Euro Swingline Agent receives, not later than 9.30 a.m. (Central European time) on the proposed Drawdown Date, a duly completed Request, copied to the Agent.

5.2          Completion of Requests for Revolving Credit Advances

A Request for a Revolving Credit Advance will not be regarded as having been duly completed unless:

(a)           the Drawdown Date is a Business Day falling during the Availability Period;

(b)           only one currency is specified for each separate Advance and the Requested Amount for each separate Advance is in a minimum amount:

(i)            if in euro, of €25,000,000;

(ii)           if in Sterling, of £20,000,000;

(iii)          if in U.S. Dollars, of U.S.$25,000,000; or

(iv)          appropriate equivalent minimum amounts for Optional Currencies other than Sterling or U.S. Dollars,

or, in any such case:

(A)          if less, is in an amount equal to the unutilised portion of the Total Commitments; or

(B)          such other amount as Vodafone and the Agent may agree;

(c)           only one Term for each separate Advance is specified which:

(i)            does not overrun the Final Maturity Date; and

(ii)           is a period of one week, one month, two, three (or such comparable period as the Borrower may adopt to reflect international futures exchange settlement dates) or six months (or such other period as may be agreed by Vodafone and (if not more than six months) the Agent or (if more than six months) all of the Lenders); and

(d)           the payment instructions comply with Clause 10.1 (Place of payment).

5.3          Completion of Requests for Swingline Advances

A Request for a Swingline Advance will not be regarded as having been duly completed unless:

(a)           the Drawdown Date is a Business Day falling during the Availability Period;

(b)           it is specified that the Swingline Advance is to be made in euro under the Swingline Facility;

(c)           the Requested Amount is a minimum of €15,000,000 or such other amount as the Euro Swingline Agent and Vodafone may agree;

(d)           only one Term is specified, which:

(i)            does not overrun the Final Maturity Date; and

(ii)           is a period not exceeding one week; and

(e)           the payment instructions comply with Clause 10.1 (Place of payment).

5.4          Amount of each Lender’s participation in an Advance

The amount of a Lender’s participation in an Advance will be the proportion of the Requested Amount which:

(a)           in the case of a Revolving Credit Advance, its Revolving Credit Commitment bears to the Total Commitments; and

(b)           in the case of a Swingline Advance, its Swingline Commitment bears to the Swingline Total Commitments,

in each case on the date of receipt of the relevant Request, adjusted in the case of paragraph (a) (if necessary) to reflect the operation of Clause 2.2(c) (Overall facility limits).

5.5          Notification of the Lenders

The Agent (or, in the case of Swingline Advances, the Euro Swingline Agent) shall promptly notify each Lender (or, as the case may be, Swingline Lender) of the details of the requested Advance and the amount of its participation in such Advance.

5.6          Payment of proceeds

Subject to the terms of this Agreement, each Lender (or, as the case may be, Swingline Lender) shall make its participation in an Advance available to the Agent (or, in the case of a participation in a Swingline Advance, the Euro Swingline Agent) for the Borrower concerned for value on the relevant Drawdown Date.

6.             EXTENSION OPTIONS

6.1          First extension option

(a)           Vodafone may by notice to the Agent (the “First Extension Request”) not more than 60 days and not less than 30 days before the first anniversary of the Effective Date (the “First Anniversary”), request that the Final Maturity Date be extended to the date which is six years after the Effective Date (the “Sixth Anniversary”).

(b)                                 The Agent must promptly notify the Lenders of the First Extension Request.

(c)                                  Each Lender may, in its sole discretion, agree to the First Extension Request. Subject to paragraph (g) below, each Lender that agrees to the First Extension Request by the date falling 15 days before the First Anniversary, will, on the First Anniversary, extend its Commitments to the Sixth Anniversary and the Final Maturity Date with respect to the Commitments of that Lender will be extended to that date.

(d)                                 If any Lender fails to reply to the First Extension Request on or before the date falling 15 days before the First Anniversary, it will be deemed to have refused the First Extension Request and its Commitments will not be extended.

(e)                                  Subject to paragraph 6.1(g) below, the First Extension Request is irrevocable.

(f)                                   If one or more (but not all) of the Lenders agree to the First Extension Request, then by the date falling no later than 10 days before the First Anniversary, the Agent must notify Vodafone and the Lenders which have agreed to the first extension, identifying in that notification which Lenders have not agreed to the First Extension Request.

(g)                                  Vodafone may, on the basis that one or more of the Lenders have not agreed to the First Extension Request and no later than the date falling 5 days before the First Anniversary, withdraw the request by notice to the Agent which will promptly notify the Lenders.

6.2                               Second extension option

(a)                                 If the Final Maturity Date has been extended to the Sixth Anniversary pursuant to Clause 6.1 (First extension option), Vodafone may by notice to the Agent (the “Second Extension Request”) not more than 60 days and not less than 30 days before second anniversary of the Effective Date (the Second Anniversary), request that the Final Maturity Date be extended to the date which is seven years after the Effective Date (the “Seventh Anniversary”).

(b)                                 The Agent must promptly notify the Lenders of the Second Extension Request.

(c)                                  Each Lender may, in its sole discretion, agree to the Second Extension Request. Subject to paragraph (g) below, each Lender that agrees to the Second Extension Request by the date falling 15 days before the Second Anniversary, will, on the Second Anniversary, extend its Commitments to the Seventh Anniversary and the Final Maturity Date with respect to the Commitments of that Lender will be extended to that date.

(d)                                 If any Lender fails to reply to the Second Extension Request on or before the date falling 15 days before the Second Anniversary, it will be deemed to have refused the Second Extension Request and its Commitments will not be extended.

(e)                                  Subject to paragraph (g) below, the Second Extension Request is irrevocable.

(f)                                   If one or more (but not all) of the Lenders agree to the Second Extension Request, then by the date falling no later than ten days before the Second Anniversary, the Agent must notify Vodafone and the Lenders which have agreed to the second extension, identifying in that notification which Lenders have not agreed to the Second Extension Request.

(g)                                  Vodafone may, on the basis that one or more of the Lenders have not agreed to the Second Extension Request and no later than the date falling 5 days before the Second Anniversary, withdraw the request by notice to the Agent which will promptly notify the Lenders.

7.                                      REPAYMENT

7.1                               Repayment of Revolving Credit Advances

(a)                                 Each Borrower shall repay each Revolving Credit Advance made to it in full on its Maturity Date to the Agent for the Lenders, but since the Revolving Credit Facility is available on a revolving basis during the Availability Period amounts repaid may be reborrowed subject to the terms of this Agreement.

(b)                                 No Revolving Credit Advance may be outstanding after the Final Maturity Date.

7.2                               Repayment of Swingline Advances

(a)                                 Each Borrower shall repay each Swingline Advance made to it in full on its Maturity Date to the Euro Swingline Agent for the Swingline Lenders. No Swingline Advance may be outstanding after the Final Maturity Date.

(b)                                 Each Swingline Advance shall be repaid on its Maturity Date in accordance with paragraph (a) above. In the event and to the extent that a Swingline Advance is not so repaid, each Lender will, within four Business Days of a demand to that effect from the Euro Swingline Agent, pay to the Euro Swingline Agent on behalf of the Swingline Lenders (which shall be deemed to be a drawing of that Lender’s Commitment) an amount equal to its Agreed Percentage (without set-off, counterclaim, withholding or other deduction) of the principal amount outstanding of such Swingline Advance and accrued interest (including default interest) thereon to the date of actual payment by such Lender (provided that no Lender shall be obliged to exceed its Commitment as a result of any such payment). The relevant Borrower shall forthwith reimburse the Lenders (through the Agent) in full for each payment made by the Lenders under this paragraph (b). Each amount the relevant Borrower is required to reimburse to the Lenders under this paragraph (b) shall be deemed to be an Overdue Amount which fell due for payment by the relevant Borrower on the day on which the payment by the Lenders giving rise to the reimbursement obligation was made and shall accrue default interest under Clause 9.3 (Default Interest) accordingly. The obligations of each Lender under this paragraph (b) are unconditional and shall not be affected by the occurrence or continuance of a Default.

7.3                               Separate Loans

(a)                                 At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Facilities then outstanding will be automatically extended to the earlier of:

(i)                                     the first Business Day falling 364 days after the date on which the Agent or a Borrower gives notice to the Defaulting Lender and the other Parties that the relevant Lender has become a Defaulting Lender, and will be treated as separate Facilities (the “Separate Loans”) denominated in the currency in which the relevant participations are outstanding; and

(ii)                                  the last day of the Availability Period.

(b)                                 A Borrower to whom a Separate Loan is outstanding may prepay that Separate Loan by giving 10 Business Days’ prior notice to the Agent. The Agent will forward a copy of a prepayment notice received in accordance with this paragraph (b) to the Defaulting Lender concerned as soon as practicable on receipt.

(c)                                  Interest in respect of a Separate Loan will accrue for successive Terms selected by a Borrower by the time and date specified by the Agent acting reasonably and will be payable by that Borrower to the Defaulting Lender on the last day of each Term of that Advance.

(d)                                 The terms of this Agreement relating to the Facilities generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (a) to (c) above (inclusive) in which case those paragraphs shall prevail in respect of any Separate Loans.

(e)                                  If at any time while a Separate Loan is outstanding the Borrower transfers the relevant Defaulting Lender’s outstanding participations to a Replacement Lender in accordance with Clause 27.5 (Replacement of Lenders), each Separate Loan transferred to the Replacement Lender will automatically become, on the last day of the current Term for each such Separate Loan, a Revolving Credit Advance and paragraphs (a) to (c) above (inclusive) shall cease to apply to that Advance while such Replacement Lender is not a Defaulting Lender.

8.                                      PREPAYMENT AND CANCELLATION

8.1                               Automatic cancellation of Total Commitments

(a)                                 The Revolving Credit Commitments of each Lender shall be automatically cancelled at the close of business in London on the Final Maturity Date.

(b)                                 The Swingline Commitment of each Swingline Lender shall be automatically cancelled at the close of business in London on the Final Maturity Date.

8.2                               Voluntary cancellation

(a)                                 Vodafone may by giving not less than one Business Day’s prior written notice to the Agent, cancel the unutilised portion of the Total Commitments in whole or in part (but, if in part, in an aggregate minimum amount of €75,000,000) in such proportions as Vodafone may designate in the notice of cancellation. Any cancellation in part shall be applied against the Revolving Credit Commitment of each Lender pro rata.

(b)                                 Whenever part of the Total Commitments is cancelled, the Swingline Commitments will not be cancelled unless (i) the amount of the Swingline Total Commitments would exceed the Total Commitments after such cancellation or (ii) the Swingline Commitment of any Swingline Lender would exceed its Commitment after such cancellation. In any such case, the Swingline Total Commitments shall, at the same time as the cancellation of the Total Commitments takes effect, be cancelled by such amount as is necessary to ensure that after the relevant cancellation of the Total Commitments the Swingline Total Commitments do not exceed the Total Commitments and the Swingline Commitment of each Swingline Lender does not exceed its Commitment.

8.3                               Voluntary prepayment

(a)                                 Any Borrower may by giving not less than five Business Days’ prior written notice to the Agent, prepay the whole or any part of the Revolving Credit Advances (but, if in part, in an aggregate minimum Original Euro Amount, taking all prepayments made by all the Borrowers on the same day together, of €100,000,000).

(b)                                 Any Borrower may prepay the whole of any Swingline Advance at any time.

(c)                                  Any voluntary prepayment in part made under paragraph (a) above will be applied against all the Revolving Credit Advances pro rata (or against such Revolving Credit Advances as Vodafone (or the relevant Borrower) may designate in the notice of prepayment).

8.4                               Change of Control

If control of Vodafone (other than as a result of a Hive Up) or, following a Hive Up, NewTopco, passes to any person acting either individually or in concert (a “Change of Control”):

(a)                                 Vodafone shall, promptly upon becoming aware thereof, notify the Agent who shall inform the Lenders;

(b)                                 any Lender may, if it determines that as a result of the Change of Control:

(i)                                     the level of its exposure to Vodafone, NewTopco and/or the entity which acquires control of Vodafone or NewTopco, as the case may be is unacceptably high in each case in the sole opinion of the Lender; or

(ii)                                  it no longer wishes (in its sole discretion and acting in good faith) to continue lending to Vodafone or NewTopco, as the case may be (whether for relationship, internal policy or any other reason);

propose to Vodafone (through the Agent) the revised terms (if any) which it requires in order to continue to participate in the Facilities; and

(c)                                  if those revised terms have not been agreed with that Lender (or that Lender is not prepared, for one or more of the reasons set out in paragraph (b)(i) or (ii) above, to continue on any terms) within 30 days of the date of notification in paragraph (a) above (or such longer period as that Lender may agree in writing) then on expiry of 30 days from the date of notification in paragraph (a) above that Lender may by notice to the Agent (which shall promptly inform Vodafone) cancel the whole (but not part only) of such Lender’s Commitments and following service of such notice:

(i)                                     such Lender’s Commitments shall be cancelled on the date of service of the notice or as specified in it; and

(ii)                                  all such Lender’s outstanding Advances shall be repaid or prepaid on the last day of the then current Term applicable thereto, and no amount may be outstanding to such Lender thereafter.

For the purposes of this Clause 8.4, “control” has the meaning given to it in relation to a body corporate by Section 1124 of the Taxes Act.

8.5                               Right of prepayment and cancellation

If:

(a)                                 any Borrower is required to pay or is notified by any Lender in writing that it will be required to pay any amount to a Lender under Clause 11 (Taxes) or Clause 13 (Increased Costs); or

(b)                                 if circumstances exist such that a Borrower will be required to pay any amount to a Lender under Clause 11 (Taxes) or Clause 13 (Increased Costs),

Vodafone may serve a notice of prepayment and cancellation on that Lender through the Agent. On the date falling five Business Days after the date of service of the notice:

(i)                                     each Borrower will prepay the participations of that Lender in all outstanding Advances made to that Borrower; and

(ii)                                  the Lender’s Commitments shall be permanently cancelled on the date of service of the notice.

(c)                                  If any Lender becomes a Defaulting Lender, Vodafone may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent 5 Business Days’ notice of cancellation of each Available Commitment of that Lender.

(d)                                 On the notice referred to in paragraph (d) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(e)                                  The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (e) above, notify all the Lenders.

8.6                               Miscellaneous provisions

(a)                                 Any notice of prepayment and/or cancellation under this Agreement is irrevocable. The Agent shall notify the Lenders promptly of receipt of any such notice.

(b)                                 All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and any other amounts due under this Agreement in respect of that prepayment (including, but not limited to, any amounts payable under Clause 24.2(c) (Other indemnities) if not made on the Maturity Date of the relevant Revolving Credit Advance or Swingline Advance).

(c)                                  No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(d)                                 Subject to the provisions of this Agreement, any amount prepaid in respect of the Revolving Credit Facility during the Availability Period may be reborrowed.

(e)                                  Subject to Clause 2.3 (Increase), no amount of the Total Commitments, (including the Swingline Total Commitments) cancelled under this Agreement may subsequently be reinstated.

9.                                      INTEREST

9.1                               Interest rate for all Advances

(a)                                 The rate of interest on each Advance (other than any Swingline Advance) for its Term, is the rate per annum determined by the Agent to be the aggregate of:

(i)                                     the applicable Margin; and

(ii)                                  EURIBOR or, in the case of an Advance denominated in any Optional Currency, LIBOR.

(b)                                 The rate of interest on each Swingline Advance for each day during its Term is the rate per annum determined by the Euro Swingline Agent to be the Swingline Rate for that day.

(c)                                  If, in relation to any TARGET Day:

(i)                                     there is no EONIA Screen Rate; or

(ii)                                  on or before the close of business in London on the TARGET Day, the Agent receives notifications from a Lender or Lenders (whose participations in a Swingline Advance exceed

50 per cent. of that Swingline Advance) that the cost to it of obtaining matching deposits in their Relevant Interbank Market would be in excess of EONIA,

the rate of interest on each Lender’s share of the relevant Swingline Advance for the relevant day shall be the percentage rate per annum which is the sum of the Swingline Margin and:

(A)                               Overnight LIBOR; or

(B)                               if there is no Screen Rate for Overnight LIBOR, the rate notified to the Euro Swingline Agent by that Lender to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Swingline Advance for that day from whatever source it may reasonably select.

9.2                               Due dates

Except as otherwise provided in this Agreement, accrued interest on each Advance is payable by the relevant Borrower on its Maturity Date and also, in the case of any Advance with a Term longer than six months, at six monthly intervals after its Drawdown Date for so long as the Term is outstanding.

9.3                               Unavailability of Screen Rate

(a)                                 Interpolated Screen Rate: If no Screen Rate is available for EURIBOR or, if applicable, LIBOR for the Required Period of an Advance or unpaid sum, the applicable EURIBOR or, if applicable, LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Required Period of that Advance or unpaid sum;

(b)                                 Shortened Interest Period: If no Screen Rate is available for EURIBOR or, if applicable, LIBOR for:

(i)                                     the currency of an Advance or unpaid sum; or

(ii)                                  the Required Period of an Advance or unpaid sum and it is not possible to calculate the Interpolated Screen Rate,

the Required Period of that Advance or unpaid sum shall (if it is longer than the applicable Fallback Interest Period) be shortened to the applicable Fallback Interest Period and the applicable EURIBOR or, if applicable, LIBOR for that shortened Required Period shall be determined pursuant to the definition of “EURIBOR”/”LIBOR”.

(c)                                  Shortened Interest Period and Historic Screen Rate: If the Required Period of an Advance or unpaid sum is, after giving effect to paragraph (b) above, either the applicable Fallback Interest Period or shorter than the applicable Fallback Interest Period and, in either case, no Screen Rate is available for EURIBOR or, if applicable, LIBOR for:

(i)                                     the currency of that Advance or unpaid sum; or

(ii)                                  the Required Period of that Advance or unpaid sum and it is not possible to calculate the Interpolated Screen Rate,

the applicable EURIBOR or, if applicable, LIBOR shall be the Historic Screen Rate for that Advance or unpaid sum.

(d)                                 Shortened Interest Period and Interpolated Historic Screen Rate: If paragraph (c) above applies but no Historic Screen Rate is available for the Required Period of the Advance or unpaid sum, the applicable EURIBOR or, if applicable, LIBOR shall be the Interpolated Historic Screen Rate for a period equal in length to the Required Period of that Advance or unpaid sum.

(e)                                  Cost of funds: if paragraph (d) above applies but it is not possible to calculate an Interpolated Historic Screen Rate for that Advance or unpaid sum, the Required Period for that Advance or unpaid sum shall, if it has been shortened pursuant to paragraph (b) above, revert to its previous length and there shall be no EURIBOR or, if applicable, LIBOR for that Advance or unpaid sum and Clause 9.9 shall apply to that Advance or unpaid sum for a period in length equal to the Required Period.

9.4                               Unavailability of EONIA Screen Rate

(a)                                 If no EONIA Screen Rate is available for any day the applicable EONIA for that day shall be the most recent applicable EONIA Screen Rate which is as of a day which is no more than 5 days before that day.

(b)                                 If paragraph (a) above applies and there is no applicable EONIA Screen Rate which is as of a day which is no more than 5 days before that day then there shall be no EONIA for that day.

9.5                               Default interest

(a)                                 If a Borrower fails to pay any amount payable by it under this Agreement when due (an “Overdue Amount”), it shall forthwith on demand by the Agent or, as the case may be, the Euro Swingline Agent, pay interest on the Overdue Amount from the due date up to the date of actual payment, both before and after judgment, at a rate (the “Default Rate”) determined by the Agent or, as the case may be, the Euro Swingline Agent to be one per cent. per annum (the “Default Margin”) above the higher of:

(i)                                     the rate on the Overdue Amount under Clause 9.1 (Interest rate for all Advances) immediately before the due date (in the case of principal); and

(ii)                                  the rate which would have been payable under Clause 9.1 (Interest rate for all Advances) if the Overdue Amount had, during the period of non-payment, constituted a Revolving Credit Advance in the currency of the Overdue Amount for such successive Terms of such duration as the Agent may determine (each a “Designated Term”), except that during any grace period specified in Clause 19.2 (Non-payment) the Default Margin portion of the Default Rate will only apply to overdue payments of principal.

(b)                                 The Default Rate will be determined on each Business Day or the first day of, or two Business Days before the first day of, the relevant Designated Term, as appropriate.

(c)                                  Default interest will be compounded at the end of each Designated Term.

(d)                                 The Agent shall notify Vodafone of the duration of each Designated Term.

9.6                               Notification of rates of interest

The Agent or, as the case may be, the Euro Swingline Agent will promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

9.7          Margin

(a)                                 The Margin applicable to each Advance will be the lowest percentage rate specified in Column 2 below which corresponds to the criteria in relation to the Long Term Credit Rating Assigned to Vodafone in Column 1 below by Moody’s, Fitch and/or S&P (as the case may be) (each a “Credit Rating Agency”) at the relevant time.

Column 1	Column 2
Moody’s/Fitch/S&P ratings	Margin (per cent. per annum)
Any two are equal to or higher than: A1/A+/A+	0.175
Any two are equal to or higher than: A2/A/A	0.20
Any two are equal to or higher than: A3/A-/A-	0.225
Otherwise	0.275
All Quoting Credit Rating Agencies are lower than: Baa1/BBB+/BBB+	0.325

For the purposes of this Clause 9.7(a) “All Quoting Credit Rating Agencies” means at any time each Credit Rating Agency which has a Long Term Credit Rating Assigned to Vodafone at the relevant time

(b)                                 For the purposes of paragraph (a) above:

(i)                                     the Margin applicable to an Advance throughout the whole of its Term will be determined according to the Long Term Credit Rating Assigned to Vodafone as at the Drawdown Date of the Advance; and

(ii)                                  if on the Drawdown Date of any Advance only one Credit Rating Agency assigns a long term credit rating to Vodafone, the Margin applicable to that Advance will be determined in accordance with paragraph (i) by reference to such Long Term Credit Rating Assigned to Vodafone, or in the event that there is no Long Term Credit Rating Assigned to Vodafone the Margin applicable to that Advance will be 0.325 per cent. per annum.

In the case of Clause 9.7(b)(ii) above, where the ratings category will be determined by one Credit Rating Agency only, the words “Any two are” and “All Quoting Credit Rating Agencies” in Column 1 of the table above shall be construed as a reference to the rating determined pursuant to Clause 9.7(b)(ii) above.

(c)                                  Promptly upon becoming aware of the same, Vodafone shall inform the Agent in writing if any change in the Long Term Credit Rating Assigned to Vodafone occurs or the circumstances contemplated by paragraph 9.7(b)(ii) above arise.

(d)                                 For the purpose of this Clause 9.7 the “Long Term Credit Rating Assigned to Vodafone” means, at any time, the solicited long term credit rating assigned at that time to Vodafone by the relevant Credit Rating Agency (but, for the avoidance of doubt, disregarding any outlook or review action, including placing Vodafone on creditwatch or any similar or analogous step, taken by such Credit Rating Agency) where the rating is based primarily on the unsecured credit risk (not credit enhanced or collateralised) of Vodafone in a manner comparable to the credit structure of Vodafone’s €1,250,000,000 bond issue due January 2022 (the “Reference Bond”), or if the Reference Bond

ceases to be outstanding, such other outstanding series of listed bonds issued or guaranteed by Vodafone with a maturity date following and closest to January 2022. References in this paragraph (d) to Vodafone shall, following the Reorganisation Date, be references to NewTopco, provided that a long term credit rating has been assigned to NewTopco.

9.8                               Non-Business Days

If a Term would otherwise end on a day which is not a Business Day, that Term shall instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.9                               Cost of funds

(a)                                 If this Clause 9.9 applies, the rate of interest on the relevant Advance for the Required Period shall be the percentage rate per annum which is the sum of:

(i)                                     the Margin; and

(ii)                                  the weighted average of the rates notified to the Agent by each Lender as soon as practicable and in any event by close of business on the date falling 2 Business Days after the Rate Fixing Day (or, if earlier, on the date falling 5 Business Days before the date on which interest is due to be paid in respect of that Required Period), to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Advance from whatever source it may reasonably select.

(b)                                 If this Clause 9.9 applies and the Agent or Vodafone so requires, the Agent and Vodafone shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)                                  Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and Vodafone, be binding on all Parties.

(d)                                 If this Clause 9.9 applies pursuant to Clause 12 (Market Disruption) and:

(i)                                     a Lender’s Funding Rate is less than EURIBOR or, in relation to any Advance in an Optional Currency, LIBOR; or

(ii)           a Lender does not supply a quotation by the time specified in paragraph (a)(ii) above,

the cost to that Lender of funding its participation in that Advance for that Required Period shall be deemed, for the purposes of paragraph (a) above, to be EURIBOR or, in relation to any Loan in an Optional Currency, LIBOR.

(e)                                  If this Clause 9.9 applies pursuant to Clause 9.3 (Unavailability of Screen Rate) but any Lender does not supply a quotation by the time specified in paragraph (a)(ii) above the rate of interest shall be calculated on the basis of the quotations of the remaining Lenders.

10.                               PAYMENTS

10.1                        Place of payment

All payments by an Obligor or a Lender under this Agreement shall be made to the Agent or (if the payment relates to the Swingline Facility) the Euro Swingline Agent to its account at such office or bank in the principal financial centre of the country of the relevant currency (or, in the case of euro, in the principal financial centre of a Participating Member State or London) or as it may notify to that Obligor or Lender for this purpose.

10.2                        Funds

Payments under this Agreement to the Agent or, as the case may be, the Euro Swingline Agent shall be made for value on the due date at such times and in such funds as the Agent or, as the case may be, the Euro Swingline Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

10.3                        Distribution

(a)                                 Each payment received by the Agent or, as the case may be, the Euro Swingline Agent under this Agreement for another Party shall, subject to paragraphs (b) and (c) below, be made available by the Agent or, as the case may be, the Euro Swingline Agent to that Party by payment (on the date of value of receipt and in the currency and funds of receipt) to its account with such bank in the principal financial centre of the country of the relevant currency (or, in the case of euro, in the principal financial centre of a Participating Member State or London) as it may notify to the Agent or, as the case may be, the Euro Swingline Agent for this purpose by not less than five Business Days’ prior notice.

(b)                                 The Agent or, as the case may be, the Euro Swingline Agent may apply any amount received by it for an Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from an Obligor under this Agreement in the same currency on such date or in or towards the purchase of any amount of any currency to be so applied.

(c)                                  Where a sum is to be paid under this Agreement to the Agent or, as the case may be, the Euro Swingline Agent for the account of another Party, the Agent or, as the case may be, the Euro Swingline Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Agent or, as the case may be, the Euro Swingline Agent may, however, assume that the sum has been paid to it in accordance with this Agreement and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Agent or, as the case may be, the Euro Swingline Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand refund the corresponding amount to the Agent or, as the case may be, the Euro Swingline Agent together with interest on that amount from the date of payment to the date of receipt, calculated at a rate reasonably determined by the Agent or, as the case may be, the Euro Swingline Agent to reflect its cost of funds.

10.4                        Currency

(a)                                 (i)                                     A repayment or prepayment of an Advance is payable in the currency in which the Advance is denominated.

(ii)                                  Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(iii)                               Amounts payable in respect of costs, expenses, taxes and the like are payable in the currency in which they are incurred.

(iv)                              Any other amount payable under this Agreement is, except as otherwise provided in this Agreement, payable in euro.

(b)                                 Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)                                     any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (acting reasonably and after consultation with Vodafone); and

(ii)                                  any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of the currency unit into the other, rounded up or down by the Agent (acting reasonably); and

(iii)                               if a change in any currency of a country occurs this Agreement will be amended to the extent the Agent and Vodafone agree (such agreement not to be unreasonably withheld) to be necessary to reflect the change in currency and to put the Lenders and the Obligors in the same position, as far as possible, that they would have been in if no change in currency had occurred.

10.5                        Set-off and counterclaim

Subject to Clause 29.4 (Set-off by Obligors), all payments made by an Obligor under this Agreement shall be made without set-off or counterclaim.

10.6                        Non-Business Days

(a)                                 If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                                 During any extension of the due date for payment of any principal under this Agreement interest is payable on the principal at the rate payable on the original due date.

10.7                        Impaired Agent or Euro Swingline Agent

(a)                                 If, at any time, the Agent or, as the case may be, the Euro Swingline Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent or Euro Swingline Agent in accordance with Clause 10 (Payments) may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. In each case such payment must be made on the due date for payment under the Finance Documents.

(b)                                 All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)                                  A party who has made a payment in accordance with this Clause 10.7 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)                                 Promptly upon the appointment of a successor Agent or, as the case may be, successor Euro Swingline Agent, in accordance with Clause 20.15 (Resignation of the Agent or the Euro Swingline Agent), each Party which has made a payment to a trust account in accordance with this Clause 10.7 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount) together with any accrued interest to the successor Agent or, as the case may be, the successor Euro Swingline Agent for distribution in accordance with Clause 10.3 (Distribution).

10.8                        Partial payments

(a)                                 If the Agent or, as the case may be, the Euro Swingline Agent receives a payment insufficient to discharge all the amounts then due and payable by an Obligor under this Agreement, the Agent or, as the case may be, the Euro Swingline Agent shall apply that payment towards the obligations of the Obligors under this Agreement in the following order:

(i)                                     first, in or towards payment pro rata of any unpaid costs, fees and expenses of the Agent and the Euro Swingline Agent under this Agreement;

(ii)                                  secondly, in or towards payment pro rata of any accrued fees due but unpaid under Clause 21 (Fees);

(iii)                               thirdly, in or towards payment pro rata of any interest due but unpaid under this Agreement;

(iv)                              fourthly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(v)                                 fifthly, in or towards payment pro rata of any other sum due but unpaid under this Agreement.

(b)                                 The Agent or, as the case may be, the Euro Swingline Agent, shall, if so directed by all the Lenders, vary the order set out in sub-paragraphs (a)(ii) to (v) above. The Agent or, as the case may be, the Euro Swingline Agent, shall notify Vodafone of any such variation.

(c)                                  Paragraphs (a) and (b) above shall override any appropriation made by any Obligor.

11.                               TAXES

11.1                        Gross-up

All payments by an Obligor to a Finance Party under the Finance Documents shall be made free and clear of and without deduction for or on account of any Relevant Taxes, except to the extent that the Obligor is required by law to make payment subject to any such taxes. Subject to Clause 11.4 (Qualifying Lenders) and Clause 11.5 (U.S. Taxes), if any Relevant Tax or amounts in respect of Relevant Tax are deducted or withheld from any amounts payable or paid by an Obligor, to a Finance Party under the Finance Documents (in each case, other than a FATCA Deduction), the Obligor shall pay such additional amounts as may be necessary to ensure that the relevant Finance Party receives a net amount equal to the full amount which it would have received had that Relevant Tax or those amounts in respect of Relevant Tax not been so deducted or withheld.

11.2                        Indemnity

Save to the extent that the relevant Finance Party is compensated by an increased payment under Clause 11.1 (Gross-up), but otherwise without prejudice to the provisions of Clause 11.1 (Gross-up), but subject to Clause 11.4 (Qualifying Lenders) and Clause 11.5 (U.S. Taxes), if a Finance Party or the Agent (or, as the case may be, the Euro Swingline Agent) on behalf of that Finance Party is required to make any payment on account of any Relevant Tax on or in relation to any sum received or receivable hereunder by such Finance Party or the Agent (or, as the case may be, the Euro Swingline Agent) on behalf of that Finance Party (including a sum received or receivable under this

Clause 11) or any liability in respect of any such payment on account of any Relevant Tax is incurred by such Finance Party or the Agent (or, as the case may be, the Euro Swingline Agent) on behalf of that Finance Party (in all cases other than any Tax on Overall Net Income or any FATCA Deduction), the relevant Obligor shall, within five Business Days of demand by the Agent (or, as the case may be, the Euro Swingline Agent) indemnify such Finance Party against such payment or liability in respect of such payment, together with any interest, penalties, reasonable costs and reasonable expenses payable or incurred in connection therewith other than any such interest, penalties, costs or expenses arising as a result of a failure by a Finance Party to make payment of such tax when due.

11.3                        Tax receipts

All taxes required by law to be deducted or withheld by an Obligor from any amounts paid or payable under the Finance Documents shall be paid by the relevant Obligor when due and the Obligor shall, within 15 days of the payment being made, deliver to the Agent for the relevant Lender evidence satisfactory to that Lender acting reasonably (including any relevant tax receipts which have been received) that the payment has been duly remitted to the appropriate authority.

11.4                        Qualifying Lenders

(a)                                 An Obligor is not required to pay to a Lender any amounts under Clause 11.1 (Gross-up) or Clause 11.2 (Indemnity) in respect of Relevant Tax imposed by the United Kingdom if, on the date on which the payment falls due, the relevant Lender is a Party but is not a Qualifying Lender (other than as a result of the introduction, suspension, withdrawal or cancellation of, or change in, or change in the official interpretation, administration or official application of, any law, regulation having the force of law, tax treaty or any published practice or published concession of any relevant taxing authority in any jurisdiction with which the relevant Lender has a connection, occurring after the Effective Date or, if later, the date on which that Lender becomes a Party).

(b)                                 A Treaty Lender shall:

(i)                                     promptly and, in any event, within seven Business Days after it becomes a Lender, deliver to its local revenue authority for certification such UK HMRC forms (“Claim Forms”) as may be required for any Obligor making a payment to such Treaty Lender to obtain authorisation from the UK HMRC to make such payment without deduction for or on account of any taxes;

(ii)                                  in circumstances where the procedure for Treaty relief contemplated in paragraph (i) above requires a local revenue authority to return a certified Claim Form to the Treaty Lender for submission by that Treaty Lender to the UK HMRC, (a) take all reasonable follow up action available to the Treaty Lender to facilitate the return in a timely manner to the Treaty Lender of such Claim Form, duly stamped or certified by the relevant revenue authority and (b) submit such Claim Form to the UK HMRC as soon as reasonably practicable (and in any event within seven Business Days) after receipt of that Claim Form from the local revenue authority; and

(iii)                               in all other circumstances relating to the Treaty relief procedure contemplated in (i) above, following the submission of Claim Forms by the Treaty Lender to the relevant local revenue authority, respond promptly to any further requests any Treaty Lender receives from the relevant local revenue authority and, on receipt of written request from Vodafone to do so, take all reasonable follow up action to facilitate the submission by the relevant local revenue authority of duly stamped or certified Claim Forms to the UK HMRC in a timely manner.

If there is any change in the procedure by which certification is to be made or to be notified to the UK HMRC, the Treaty Lender’s obligations shall be modified in such manner as the Treaty Lender may reasonably determine so that such amended obligations shall, as far as possible, have the same or equivalent effect as the original obligations. No Obligor resident in the UK shall be liable to pay any sums to any Treaty Lender under Clause 11.1 (Gross-up) or Clause 11.2 (Indemnity) unless the Treaty Lender has complied with its obligations under this Clause 11.4(b).

(c)                                  Subject to paragraph (d) below, each Lender warrants to Vodafone, on each date upon which it makes an Advance and on the due date for each payment of interest to the Lender:

(i)                                     that it is a Qualifying Lender; and

(ii)                                  if it is a Treaty Lender, it has delivered (or will deliver within the time limits specified herein) the forms described in paragraph (b) above.

(d)                                 If a Lender or, as the case may be, the Facility Office of a Lender is aware that it is or will become unable to make the warranty set out in paragraph (c) above of this Clause 11.4 it will promptly notify the Agent and Vodafone. Notwithstanding such notification to Vodafone, the Agent will promptly notify Vodafone and from the date of the first such notification received by Vodafone the warranty in paragraph (c) above will no longer be made by that Lender.

11.5                        U.S. Taxes

(a)                                 A U.S. Tax Obligor shall not be required to pay any amount pursuant to Clause 11.1 (Gross-up) or any amount pursuant to Clause 11.2 (Indemnity) in respect of Relevant Tax imposed by the United States (including, without limitation, federal, state, local or other income taxes, branch profits or franchise taxes “U.S. Taxes”) with respect to a sum payable by it pursuant to this Agreement to a Lender if on the date a payment of interest falls due under this Agreement either:

(i)                                     in the case of a Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code), such Lender is not entitled to receive interest payable under this Agreement free and clear of any U.S. Taxes imposed by way of deduction or withholding at the source under applicable law as in effect on the date such Lender becomes a party to this Agreement or, if such Lender has designated a new Facility Office, the date of such designation; or

(ii)                                  such Lender has failed to provide the relevant U.S. Tax Obligor with the appropriate form, certificate or other information with respect to such sum payable that it was required to provide pursuant to paragraphs (b) and (c) below; or

(iii)                               such Lender is subject to such tax by reason of any connection between the Lender or its Facility Office and the jurisdiction imposing such tax on the Lender or its Facility Office other than a connection arising solely from this Agreement or any transaction contemplated hereby.

(b)                                 At any time after a U.S. Tax Obligor becomes (and while there continues to be a U.S. Tax Obligor) a Party to this Agreement, if a Lender is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) it shall submit, as soon as reasonably practicable after:

(i)                                     the date on which the U.S. Tax Obligor becomes a Party to this Agreement (if requested by the relevant U.S. Tax Obligor);

(ii)                                  the date on which the relevant Lender becomes a Party to this Agreement; or

(iii)                               the date on which the relevant Lender designates a new Facility Office,

(but, in each case, no later than the due date for the next interest payment), in duplicate to each U.S. Tax Obligor duly completed and signed originals of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI or applicable successor form relating to such Lender and evidencing such Lender’s complete exemption from withholding on all amounts (to which such withholding would otherwise apply) to be received by such Lender, including fees, pursuant to this Agreement in connection with any borrowing by a U.S. Tax Obligor. Thereafter such Lender shall submit to each U.S. Tax Obligor such additional duly completed and signed originals of one or the other such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxation authorities) or any additional information, in each case as may be required under then current United States law or regulations to claim the inapplicability of or exemption from United States withholding taxes on payments in respect of all amounts (to which such withholding would otherwise apply) to be received by such Lender, including fees, pursuant to this Agreement in connection with any borrowing by a U.S. Tax Obligor unless such Lender is unable to do so as a result of a change in, the introduction of, suspension, withdrawal or cancellation of, or change in the official interpretation, administration or official application of, the Code or any regulation promulgated thereunder or of a convention or agreement for the avoidance of double taxation and the prevention of fiscal evasion between the government of the United States of America and the jurisdiction in which the relevant Lender has a connection, occurring after the date the Lender becomes a Party to this Agreement or, if such Lender has designated a new Facility Office, the date of such designation.

(c)                                  At any time after a U.S. Tax Obligor becomes (and while there continues to be a U.S. Tax Obligor) a Party to this Agreement, if a Lender is a United States person (as such term is defined in Section 7701(a)(30) of the Code) it shall, as soon as practicable after:

(i)                                     the date on which the U.S. Tax Obligor becomes a Party to this Agreement (if requested by the relevant U.S. Tax Obligor);

(ii)                                  the date on which the relevant Lender becomes a Party to this Agreement; or

(iii)                               the date on which the relevant Lender designates a new Facility Office,

(but, in each case, no later than the due date for the next interest payment), and thereafter, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form or forms to be delivered, submit in duplicate to each U.S. Tax Obligor a duly completed and signed United States Internal Revenue form W-9 evidencing that such Lender is such a United States person and shall submit any additional information that may be necessary to avoid United States withholding taxes on all payments, including fees, (to which such withholding would otherwise apply) to be received pursuant to this Agreement in connection with any borrowing by a U.S. Tax Obligor.

11.6                        Refund of Tax Credits

If any Obligor pays any amount to a Finance Party under this Clause 11 (a “Tax Payment”) and that Finance Party obtains a refund of a tax, or a credit against tax by reason of either the circumstances giving rise to the Obligor’s obligation to make the Tax Payment or that Tax Payment (a “Tax Credit”) then that Finance Party shall reimburse that Obligor such amount, which that Finance Party determines in good faith, as can be determined to be the proportion of the Tax Credit as will leave that Finance Party (after that reimbursement) in no better or worse position than it would have been in if the Tax Payment had not been paid. Nothing in this Clause 11 shall interfere with the right of each Finance Party to arrange its affairs in whatever manner it thinks fit and no Finance Party is obliged to disclose any information regarding its tax affairs or computations to an Obligor which it reasonably considers confidential.

11.7                        FATCA Information

(a)                                 Subject to paragraph (c) below, each Party must, within ten Business Days of a reasonable request by another Party:

(i)                                     confirm to that other Party whether it is:

(A)                               a FATCA Exempt Party; or

(B)                               not a FATCA Exempt Party; and

(ii)                                  supply to that other Party such forms, documentation and other information relating to its status under FATCA (including its applicable “passthru payment percentage” or other information required under relevant US Treasury regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA.

(b)                                 If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party must notify that other Party reasonably promptly.

(c)                                  A Finance Party is not obliged to do anything under paragraph (a) above which would or might in its reasonable opinion constitute a breach of:

(i)                                     any law or regulation;

(ii)                                  any fiduciary duty; or

(iii)                               any duty of confidentiality.

(d)                                 If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then if that Party failed to confirm whether it is (or remains) a FATCA Exempt Party then such Party is to be treated for the purposes of the Finance Documents (and payments made under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)                                  If a Borrower is a U.S. Tax Obligor, or where the Agent or, as the case may be, the Euro Swingline Agent, reasonably believes that its obligations under FATCA require it, each Lender shall, within ten Business Days of:

(i)                                     where a Borrower is a U.S. Tax Obligor and the relevant Lender is an Original Lender, the Signing Date;

(ii)                                  where a Borrower is a U.S. Tax Obligor and the relevant Lender is a New Lender, the relevant transfer date;

(iii)                               the date a new U.S. Tax Obligor accedes as a Borrower; or

(iv)                              where the Borrower is not a U.S. Tax Obligor, the date of a request from the Agent or, as the case may be, the Euro Swingline Agent,

supply to the Agent or, as the case may be, the Euro Swingline Agent:

(A)                               a withholding certificate on Form W-8 or Form W-9 (or any successor form) (as applicable); or

(B)                               any withholding statement and other documentation, authorisations and waivers as the Agent or, as the case may be, the Euro Swingline Agent, may require to certify or establish the status of such Lender under FATCA.

The Agent shall provide any withholding certificate, withholding statement, documentation, authorisations and waivers it receives from a Lender pursuant to this paragraph (e) to the Borrower and shall be entitled to rely on any such withholding certificate, withholding statement, documentation, authorisations and waivers provided without further verification. The Agent or, as the case may be, the Euro Swingline Agent, shall not be liable for any action taken by it under or in connection with this paragraph (e).

(f)                                   Each Lender agrees that if any withholding certificate, withholding statement, documentation, authorisations and waivers provided to the Agent, or, as the case may be, the Euro Swingline Agent, pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, it shall promptly update such withholding certificate, withholding statement, documentation, authorisations and waivers or promptly notify the Agent, or, as the case may be, the Euro Swingline Agent, in writing of its legal inability to do so. The Agent, or, as the case may be, the Euro Swingline Agent, shall provide any such updated withholding certificate, withholding statement, documentation, authorisations and waivers or a copy of any such notification to the Borrower. The Agent or, as the case may be, the Euro Swingline Agent, shall not be liable for any action taken by it under or in connection with this paragraph (f).

11.8                        FATCA Deduction

(a)                                 Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party is required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)                                 Each Party must, promptly upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, must notify Vodafone, the Agent or, as the case may be, the Euro Swingline Agent, and the other Finance Parties.

12.                               MARKET DISRUPTION

12.1                        Market disturbance

Notwithstanding anything to the contrary herein contained, if and each time that prior to or on a Drawdown Date relative to an Advance (other than, in the case of paragraphs (a)(ii) or (b) below, a Swingline Advance) to be made:

(a)                                 the Agent is notified by Lenders whose participations in that Advance would represent 50 per cent. or more of that Advance that (i) deposits in the currency of that Advance may not in the ordinary course of business be available to them in the Relevant Interbank Market for a period equal to the Term concerned in amounts sufficient to fund their participations in that Advance or (ii) the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of EURIBOR or LIBOR; or

(b)                                 the Agent shall have determined (which determination shall be conclusive and binding upon all Parties) that by reason of circumstances affecting the Relevant Interbank Market generally, adequate and fair means do not exist for ascertaining the EURIBOR or LIBOR (as the case may be) applicable to such Advance during its Term, the Agent shall promptly give written notice of such determination or notification to Vodafone and to each of the Lenders.

12.2                        Alternative rates

If the Agent gives a notice under Clause 12.1 (Market disturbance):

(a)                                 Vodafone and the Lenders whose participations in the relevant Advance would represent 50 per cent. or more of that Advance may (through the Agent) agree that (except in the case of a Rollover Advance) that Advance shall not be borrowed; or

(b)                                 in the absence of such agreement by the Drawdown Date specified in the relevant Request (and in any event in the case of a Rollover Advance):

(i)                                     the Term of the relevant Advance shall be one month;

(ii)                                  the Advance shall be made in the currency requested or, in the case of Clause 12.1(a)(i) (Market disturbance), in euro (or, if the currency requested for the relevant Advance is euro, U.S. Dollars); and

(iii)                               during the Term of the relevant Advance the rate of interest applicable to such Advance shall be the Margin plus the rate per annum notified by each Lender concerned to the Agent before the last day of such Term to be that which expresses as a percentage rate per annum the cost to such Lender of funding its participation in such Advance from whatever sources it may reasonably select.

13.                               INCREASED COSTS

13.1                        Increased costs

(a)                                 Except as provided below in this Clause 13, Vodafone will forthwith on demand by a Finance Party pay that Finance Party the amount of any increased cost incurred by it or any of its Affiliates as a result of:

(i)                                     the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation (including any relating to reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control);

(ii)                                  the compliance with any law or regulation made after the Effective Date; or

(iii)                               without prejudice to the generality of the foregoing, the implementation or application of or compliance with Basel III or CRD IV or any other law or regulation which implements Basel III or CRD IV (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

(b)                                 Subject to Clause 13.3 (Basel III Cost claims), promptly following the service of any demand, Vodafone will pay to that Finance Party such amount as that Finance Party certifies in the demand (with sufficient details for the calculations to be verified) will in its reasonable opinion compensate it for the applicable increased cost and in relation to the period expressed to be covered by such demand.

(c)                                  When calculating an increased cost, a Finance Party will only apply the costs incurred in relation to the Facilities. Nothing contained in this Clause 13.1 shall oblige the Finance Party to disclose any information (other than information which is readily available in the public domain or which is not in the reasonable opinion of the Finance Party confidential) relating to the way in which it employs its capital or arranges its internal financial affairs.

(d)                                 In this Agreement “increased cost” means:

(i)                                     an additional cost incurred by a Finance Party or any of its Holding Companies as a result of it performing, maintaining or funding its obligations under, this Agreement; or

(ii)                                  that portion of an additional cost incurred by a Finance Party or any of its Holding Companies in making, funding or maintaining all or any advances comprised in a class of advances formed by or including its participations in the Advances made or to be made under this Agreement as is attributable to it making, funding or maintaining its participations; or

(iii)                               a reduction in any amount payable to a Finance Party or the effective return to a Finance Party under this Agreement or on its capital (or the capital of any of its Holding Companies); or

(iv)                              the amount of any payment made by a Finance Party, or the amount of interest or other return foregone by a Finance Party, calculated by reference to any amount received or receivable by a Finance Party from any other Party under this Agreement.

13.2                        Exceptions

Clause 13.1 (Increased costs) does not apply to any increased cost:

(a)                                 attributable to any tax or amounts in respect of tax; or

(b)                                 occurring as a result of any negligence or default by a Lender or its Holding Company relating to a breach of any law or regulation including but not limited to a breach by that Lender or Holding Company of any fiscal, monetary or capital adequacy limit imposed on it by any law or regulation; or

(c)                                  to the extent that the increased cost was incurred in respect of any day more than six months before the first date on which it was reasonably practicable to notify Vodafone thereof (except in the case of any retrospective change); or

(d)                                 attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the Effective Date (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates). For the avoidance of doubt, the foregoing shall not include any amendments, supplements, restatements or changes to Basel II to implement Basel III; or

(e)                                  attributable to a FATCA Deduction required to be made by a Party.

13.3                        Basel III Cost claims

(a)                                 Vodafone need not make any payment for a Basel III Cost, except to the extent that the Basel III Cost is attributable to an amount of an Advance(s) which has been drawn at any time by an Obligor under this Agreement.

(b)                                 Without limiting Clause 13.2 (Exceptions) Vodafone need not make any payment for a Basel III Cost unless the claiming Finance Party:

(i)                                     provides reasonable detail of the basis of calculation of such Basel III Costs provided that this obligation to provide reasonable detail does not extend to information and detail that a Finance Party considers it is not legally allowed to disclose, is confidential to third parties, is confidential for internal reasons or is price-sensitive in relation to listed shares or other instruments issued by that Finance Party or any of its Affiliates;

(ii)                                  confirms to Vodafone that it is the Finance Party’s policy to claim Basel III Costs to a similar extent from similar borrowers in relation to similar facilities; and

(iii)                               confirms to Vodafone that it is making a claim for those Basel III Costs within three months of incurring them.

(c)                                  If any claim by any Finance Party is made under this Clause 13 (Increased Costs) in respect of Basel III Costs, that Finance Party and Vodafone shall enter into discussions (for a period not exceeding 15 Business Days) as to the basis for such claim and whether it is reasonable for Vodafone to pay such claim in the circumstances.

(d)                                 If no agreement is reached in respect of the payment of such claim within 15 Business Days of the claim being made, the relevant Finance Party may, within 15 Business Days after the end of such period and by ten Business Days’ prior notice to Vodafone:

(i)                                     cancel its Commitments with immediate effect; and

(ii)                                  demand the prepayment of its share of all Advances then outstanding together with accrued interest thereon and all other amounts accrued under the Finance Documents.

(e)                                  On the expiry of the ten Business Days’ notice period referred to in paragraph (d) above, Vodafone (or, if applicable, the relevant Borrower) shall pay to the Agent for that Finance Party:

(i)                                     the participations of that Lender in all outstanding Advances together with accrued interest;

(ii)                                  the increased costs originally claimed by that Lender and the increased costs continuing to be incurred by it for the period until payment by Vodafone in full under this Clause 13.3 (Basel III Cost claims);

(iii)                               any amounts payable pursuant to Clause 24.3 (Breakage costs); and

(iv)                              all amounts owing to that Finance Party under the Finance Documents.

14.                               ILLEGALITY AND MITIGATION

14.1                        Illegality

If it becomes unlawful in any jurisdiction for a Lender to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Advance, then the

Lender may notify Vodafone through the Agent accordingly and thereupon, but only to the extent necessary to remove the illegality:

(a)                                 each Borrower shall, upon request from that Lender within the period allowed or if no period is allowed, forthwith, repay any participation of that Lender in the Advances made to it together with all other amounts payable by it to that Lender under this Agreement; and

(b)                                 the Lender’s Commitments shall be cancelled immediately.

14.2                        Mitigation

Notwithstanding the provisions of Clauses 9.1 (Interest rate for all Advances), 11 (Taxes), 13 (Increased Costs) and 14.1 (Illegality), if in relation to a Finance Party circumstances arise which would result in:

(a)                                 any deduction, withholding or payment of the nature referred to in Clause 11 (Taxes); or

(b)                                 any increased cost of the nature referred to in Clause 13 (Increased Costs); or

(c)                                  a notification pursuant to Clause 14.1 (Illegality),

then without in any way limiting, reducing or otherwise qualifying the rights of such Finance Party or the Agent, such Finance Party shall promptly upon becoming aware of the same notify the Agent thereof (whereupon the Agent shall promptly notify Vodafone) and such Finance Party shall use reasonable endeavours to transfer its participation in the Facility and its rights hereunder and under the Finance Documents to another financial institution or Facility Office not affected by circumstances having the results set out in paragraphs (a), (b) or (c) above and shall otherwise take such reasonable steps as may be open to it to mitigate the effects of such circumstances provided that such Finance Party shall not be under any obligation to take any such action if, in its opinion, to do so would or would be likely to have a material adverse effect upon its business, operations or financial condition or would involve it in any unlawful activity or any activity that is contrary to its policies or any request, guidance or directive of any competent authority (whether or not having the force of law) or (unless indemnified to its satisfaction) would involve it in any significant expense or tax disadvantage.

15.                               GUARANTEE

15.1                        Guarantee

Each Guarantor jointly and severally, irrevocably and unconditionally:

(a)                                 as principal obligor, guarantees to each Finance Party that if and whenever:

(i)                                     an amount is due and payable by a Borrower under or in connection with any Finance Document; and

(ii)                                  demand for payment of that amount has been made by the Agent on that Borrower,

that Guarantor will forthwith on demand by the Agent pay that amount as if that Guarantor instead of that Borrower were expressed to be the principal obligor; and

(b)                                 indemnifies each Finance Party on demand against any loss or liability suffered by it if any obligation guaranteed by any Guarantor is or becomes unenforceable, invalid or illegal (the amount of that loss being the amount expressed to be payable by the relevant Borrower in respect of the relevant sum).

15.2                        Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Borrowers under the Finance Documents, regardless of any intermediate payment or discharge in part.

15.3                        Reinstatement

(a)                                 Where any discharge (whether in respect of the obligations of any Borrower or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Guarantors under this Clause 15 shall continue as if the discharge or arrangement had not occurred (but only to the extent that such payment, security or other disposition is avoided or restored).

(b)                                 Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

15.4                        Waiver of defences

The obligations of each Guarantor under this Clause 15 will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 15 or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Finance Party):

(a)                                 any time or waiver granted to, or composition with, any Borrower or other person;

(b)                                 the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Consolidated Group;

(c)                                  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)                                 any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of a Borrower or any other person;

(e)                                  any variation (however fundamental) or replacement of a Finance Document so that references to that Finance Document in this Clause 15 shall include each variation or replacement;

(f)                                   any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, to the intent that the Guarantors’ obligations under this Clause 15 shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity; and

(g)                                  any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Borrower under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall, for the purposes of the Guarantors’ obligations under this Clause 15, be construed as if there were no such circumstance.

15.5                        Immediate recourse

Except as provided in Clause 15.1(a)(ii) (Guarantee), each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 15.

15.6                        Appropriations

Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)                                 refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)                                 hold in a suspense account (bearing interest at a commercial rate) any moneys received from any Guarantor or on account of that Guarantor’s liability under this Clause 15, with any interest earned being credited to that account.

15.7                        Non-competition

Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been paid in full, no Guarantor shall, after a claim has been made or by virtue of any payment or performance by it under this Clause 15:

(a)                                 be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of that Guarantor’s liability under this Clause 15; or

(b)                                 claim, rank, prove or vote as a creditor of any Borrower or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

(c)                                  receive, claim or have the benefit of any payment, distribution or security from or on account of any Borrower, or exercise any right of set-off as against any Borrower.

Each Guarantor shall hold in trust for and forthwith pay or transfer to the Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause 15.7.

15.8                        Additional security

This guarantee is in addition to and is not in any way prejudiced by any other security now or hereafter held by any Finance Party.

15.9                        Removal of Guarantors

(a)                                 Any Guarantor (other than, Vodafone (subject to paragraph (b) below) and, following the Reorganisation Date, NewTopco and any Intermediate Holding Company (subject to paragraph (c)

below) of Vodafone) which is not a Borrower, may, at the request of Vodafone and if no Default is continuing, cease to be a Guarantor by entering into a supplemental agreement to this Agreement at the cost of Vodafone in such form as the Agent may reasonably require which shall discharge that Guarantor’s obligations as a Guarantor under this Agreement.

(b)                                 If on the Reorganisation Date, NewTopco or any Intermediate Holding Company have acceded as Guarantors in accordance with Clause 27.7 (Additional Guarantors) and no Default is continuing or would result from Vodafone’s resignation as a Guarantor, Vodafone may cease to be a Guarantor with effect from the Reorganisation Date by entering into a supplemental agreement to this Agreement at the cost of Vodafone or NewTopco in such form as the Agent may reasonably require which shall discharge Vodafone’s obligations as a Guarantor under this Agreement.

(c)                                  If NewTopco has acceded as a Guarantor in accordance with Clause 27.7 (Additional Guarantors) and no Default is continuing or would result from Intermediate Holding Company’s resignation as a Guarantor, Intermediate Holding Company may cease to be a Guarantor by entering into a supplemental agreement to this Agreement at the cost of Vodafone or NewTopco in such form as the Agent may reasonably require which shall discharge Intermediate Holding Company’s obligation as a Guarantor under this Agreement.

(d)                                 Any Party retiring as a Guarantor in accordance with paragraphs (a), (b) or (c) above (a “Retiring Guarantor”) for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(i)                                     that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(ii)                                  each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

15.10                 Limitation on guarantee of U.S. Guarantors

Notwithstanding any other provision of this Clause 15, the obligations of each Guarantor incorporated in the United States (other than NewTopco and any Intermediate Holding Company, to the extent incorporated in the United States) (a “U.S. Guarantor”) under this Clause 15 shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Bankruptcy Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such U.S. Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such U.S. Guarantor in respect of intercompany indebtedness to the Borrowers or Affiliates of the Borrowers to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such U.S. Guarantor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such U.S. Guarantor pursuant to (a) applicable law or (b) any agreement providing for an equitable allocation among such U.S. Guarantor and other Affiliates of the Borrowers of obligations arising under guarantees by such parties.

16.                               REPRESENTATIONS AND WARRANTIES

16.1                        Representations and warranties

Each Obligor makes the representations and warranties set out in this Clause 16 to each Finance Party (in respect of itself and where relevant its Controlled Subsidiaries only).

16.2                        Status

(a)                                 It is a duly incorporated and validly existing corporation under the laws of the jurisdiction of its incorporation.

(b)                                 Except to the extent specified in the applicable Borrower Accession Agreement or Guarantor Accession Agreement, each Obligor is classified as a corporation for U.S. federal income tax purposes.

16.3                        Powers and authority

It has the power to:

(a)                                 enter into and comply with, all obligations expressed on its part under the Finance Documents;

(b)                                 (in the case of a Borrower) to borrow under this Agreement; and

(c)                                  (in the case of a Guarantor) to give the guarantee in Clause 15 (Guarantee),

and has taken all necessary actions to authorise the execution, delivery and performance of the Finance Documents.

16.4                        Non-violation

The execution, delivery and performance of the Finance Documents will not violate:

(a)                                 any provisions of any existing law or regulation or statute applicable to it; or

(b)                                 to any material extent, any provisions of any mortgage, contract or other undertaking to which it or any of its Controlled Subsidiaries which is a member of the Restricted Group is a party or which is binding upon it or any of its Controlled Subsidiaries which is a member of the Restricted Group, the consequences of which would have a material adverse effect on the ability of the Obligors (taken as a whole) to perform their material obligations under the Finance Documents.

16.5                        Borrowing limits

Borrowings under this Agreement up to and including the maximum amount available under this Agreement, together with borrowings under the USD Facility up to and including the maximum amount available under the USD Facility, will not cause any limit (except to the extent the limit has been waived) on borrowings or, as the case may be, on the giving of guarantees (whether imposed in its Articles of Association or otherwise), or on the powers of its board of directors, applicable to it to be exceeded.

16.6                        Authorisations

All necessary consents or authorisations of any governmental authority or agency required by it in connection with the execution, validity, performance or enforceability of the Finance Documents have been obtained and are validly existing.

16.7                        No default

Neither it nor any of its Controlled Subsidiaries which is a member of the Restricted Group is in default under any law or agreement by which it is bound the consequences of which would have a material adverse effect on the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents.

16.8                        Accounts

The audited consolidated financial statements of Vodafone (or, following a Hive Up, NewTopco) most recently delivered to the Agent (which, at the date of the Amendment and Restatement Agreement are the audited consolidated accounts of Vodafone for the year ended 31 March 2017):

(a)                                 give a true and fair view of the consolidated financial position of Vodafone (or, following a Hive Up, NewTopco) as at the date to which they were drawn up; and

(b)                                 have been prepared in accordance with generally accepted accounting principles applied by Vodafone (or, following a Hive Up, NewTopco) at such time, consistently applied except for changes disclosed in such financial statements which are necessary to reflect a change in generally accepted accounting principles or the adoption of international finance reporting standards.

16.9                        No Event of Default

No Event of Default has occurred and is continuing in respect of it or any of its Subsidiaries which is a member of the Restricted Group.

16.10                 Investment Company

Each Borrower which is a U.S. Obligor either (i) is not an investment company as defined under United States Investment Company Act of 1940, as amended, or (ii) is exempt from the registration provisions of the Act pursuant to an exemption under that Act.

16.11                 ERISA

(a)                                 Each member of the Controlled USA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan maintained by such member or any member of the Controlled USA Group where non-fulfilment of such obligations would have a material adverse effect on the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents.

(b)                                 Each Obligor is in compliance with the applicable provisions of ERISA, the Code and any other applicable United States Federal or State law with respect to each Plan maintained by such Obligor where non-fulfilment of or non-compliance with such provisions would have a material adverse effect on the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents.

(c)                                  No Reportable Event has occurred with respect to any Plan maintained by an Obligor or any member of the Controlled USA Group and no steps have been taken to reorganise or terminate any Single Employer Plan or by that Obligor to effect a complete or partial withdrawal from any Multi-employer Plan where non-compliance or such Reportable Event, reorganisation, termination or withdrawal would have a material adverse effect on the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents.

(d)                                 No member of the Controlled USA Group has:

(i)                                     sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan; or

(ii)                                  failed to make any contribution or payment to any Single Employer Plan or Multi-employer Plan, or made any amendment to any Plan, and no other event, transaction or condition has occurred which has resulted or would result in the imposition of a lien or the posting of a bond or other security under ERISA or the Code; or

(iii)                               incurred any material, actual liability under Title I or Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA,

if such seeking, failure or incurrence would have a material adverse effect on the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents.

16.12                 Anti-Terrorism Laws

(a)                                 In this Clause,

“Anti-Terrorism Law” means each of:

(i)                                     Executive Order No. 13224 on Terrorist Financing: Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued September 23, 2001, as amended by Order 13268 (as so amended, the “Executive Order”);

(ii)                                  the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act) (the “USA Patriot Act”);

(iii)                               the Money Laundering Control Act of 1986, 18 U.S.C. sect. 1956; and

(iv)                              any similar law enacted in the United States of America subsequent to the Signing Date.

“Restricted Party” means any person listed:

(i)                                     in the Annex to the Executive Order;

(ii)                                  on the “Specially Designated Nationals and Blocked Persons” list maintained by the Office of Foreign Assets Control of the United States Department of the Treasury; or

(iii)                               in any successor list to either of the foregoing.

(b)                                 No U.S. Obligor or any of its Subsidiaries:

(i)                                     is, or is controlled by, a Restricted Party;

(ii)                                  to the best of its knowledge, has received funds or other property from a Restricted Party; or

(iii)                               to the best of its knowledge, is in breach of or is the subject of any action or investigation under any Anti-Terrorism Law.

(c)                                  Each U.S. Obligor and each of its Subsidiaries have taken reasonable measures to ensure compliance with the Anti-Terrorism Laws.

16.13                 Sanctions

To the best of its and its Subsidiaries’ knowledge, neither it nor any of its Subsidiaries, nor, to the best of its knowledge, any director, officer, agent, employee or affiliate of it or any of its Subsidiaries are currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC) or any equivalent sanctions administered or enforced by the United Nations Security Council, the European Union, Her Majesty’s Treasury, the State Secretariat for Economic Affairs or other relevant sanctions authority.

16.14                 Anti-money laundering

To the best of its and its Subsidiaries’ knowledge, the operations of each Obligor and its Subsidiaries are and have been in all material respects conducted in compliance with applicable financial record keeping and reporting requirements and money laundering statutes in the United Kingdom and in all jurisdictions in which each Obligor and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, Money Laundering Laws), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Obligor or any of its Subsidiaries with respect to Money Laundering Laws is, to the best of each Obligor’s and its Subsidiaries’ knowledge, pending and, to the best of each Obligor’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

16.15                 Anti-corruption law

To the best of its and its Subsidiaries’ knowledge:

(a)                                 each Obligor and its respective Subsidiaries, directors, officers and employees conducts its business in compliance with applicable anti-bribery and anti-corruption laws and regulations, including the UK Bribery Act 2010; and

(b)                                 each Obligor and its respective Subsidiaries maintains an effective anti-bribery compliance programme which monitors compliance and detects violations.

16.16                 Times for making representations and warranties

(a)                                 The representations and warranties set out in this Clause 16 (excluding Clause 16.10 (Investment Company) to Clause 16.12 (Anti-Terrorism Laws) (inclusive)):

(i)                                     are made by Vodafone on the Signing Date and, in the case of an Obligor which becomes a Party after the Effective Date, will be deemed to be made by that Obligor on the date it executes a Borrower Accession Agreement or Guarantor Accession Agreement; and

(ii)                                  are deemed to be made again by each Obligor on the date of each Request and on each Drawdown Date with reference to the facts and circumstances then existing.

(b)                                 The representations and warranties set out in Clauses 16.10 (Investment Company), 16.11 (ERISA) and 16.12 (Anti-Terrorism Laws):

(i)                                     are made by Vodafone on the date on which the first U.S. Obligor executes a Borrower Accession Agreement or a Guarantor Accession Agreement as the case may be;

(ii)                                  are deemed to be made by each Obligor which becomes a party after the Effective Date on the date it executes a Borrower Accession Agreement or Guarantor Accession Agreement, provided that there is a U.S. Obligor;

(iii)                               are deemed to be made again by each Obligor on the date of each Request and on each Drawdown Date with reference to the facts and circumstances then existing, provided that there is a U.S. Obligor.

16.17                 Anti-boycott statutes

In relation to each Finance Party that notifies the Agent to such effect (each a “Restricted Finance Party”), Clause 16.12 (Anti-Terrorism Laws) and Clause 16.13 (Sanctions) shall only apply for the benefit of that Restricted Finance Party to the extent that the relevant representations do not result in any violation of, conflict with or liability under (i) Council Regulation (EC) 2271/96, (ii) section 7 of the German Foreign Trade Rules (AWV) (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 no. 3 of the German Foreign Trade Act (Außenwirtschaftsgesetz)) or (iii) a similar anti-boycott statute.

17.                               UNDERTAKINGS

17.1                        Duration

The undertakings in this Clause 17 will remain in force for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

17.2                        Financial information

(a)                                 Vodafone shall supply to the Agent:

(i)                                     as soon as the same are publicly available (and in any event within 180 days of the end of each of its financial years):

(A)                               the audited consolidated financial statements of the Consolidated Group for that financial year; and

(B)                               (if published) each other Obligor’s audited statutory accounts for that financial year, consolidated if that Obligor has Subsidiaries and consolidated accounts are prepared and published;

(ii)                                  as soon as the same are publicly available (and in any event within 90 days of the end of the first half-year of each of its financial years) the interim unaudited financial statements of the Consolidated Group for that half-year;

(iii)                               within 20 days of the day on which the accounts referred to in paragraph (i) (A) or (ii) above are posted on Vodafone’s website in accordance with paragraph (b) below (provided that it shall not be a Default under this Clause 17.2 unless Vodafone fails to so supply within 10 days of written request by the Agent (on its own accord or at the request of a Lender) made at any time following the date of such posting) a certificate signed by a Vodafone authorised officer (or following a Hive Up, a NewTopco authorised officer), or in their absence any director of Vodafone or NewTopco, as the case may be, establishing (in reasonable detail) compliance with Clauses 17.8 (Priority borrowing) as at the date to which those accounts were drawn up and identifying the Principal Subsidiaries and the operating Subsidiaries which are Controlled Subsidiaries; and

(iv)                              if, after the date of the most recent certificate delivered pursuant to paragraph (iii) above and prior to the date that the next certificate is required to be delivered, a Principal Subsidiary ceases to be Principal Subsidiary as a result of (A) a sale or transfer to or a merger into or with an entity which is not a member of the Restricted Group or (B) the acquisition of a new Principal Subsidiary, a certificate signed by a Vodafone authorised officer (or following a Hive Up, a NewTopco authorised officer), or in their absence any director of Vodafone or NewTopco, as the case may be, which identifies the Principal Subsidiary which has ceased to be a Principal Subsidiary and the new Principal Subsidiary.

(b)                                 Reports required to be delivered pursuant to clauses (a)(i) and (a)(ii) above for Vodafone shall be deemed to have been delivered on the date on which Vodafone posts such reports to its website on the Internet at the website address listed for Vodafone in Clause 33.2(d) (Addresses for notices) or another relevant website to which the Agent and the Lenders have access and such posting shall be deemed to satisfy the reporting requirements of paragraphs (a)(i) and (a)(ii) above. The Borrower shall provide paper copies of the deliverables required by paragraphs (a)(iii) and (a)(iv) above to the Agent (in sufficient copies for all the Lenders if the Agent so requests).

17.3                        Information - miscellaneous

Vodafone shall supply to the Agent:

(a)                                 all documents despatched by the ultimate Holding Company of the Controlled Group to its shareholders (or any class of them) or by Vodafone or such ultimate Holding Company to the creditors of the Controlled Group generally (or any class of them) at the same time as they are despatched; and

(b)                                 as soon as reasonably practicable, such further publicly available information (including that required to comply with “know your customer” or similar identification procedures) in the possession or control of any member of the Controlled Group regarding the business, financial or corporate affairs of the Controlled Group, as the Agent may reasonably request.

17.4                        Notification of Default

Vodafone shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of it.

17.5                        Authorisations

Each Obligor shall promptly:

(a)                                 obtain, maintain and comply in all material respects with the terms of; and

(b)                                 if requested, supply certified copies to the Agent of,

any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

17.6                        Pari passu ranking

Each Obligor will procure that its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured and unsubordinated obligations (save for those obligations mandatorily preferred by applicable law).

17.7                        Negative pledge

No Obligor will, and each Obligor will procure that none of its Subsidiaries which is a member of the Restricted Group will, create or permit to subsist any Security Interest on or over any of its assets except for any Permitted Security Interest.

17.8                        Priority borrowing

Each Obligor will procure that none of its Subsidiaries (which is a member of the Restricted Group and which is not a Guarantor) will create, assume, incur, guarantee, permit to subsist or otherwise be liable in respect of any Financial Indebtedness owed to persons outside the Restricted Group except for:

(a)                                 Financial Indebtedness of any Subsidiary which became a member of the Restricted Group after the Effective Date (unless it became a member of the Restricted Group due to the expansion of the definition of Core Jurisdiction to include members of the European Union after the Effective Date) provided that:

(i)                                     any such Financial Indebtedness is either (A) outstanding before that Subsidiary becomes a member of the Restricted Group and was not created in contemplation of that Subsidiary becoming a member of the Restricted Group and/or (B) drawn at any time under commitments in existence before that Subsidiary becomes a member of the Restricted Group and that commitment was not created in contemplation of that Subsidiary becoming a member of the Restricted Group (together with Financial Indebtedness permitted pursuant to sub-paragraph (A), “Permitted Indebtedness”) and/or (C) drawn at any time under New Commitments, provided that such Financial Indebtedness may not be refinanced more than once in each successive four year period (with the first such period commencing on the Effective Date); and

(ii)                                  to the extent that at any time the aggregate principal amount of such Financial Indebtedness exceeds the amounts permitted under this paragraph (a) (measured in the same currency) for such member of the Restricted Group, the excess amount of such Financial Indebtedness shall not fall within this paragraph (a); or

(b)                                 Financial Indebtedness under finance or structured tax lease arrangements (including, but not limited to qualifying technological equipment leases) to the extent matched as part of those arrangements by deposits of cash or cash equivalent investments (including, but not limited to securities issued by G7 governments) or other securities rated at least A by S&P or A2 by Moody’s or A by Fitch which are treated by the creditor concerned as available to reduce its net exposure; or

(c)                                  Financial Indebtedness which is created with the prior written consent of the Majority Lenders; or

(d)                                 Financial Indebtedness to the extent matched by cash balances or cash equivalent investments (including, but not limited to securities issued by G7 governments) or other securities rated at least A by S&P or A2 by Moody’s or A by Fitch, held by members of the Restricted Group which are treated as available for netting by the creditors to whom that

Financial Indebtedness is owed under cash management or netting arrangements in the ordinary course of business; or

(e)                                  Financial Indebtedness under any finance lease or structured tax lease arrangements (including, but not limited to qualifying technological equipment leases) entered into in respect of assets which were or are acquired or become part of the Restricted Group after 1 March 2014; or

(f)                                   Financial Indebtedness under or in connection with any other finance lease entered into in respect of existing assets or future assets (to the extent they are subject to Security Interests contemplated under paragraph (j) of the definition of Permitted Security Interests); or

(g)                                  Financial Indebtedness under Back to Back Loans; or

(h)                                 Financial Indebtedness of any member of the Controlled Group which operates as a finance company to the extent that any such Financial Indebtedness is on-lent to an Obligor or to a member of the Controlled Group outside the Restricted Group; or

(i)                                     Financial Indebtedness that has been defeased to the extent that it is subject to Security Interests contemplated under paragraph (u) of the definition of Permitted Security Interests; or

(j)                                    Financial Indebtedness incurred solely in contemplation of an initial public offering or other disposal of the companies or partnerships incurring such Financial Indebtedness, to the extent that (i) the aggregate principal amount of such Financial Indebtedness does not exceed U.S.$5,000,000,000 (or its equivalent in other currencies) whilst such Financial Indebtedness is owed by a member of the Restricted Group; and (ii) the creditors in respect of such Financial Indebtedness have recourse for no more than ninety days to any member of the Controlled Group which is or whose assets are not intended to be subject to the initial public offering or disposal; or

(k)                                 Project Finance Indebtedness; or

(l)                                     Financial Indebtedness owed to persons outside the Restricted Group under guarantees or other legally binding assurances against financial loss granted by Vodafone Deutschland GmbH or any of its Subsidiaries in respect of any asset, undertaking or business not forming part of the mobile or wireless telecommunications business of the Restricted Group; or

(m)                             Financial Indebtedness under this Agreement; or

(n)                                 other Financial Indebtedness to the extent that the sum of:

(i)                                     the aggregate unpaid principal amount of the Financial Indebtedness of all the members of the Restricted Group which are not Guarantors and owed to persons outside the Restricted Group (other than Financial Indebtedness under paragraphs (a) to (m) above inclusive); plus

(ii)                                  the aggregate unpaid principal amount of Financial Indebtedness secured by Security Interests referred to in paragraph (w) of the definition of Permitted Security Interest (to the extent not falling within paragraph (i) above), does not exceed €3,500,000,000 or its equivalent in other currencies.

Compliance with this Clause 17.8 will be tested on the last day of each financial half year. For the purposes of paragraph (n) above, Financial Indebtedness of the Restricted Group not denominated in (or which has not been swapped into) Sterling shall be notionally converted (from the currency in which it is denominated or, as the case may be, into which it has been swapped) to Sterling at the rate of exchange used in the management accounts of the relevant Obligor for that relevant financial quarter.

17.9                        Disposals

No Obligor will, and each Obligor will procure that none of its Subsidiaries which is a member of the Restricted Group will, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, make any Asset Disposals other than:

(a)                                 Asset Disposals:

(i)                                     on arm’s length terms which are, in the opinion of an Obligor, at fair market value; or

(ii)                                  required by law or any governmental authority or agency (including without limitation any authority or agency of the European Union); or

(iii)                               made in good faith for the purpose of carrying on the business of the Controlled Group which it is reasonable to believe will benefit the Controlled Group; and

(b)                                 a transfer of all or any part of the assets of the Controlled Group to NewTopco and/or any Intermediate Holding Company of Vodafone.

17.10                 Restriction on Acquisitions

Vodafone will not, and will procure that no member of the Controlled Group will, make any Acquisition unless the major part of the Controlled Group’s business remains telecommunications, data communications and associated businesses.

17.11                 Margin Stock

(a)                                 In this Clause,

Margin Regulations means Regulations T, U and X issued by the Board of Governors of the United States Federal Reserve System.

Margin Stock means “margin stock” or “margin securities” as defined in the Margin Regulations.

(b)                                 No Obligor may:

(i)                                     extend credit for the purpose, directly or indirectly, of buying or carrying Margin Stock; or

(ii)                                  use any Advance, directly or indirectly, to buy or carry Margin Stock or for any other purpose in violation of the Margin Regulations.

17.12                 Sanctions

Each Obligor shall ensure, to the best of its ability, that the proceeds of Advances will not, directly or indirectly, be lent to any person or entity (whether or not related to Vodafone) for the purpose of financing the activities of any person or for the benefit of any country currently subject to any U.S. sanctions administered by OFAC or any equivalent sanctions administered or enforced by the United

Nations Security Council, the European Union, Her Majesty’s Treasury, the State Secretariat for Economic Affairs or other relevant sanctions authority.

17.13                 Anti-corruption law

Each Obligor and its Subsidiaries, directors, officers and employees shall:

(a)                                 conduct its business in compliance with applicable anti-bribery and anti-corruption laws and regulations, including the UK Bribery Act 2010;

(b)                                 maintain an effective anti-bribery compliance programme which monitors compliance and detects violations; and

(c)                                  not give or receive any bribes, including in relation to any public official.

17.14                 Know Your Customer

Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

17.15                 Anti-boycott statutes

In relation to each Restricted Finance Party, Clause 17.12 (Sanctions) shall only apply for the benefit of that Restricted Finance Party to the extent that the relevant undertaking does not result in any violation of, conflict with or liability under (i) Council Regulation (EC) 2271/96, (ii) section 7 of the German Foreign Trade Rules (AWV) (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 no. 3 of the German Foreign Trade Act (Außenwirtschaftsgesetz)) or (iii) a similar anti-boycott statute.

18.                               [CLAUSE DELIBERATELY NOT USED]

19.                               EVENTS OF DEFAULT

19.1                        Events of Default

Each of the events set out in Clauses 19.2 (Non-payment) to 19.15 (United States Bankruptcy Laws) (inclusive) is an Event of Default (whether or not caused by any reason whatsoever outside the control of any Obligor or any other person).

19.2                        Non-payment

An Obligor does not pay within four Business Days (the “Initial Grace Period”) of the due date any amount payable by it under the Finance Documents at the place at, and in the currency in, which it is expressed to be payable unless its failure to pay is caused by:

(a)                                 administrative or technical error and payment is made within a further two Business Days after the expiry of the Initial Grace Period; or

(b)                                 a Disruption Event and payment is made within a further four Business Days after the expiry of the Initial Grace Period.

19.3                        Breach of other obligations

An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 19.2 (Non-payment)) and such failure (if capable of remedy before the expiry of such period) continues unremedied for a period of 21 days from the earlier of the date on which (i) such Obligor has become aware of the failure to comply or (ii) the Agent gives notice to Vodafone requiring the same to be remedied.

19.4                        Misrepresentation

A representation or warranty made or repeated by any Obligor in any Finance Document is found to be untrue in any respect material in the context of performance of the Finance Documents when made or deemed to have been made.

19.5                        Cross default

(a)                                 (i)                                     Any Financial Indebtedness of any Obligor is:

(A)                               not paid when due or within any originally applicable grace period; or

(B)                               declared due, or is capable of being declared due, prior to its specified maturity as a result of an event of default (howsoever described) except this paragraph (B) does not apply to:

I.                                        Financial Indebtedness quoted or listed on a stock exchange; or

II.                                   Financial Indebtedness of an Obligor arising solely under paragraph (f) of the definition of “Financial Indebtedness” in Clause 1.1 (Definitions); or

(ii)                                  an Event of Default has occurred under the USD Facility and is continuing.

(b)                                 Paragraph (a) above does not apply:

(i)                                     to Project Finance Indebtedness; or

(ii)                                  to Financial Indebtedness which in aggregate is less than £100,000,000 (or equivalent currency); or

(iii)                               where the payment or occurrence of the event concerned is being contested in good faith; or

(iv)                              where the default is under a bond and is capable of waiver without bondholder consent; or

(v)                                 to Financial Indebtedness owed to a member of the Restricted Group.

19.6                        Winding up

An order is made or an effective resolution is passed for winding up any Obligor or any Principal Subsidiary (except for the purposes of a reconstruction or amalgamation on terms previously approved in writing by the Majority Lenders) or a petition is presented (which is not set aside or withdrawn within the earlier of 30 days of its presentation or by not later than the date for the hearing of such petition) for an administration order or for the winding up of any Obligor or any Principal Subsidiary except where demonstrated to the reasonable satisfaction of the Majority Lenders that any such petition is being contested in good faith.

19.7                        Insolvency process

(a)                                 A liquidator, administrator, receiver, trustee, sequestrator or similar officer is appointed in respect of all or any part of the assets of any Obligor or any Principal Subsidiary which generates a material part of the revenues of that Obligor or that Principal Subsidiary; or

(b)                                 any Obligor or any Principal Subsidiary, by reason of financial difficulties, enters into a composition, assignment or a moratorium in respect of any indebtedness or arrangement with any class of its creditors.

19.8                        Enforcement proceedings

A distress, execution, attachment or other legal process is levied, enforced or sued out upon or against all or any part of the assets of any Obligor or any Principal Subsidiary which generates a material part of the revenues of that Obligor or that Principal Subsidiary except where the same is being contested in good faith or is removed, discharged or paid within 30 days.

19.9                        Insolvency

Any Obligor or any Principal Subsidiary is deemed under Section 123(1)(e) or 123(2) of the Insolvency Act 1986 to be unable to pay its debts.

19.10                 Similar proceedings

Anything having a substantially similar effect to any of the events specified in Clauses 19.6 (Winding up) to 19.9 (Insolvency) inclusive shall occur under the laws of any applicable jurisdiction in relation to any Obligor or any Principal Subsidiary.

19.11                 Unlawfulness

It is or becomes unlawful for any Obligor to perform any of its payment or other material obligations under the Finance Documents.

19.12                 Guarantee

The guarantee of any Guarantor under Clause 15 (Guarantee) is not effective or is alleged by an Obligor to be ineffective for any reason (other than by reason of written release or waiver by the Finance Parties or in accordance with Clause 15.9 (Removal of Guarantors)).

19.13                 Cessation of business

Any Obligor or any Principal Subsidiary ceases to carry on all or substantially all of its business otherwise than:

(a)                                 as a result of a transfer of all or any part of its business to a member of the Restricted Group; or

(b)                                 as a result of a disposal permitted under Clause 17.9 (Disposals); or

(c)                                  with the prior written consent of the Majority Lenders.

19.14                 Litigation

Any litigation proceedings are current which are reasonably likely to be adversely determined and which would have a material adverse effect on the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents.

19.15                 United States Bankruptcy Laws

(a)                                 In this Clause 19.15 and Clause 19.16 (Acceleration):

U.S. Bankruptcy Law means the United States Bankruptcy Code or any other United States Federal or State bankruptcy, insolvency or similar law.

U.S. Debtor means an Obligor that is incorporated or organized under the laws of the United States of America or any State of the United States of America (including the District of Columbia) or that has a place of business or property in the United States of America.

(b)                                 Any of the following occurs in respect of a U.S. Debtor:

(i)                                     it makes a general assignment for the benefit of creditors;

(ii)                                  it commences a voluntary case or proceeding under any U.S. Bankruptcy Law; or

(iii)                               an involuntary case under any U.S. Bankruptcy Law is commenced against it and is not controverted within 20 days or is not dismissed or stayed within 60 days after commencement of the case; or

(iv)                              an order for relief or other order approving any case or proceeding is entered under any U.S. Bankruptcy Law.

19.16                 Acceleration

(a)                                 On and at any time after the occurrence of an Event of Default while such event is continuing the Agent may, and if so directed by the Majority Lenders, will by notice to Vodafone, declare that an Event of Default has occurred and:

(i)                                     if not already cancelled under paragraph (b) below, cancel the Total Commitments; and/or

(ii)                                  demand that all the Advances, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(iii)                               demand that all the Advances be payable on demand, whereupon they shall immediately become payable on demand.

(b)                                 If an Event of Default described in Clause 19.15 (United States Bankruptcy Laws) occurs, the Commitments which are available to any U.S. Debtor will, if not already cancelled under this Agreement, be immediately and automatically cancelled and all amounts owed by any U.S. Debtor outstanding under the Finance Documents will be immediately and automatically due and payable, without the requirement of notice or any other formality.

20.                               THE AGENTS AND THE ARRANGERS

20.1                        Appointment and duties of the Agents

Each Finance Party (other than the Agent) irrevocably appoints the Agent to act as its agent under and in connection with the Finance Documents and each Swingline Lender appoints the Euro Swingline Agent to act as its agent in relation to the Swingline Facility, and each Finance Party irrevocably authorises the Agent or, as the case may be, the Euro Swingline Agent on its behalf to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions. The Agent or, as the case may be, the Euro Swingline Agent shall have only those duties which are expressly specified in this Agreement. Those duties are solely of a mechanical and administrative nature.

20.2                        Role of the Arrangers

Except as otherwise provided in this Agreement, no Arranger has any obligations of any kind to any other Party under or in connection with any Finance Document.

20.3                        Relationship

The relationship between the Agent or, as the case may be, the Euro Swingline Agent and the other Finance Parties is that of agent and principal only. Nothing in this Agreement constitutes the Agent or, as the case may be, the Euro Swingline Agent as trustee or fiduciary for any other Party or any other person and the Agent or, as the case may be, the Euro Swingline Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

20.4                        Majority Lenders’ directions

(a)                                 The Agent or, as the case may be, the Euro Swingline Agent will be fully protected if it acts in accordance with the instructions of the Majority Lenders in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders will be binding on all the Lenders. In the absence of such instructions the Agent or, as the case may be, the Euro Swingline Agent may act as it considers to be in the best interests of all the Lenders.

(b)                                 Neither the Agent nor the Euro Swingline Agent is authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

20.5                        Delegation

The Agent or, as the case may be, the Euro Swingline Agent may act under the Finance Documents through its personnel and agents.

20.6                        Responsibility for documentation

Neither the Agent, the Euro Swingline Agent nor any Arranger is responsible to any other Party for:

(a)                                 the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document by any other Party; or

(b)                                 the collectability of amounts payable under any Finance Document; or

(c)                                  the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document by any other Party.

20.7                        Default

(a)                                 The Agent or, as the case may be, the Euro Swingline Agent is not obliged to monitor or enquire as to whether or not a Default has occurred. Neither the Agent nor the Euro Swingline Agent will be deemed to have knowledge of the occurrence of a Default. However, if the Agent or, as the case may be, the Euro Swingline Agent receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, it shall promptly notify the Lenders of such notice.

(b)                                 The Agent or, as the case may be, the Euro Swingline Agent may require the receipt of security satisfactory to it whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences these proceedings or takes that action.

20.8                        Exoneration

(a)                                 Without limiting paragraph (b) below, the Agent or, as the case may be, the Euro Swingline Agent will not be liable to any other Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by its negligence or wilful misconduct or breach of any of its obligations under or in connection with the Finance Documents.

(b)                                 No Party may take any proceedings against any officer, employee or agent being an individual of the Agent or, as the case may be, the Euro Swingline Agent in respect of any claim it might have against the Agent or, as the case may be, the Euro Swingline Agent or in respect of any act or omission of any kind (including negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.

(c)                                  The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)                                 Any officer, employee or agent being an individual of the Agent, or as the case may be, the Euro Swingline Agent may rely on paragraph (b) above and enforce its terms under the Contract (Rights of Third Parties) Act 1999.

(e)                                  Nothing in this Agreement shall oblige the Agent or an Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and an Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or an Arranger.

20.9                        Reliance

The Agent or, as the case may be, the Euro Swingline Agent may:

(a)                                 rely on any notice or document reasonably believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

(b)                                 rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

(c)                                  engage, pay for and rely on legal or other professional advisers selected by it (including those in the Agent’s or, as the case may be, the Euro Swingline Agent’s employment and those representing a Party other than the Agent or, as the case may be, the Euro Swingline Agent).

20.10                 Credit approval and appraisal

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

(a)                                 has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Agent, the Euro Swingline Agent or the Arrangers in connection with any Finance Document; and

(b)                                 will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

20.11                 Information

(a)                                 The Agent or, as the case may be, the Euro Swingline Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Agent or, as the case may be, the Euro Swingline Agent by a Party for that person.

(b)                                 The Agent shall promptly supply a Lender with a copy of each document received by the Agent under Clauses 4 (Conditions Precedent), 27.7 (Additional Guarantors) or 27.8 (Additional Borrowers) upon the request and at the expense of that Lender.

(c)                                  Except where this Agreement specifically provides otherwise, the Agent or, as the case may be, the Euro Swingline Agent is not obliged to review or check the accuracy or completeness of any document it forwards to another Party.

(d)                                 The Agent shall provide to Vodafone within 5 Business Days of a request by Vodafone (but no more than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made or document to be delivered under or in connection with the Finance Documents), the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

(e)                                  Except as provided above, the Agent or, as the case may be, the Euro Swingline Agent has no duty:

(i)                                     either initially or on a continuing basis to provide any Lender with any credit or other information concerning the financial condition or affairs of any Obligor or any related entity of any Obligor whether coming into its possession or that of any of its related entities before, on or after the Signing Date; or

(ii)                                  unless specifically requested to do so by a Lender in accordance with this Agreement, to request any certificates or other documents from any Obligor.

20.12                 The Agent, the Euro Swingline Agent and the Arrangers individually

(a)                                 If it is also a Lender, each of the Agent, the Euro Swingline Agent and the Arrangers has the same rights and powers under this Agreement as any other Lender and may exercise those rights and powers as though it were not the Agent, the Euro Swingline Agent or an Arranger.

(b)                                 Each of the Agent, the Euro Swingline Agent and the Arrangers may:

(i)                                     carry on any business with an Obligor or its related entities;

(ii)                                  act as agent or trustee for, or in relation to any financing involving, an Obligor or its related entities; and

(iii)                               retain any profits or remuneration in connection with its activities under the Finance Documents, or in relation to any of the foregoing.

20.13                 Indemnities

(a)                                 Without limiting the liability of any Obligor under the Finance Documents, each Lender shall forthwith on demand indemnify the Agent or, as the case may be, the Euro Swingline Agent for its proportion of any liability or loss incurred by the Agent or, as the case may be, the Euro Swingline Agent in any way relating to or arising out of its acting as the Agent or, as the case may be, the Euro Swingline Agent, except to the extent that the liability or loss arises directly from the Agent’s or, as the case may be, the Euro Swingline Agent’s negligence or wilful misconduct.

(b)                                 A Lender’s proportion of the liability or loss set out in paragraph (a) above is the proportion which its Commitment bears to the Total Commitments at the date of demand or, if the Total Commitments have been cancelled, bore to the Total Commitments immediately before being cancelled.

20.14                 Compliance

(a)                                 The Agent or, as the case may be, the Euro Swingline Agent, may refrain from doing anything which might, in its reasonable opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its reasonable opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

(b)                                 Without limiting paragraph (a) above, the Agent or, as the case may be, the Euro Swingline Agent, need not disclose any information relating to any Obligor or any of its related entities if the disclosure might, in the opinion of the Agent or, as the case may be, the Euro Swingline Agent, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

20.15                 Resignation of the Agent or the Euro Swingline Agent

(a)                                 Notwithstanding its irrevocable appointment, the Agent or, as the case may be, the Euro Swingline Agent, may resign by giving notice to the Lenders and Vodafone, in which case the Agent or, as the case may be, the Euro Swingline Agent, may forthwith appoint one of its Affiliates as successor Agent or, failing that, the Majority Lenders may after consultation with Vodafone appoint a reputable and experienced bank as successor Agent or, as the case may be, successor Euro Swingline Agent.

(b)                                 If the appointment of a successor Agent or, as the case may be, successor Euro Swingline Agent is to be made by the Majority Lenders but they have not, within 30 days after notice of resignation, appointed a successor Agent or, as the case may be, successor Euro Swingline Agent which accepts the appointment, the retiring Agent or, as the case may be, the retiring Euro Swingline Agent may, following consultation with Vodafone, appoint a successor Agent or, as the case may be, successor Euro Swingline Agent.

(c)                                  The resignation of the retiring Agent or, as the case may be, retiring Euro Swingline Agent and the appointment of any successor Agent or, as the case may be, successor Euro Swingline Agent will both become effective only upon the successor Agent or, as the case may be, successor Euro Swingline Agent notifying all the Parties that it accepts the appointment. On giving the notification and receiving such approval, the successor Agent or, as the case may be, successor Euro Swingline Agent will succeed to the position of the retiring Agent or, as the case may be, retiring Euro Swingline Agent and the term “Agent” or, as the case may be, “Euro Swingline Agent” will mean the successor Agent or, as the case may be, successor Euro Swingline Agent.

(d)                                 The retiring Agent or, as the case may be, retiring Euro Swingline Agent shall, at its own cost (unless required to resign pursuant to paragraph (f) below), make available to the successor Agent or, as the case may be, successor Euro Swingline Agent such documents and records and provide such assistance as the successor Agent or, as the case may be, successor Euro Swingline Agent may reasonably request for the purposes of performing its functions as the Agent or, as the case may be, the Euro Swingline Agent under this Agreement.

(e)                                  Upon its resignation becoming effective, this Clause 20 shall continue to benefit the retiring Agent or, as the case may be, retiring Euro Swingline Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was the Agent or, as the case may be, the Euro Swingline Agent, and, subject to paragraph (d) above, it shall have no further obligation under any Finance Document.

(f)                                   The Majority Lenders may by notice to the Agent or, as the case may be, the Euro Swingline Agent, require it to resign in accordance with paragraph (a) above. In this event, the Agent or, as the case may be, the Euro Swingline Agent shall resign in accordance with paragraph (a) above but it shall not be entitled to appoint one of its Affiliates as successor Agent or successor Euro Swingline Agent.

(g)                                  Any successor Agent or, as the case may be, successor Euro Swingline Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original party to this Agreement.

(h)                                 The Agent or, as the case may be, the Euro Swingline Agent shall resign in accordance with paragraph (a) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent or, as the case may be, the Euro Swingline Agent, pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent or, as the case may be, the Euro Swingline Agent, under the Finance Documents, either:

(i)                                     the Agent or, as the case may be, the Euro Swingline Agent, fails to respond to a request under Clause 11.7 (FATCA Information) and Vodafone or a Lender reasonably believes that the Agent or, as the case may be, the Euro Swingline Agent, will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)                                  the information supplied by the Agent or, as the case may be, the Euro Swingline Agent, pursuant to Clause 11.7 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)                               the Agent or, as the case may be, the Euro Swingline Agent, notifies Vodafone and the Lenders that the Agent or, as the case may be, the Euro Swingline Agent, will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) Vodafone or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and Vodafone or that Lender, by notice to the Agent, or, as the case may be, the Euro Swingline Agent, requires it to resign.

20.16                 Lenders

The Agent or, as the case may be, the Euro Swingline Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received notice from the Lender to the contrary by not less than five Business Days prior to the relevant payment.

20.17                 Chinese wall

In acting as Agent, Euro Swingline Agent or Arranger, the agency and syndications division of each of the Agent, the Euro Swingline Agent and each Arranger shall be treated as a separate entity from its other divisions and departments. Any information acquired at any time by the Agent, the Euro Swingline Agent or any Arranger otherwise than in the capacity of Agent, Euro Swingline Agent or Arranger through its agency and syndications division (whether as financial advisor to any member of the Consolidated Group or otherwise) may be treated as confidential by the Agent, Euro Swingline Agent or Arranger and shall not be deemed to be information possessed by the Agent, Euro Swingline Agent or Arranger in their capacity as such. Each Finance Party acknowledges that the Agent, the Euro Swingline Agent and the Arrangers may, now or in the future, be in possession of, or provided with, information relating to the Obligors which has not or will not be provided to the other Finance Parties. Each Finance Party agrees that, except as expressly provided in this Agreement, none of the Agent, Euro Swingline Agent or any Arranger will be under any obligation to provide, or under any liability for failure to provide, any such information to the other Finance Parties.

21.                               FEES

21.1                        Commitment fee

(a)                                 Vodafone shall pay to the Agent for distribution to each Lender pro rata to the proportion its Revolving Credit Commitment bears to the Total Commitments from time to time a commitment fee at the rate of 35 per cent. of the applicable Margin on any undrawn, uncancelled amount of the Total Commitments on each day.

(b)                                 Commitment fee is calculated and accrues on a daily basis on and from the Effective Date and is payable quarterly in arrear. Accrued and unpaid commitment fee is also payable to the Agent for the relevant Lender(s) on any amount of its Revolving Credit Commitment, which is cancelled voluntarily by the Borrower at the time the cancellation takes effect (but only in respect of the period up to the date of cancellation).

(c)                                  No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

21.2                        Utilisation Fee

(a)                                 Vodafone shall pay to the Agent for distribution to each Lender pro rata to the proportion its Revolving Credit Commitment bears to the Total Commitments from time to time a utilisation fee in accordance with paragraphs (b) and (c) below and at the rate per annum specified in paragraph (b) below on any outstanding drawn amount of any Advance on each day.

(b)                                 The utilisation fee will be paid on the aggregate outstanding amount of all Advances for each day upon which the outstanding Advances exceed one half of the Total Commitments, at the rate of 0.275 per cent. per annum.

(c)                                  The utilisation fee is calculated and accrues on a daily basis and is payable at the end of each Term.

21.3                        Agent’s fee

Vodafone shall pay to the Agent for its own account an agency fee in the amounts and on the dates agreed in the relevant Fee Letter.

21.4                        Front-end fees

(a)                                 Vodafone shall pay to the Agent for the Original Lenders as at the Signing Date a front-end fee and MLA fee in the amount and on the date specified in the relevant Fee Letter.

(b)                                 If so agreed between Vodafone and an Additional Lender or an Existing Increasing Lender (as applicable), Vodafone shall pay to such Additional Lender or Existing Increasing Lender (as applicable) a front-end fee in the amounts and on the dates specified in the relevant Fee Letter.

21.5                        VAT

Any fee referred to in this Clause 21 is exclusive of any United Kingdom value added tax. If any value added tax is so chargeable, it shall be paid by Vodafone at the same time as it pays the relevant fee.

22.                               EXPENSES

22.1                        Initial and special costs

Vodafone shall forthwith on demand pay the Agent, the Euro Swingline Agent and the Arrangers the amount of all out-of-pocket costs and expenses (including but not limited to legal fees up to an amount agreed, in the case of (a)(i) below, with the Arrangers) reasonably incurred by any of them in connection with:

(a)                                 the negotiation, preparation, printing and execution of:

(i)                                     this Agreement and any other documents referred to in this Agreement; and

(ii)                                  any other Finance Document (other than a Novation Certificate) executed on or after the Effective Date;

(b)                                 any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of an Obligor and relating to a Finance Document or a document referred to in any Finance Document or any amendment to this Agreement to reflect a change in currency of a country pursuant to Clause 10.4(b)(iii) (Currency); and

(c)                                  any other agency matter not of an ordinary administrative nature, arising out of or in connection with a Finance Document in the amount agreed between the Agent and Vodafone at the relevant time.

22.2                        Enforcement costs

Vodafone shall within five Business Days of receiving written demand pay to each Finance Party the amount of all costs and expenses (including but not limited to legal fees) incurred (or in the case of (b) below reasonably incurred) by it:

(a)                                 in connection with the enforcement of any Finance Document; or

(b)                                 in connection with the preservation of any rights under any Finance Document.

23.                               STAMP DUTIES

Vodafone shall pay and within five Business Days of receiving written demand indemnify each Finance Party against any liability it incurs in respect of any stamp, registration or similar tax which is or becomes payable in any jurisdiction in or through which any payment under the Finance Documents is made or any Obligor is incorporated or has any assets in connection with the entry into, performance or enforcement of any Finance Document.

24.                               INDEMNITIES

24.1                        Currency indemnity

(a)                                 If a Finance Party receives an amount in respect of an Obligor’s liability under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the “Contractual Currency”) in which the amount is expressed to be payable under the relevant Finance Document:

(i)                                     that Obligor shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

(ii)                                  if the amount received by that Finance Party, when converted into the Contractual Currency at a market rate in the usual course of its business, is less than the amount owed in the Contractual Currency, the Obligor concerned shall forthwith on demand pay to that Finance Party an amount in the Contractual Currency equal to the deficit (provided that if the amount received by the Finance Party following such conversion is greater than the amount owed, the Finance Party shall pay to such Obligor an amount equal to the excess); and

(iii)                               the Obligor shall pay to the Finance Party concerned on demand any exchange costs and taxes payable in connection with any such conversion.

(b)                                 Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

24.2                        Other indemnities

Vodafone shall forthwith on demand indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

(a)                                 the occurrence of any Default; or

(b)                                 the operation of Clause 19.16 (Acceleration); or

(c)                                  any payment of principal or an Overdue Amount being received from any source otherwise than in the case of Revolving Credit Advances or Swingline Advances on its Maturity Date (and, for the purposes of this paragraph (c), the Maturity Date of an Overdue Amount is the last day of each Designated Term); or

(d)                                 a Default or an action or omission by an Obligor resulting in an Advance not being disbursed after a Borrower has delivered a Request for that Advance.

Vodafone’s liability in each case includes any loss or expense, (excluding loss of Margin) in respect or on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Advance.

24.3                        Breakage costs

If a Finance Party receives or recovers any payment of principal of an Advance or of an Overdue Amount other than on its Maturity Date or, as the case may be, the last day of the Designated Term for the purposes of calculation of the amount payable by Vodafone under sub-clause (c) of Clause 24.2 (Other indemnities) in respect of the amount so received or recovered, that Finance Party shall calculate:

(a)                                 the additional interest (excluding the Margin) which would have been payable on the principal so received or recovered had it been received or recovered on the relevant Maturity Date or, as the case may be, the last day of the Designated Term; and

(b)                                 the amount of interest which would have been payable to that Finance Party on the relevant Maturity Date or, as the case may be, the last day of the Designated Term concerned in respect of a deposit by that Finance Party in the currency of the amount received or recovered placed with a prime bank in London earning interest from (and including) the earliest Business Day for placing deposits in such currency following receipt of that amount up to (but excluding) the relevant Maturity Date or, as the case may be, the last day of the applicable Designated Term, and if the amount payable under paragraph (a) above is greater than the amount payable under paragraph (b), Vodafone will, forthwith on receipt of a demand from the relevant Finance Party pursuant to sub-clause (c) of Clause 24.2 (Other indemnities), pay to that Finance Party an amount equal to the difference between the amount payable under paragraphs (a) and (b) above.

25.                               EVIDENCE AND CALCULATIONS

25.1                        Accounts

Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate (except in a case of manifest error).

25.2                        Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under this Agreement is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

25.3                        Calculations

Interest and the fees payable under Clause 21.1 (Commitment fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 360 days, or, in the case of interest at the Swingline Rate or any interest payable in an amount denominated in Sterling, 365 days.

26.                               AMENDMENTS AND WAIVERS

26.1                        Procedure

(a)                                 Subject to Clause 26.2 (Exceptions) and Clause 26.3 (NewTopco), any term of the Finance Documents may be amended or waived with the agreement of Vodafone and the Majority Lenders. The Agent may effect, on behalf of the Lenders, an amendment to which the Majority Lenders have agreed.

(b)                                 The Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraph (a) above, and any such amendment or waiver shall be binding on all the Parties.

26.2                        Exceptions

An amendment or waiver which relates to:

(a)                                 the definition of “Majority Lenders” in Clause 1.1 (Definitions); or

(b)                                 an extension of the date for, or a decrease in an amount or a change in the currency of, any payment under the Finance Documents; or

(c)                                  an increase in or extension of a Lender’s Commitment or a change to the Margin; or

(d)                                 a change in the guarantee under Clause 15 (Guarantee) otherwise than in accordance with Clause 27.7 (Additional Guarantors) or Clause 15.9 (Removal of Guarantors); or

(e)                                  a term of a Finance Document which expressly requires the consent of each Lender; or

(f)                                   Clause 27.5 (Replacement of Lenders); or

(g)                                  Clause 30 (Pro Rata Sharing) or this Clause 26; or

(h)                                 any Term exceeding six months,

may not be effected without the consent of each Lender. Any amendment or waiver which changes, or relates to the rights and/or obligations of the Agent or Euro Swingline Agent shall also require the Agent’s or the Euro Swingline Agent’s (as applicable) agreement.

In connection with any amendment, waiver, determination, declaration, decision (including a decision to accelerate) or direction (each a “Relevant Measure”) relating to any part of Clause 16.12 (Anti-Terrorism Laws), Clause 16.13 (Sanctions) or Clause 17.12 (Sanctions) of which a Restricted Finance Party does not have the benefit, the Commitments of that Restricted Finance Party will be excluded for the purpose of determining whether the requisite level of consent of the Lenders to approve such Relevant Measure has been obtained.

26.3                        NewTopco

Any amendment substituting a reference to Vodafone with a reference to NewTopco:

(a)                                 to any procedural or administrative provision of this Agreement; or

(b)                                 which puts the Parties in substantially the same position as applied prior to the Hive Up,

may be effected by agreement between NewTopco and the Agent.

26.4                        Waivers and remedies cumulative

The rights of each Party under the Finance Documents:

(a)                                 may be exercised as often as necessary;

(b)                                 are cumulative and not exclusive of its rights under the general law; and

(c)                                  may be waived only in writing and specifically.

Delay in exercising or non-exercise of any such right is not a waiver of that right.

26.5                        Disenfranchisement of Defaulting Lenders

(a)                                 For so long as a Defaulting Lender has any Available Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s commitments will be reduced by the amount of its Available Commitments.

(b)                                 For the purposes of this Clause 26.5, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)                                     any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)                                  any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a) or (b) of the definition of “Defaulting Lender” has occurred, and in the case of the events or circumstances referred to in paragraph (a) of the definition of “Defaulting Lender”, none of the exceptions to that paragraph apply, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

26.6                        Replacement of a Defaulting Lender

(a)                                 Vodafone may, at any time a Lender has become and continues to be a Defaulting Lender, by giving five Business Days’ prior written notice to the Agent and such Lender:

(i)                                     replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to Clause 27 (Changes to the Parties) all (and not part only) of its rights and obligations under this Agreement; or

(ii)                                  require such Lender to (and such Lender shall) transfer pursuant to Clause 27 (Changes to the Parties) all (and not part only) of the undrawn Commitments of the Lender, to a Lender or other bank or financial institution, (a “Replacement Lender”) selected by Vodafone, and which is acceptable to the Agent (acting reasonably) and which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender’s participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Advances and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)                                 Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause shall be subject to the following conditions:

(i)                                     Vodafone shall have no right to replace the Agent;

(ii)                                  neither the Agent nor the Defaulting Lender shall have any obligation to Vodafone to find a Replacement Lender;

(iii)                               the transfer must take place no later than 45 Business Days after the notice referred to in paragraph (a) above; and

(iv)                              in no event shall a Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents.

(c)                                  An amendment or waiver which relates to this Clause 26 may not be effected without the consent of each Lender.

27.                               CHANGES TO THE PARTIES

27.1                        Transfers by Obligors

(a)                                 No Obligor may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under this Agreement provided that without any further consent from the Lenders or the Agent it may, subject to paragraph (b) below and provided that no Default is continuing or would result from any such transfer, transfer its rights and obligations under this Agreement to NewTopco or any Intermediate Holding Company and NewTopco or the Intermediate Holding Company will execute a document, or documents, in favour of the Lenders in form and substance the same as this Agreement, with references to such Obligor in this Agreement amended to mean NewTopco or such Intermediate Holding Company (as applicable), provided that if such transfer is to an Intermediate Holding Company, the Agent may, within 30 days of receipt of notification of such transfer, require NewTopco to accede as a Guarantor. The Agent shall (and is hereby authorised to) execute on behalf of the Finance Parties any such document or documents executed by NewTopco or the Intermediate Holding Company provided that the conditions set out in this Clause 27.1 are satisfied.

(b)                                 The transfer of rights and obligations under this Agreement to NewTopco or any Intermediate Holding Company shall not require the consent of the Lenders or the Agent provided that NewTopco or the Intermediate Holding Company, as applicable, is incorporated and tax resident in the United Kingdom or in the United States and prior to such transfer Vodafone provides satisfactory evidence to the Agent that it is tax resident in one of those jurisdictions. Subject to paragraph (c) below, the prior written consent of the Majority Lenders shall be required in relation to the transfer of rights and obligations to a NewTopco or an Intermediate Holding Company incorporated elsewhere.

(c)                                  All Lender consent will be required for any transfer of rights under this Agreement to a NewTopco or an Intermediate Holding Company to the extent the transferee is incorporated or established or carrying on its principal business in a country which is subject to OFAC sanctions, United Nations sanctions under Article 41 of the UN Charter, or any equivalent sanctions administered or enforced by the European Union, Her Majesty’s Treasury, the State Secretariat for Economic Affairs, or other relevant sanctions authority.

27.2                        Transfers by Lenders

(a)                                 A Lender (the “Existing Lender”) may at any time assign, transfer or novate any of its rights and/or obligations under this Agreement to another bank, financial institution, central bank or federal reserve (the “New Lender”) provided that:

(i)                                     subject to paragraph (b) below Vodafone (or following a Hive Up, NewTopco) has, except while an Event of Default is continuing or in the case of an assignment, transfer or novation to an Affiliate or another Lender, given its prior written consent (in the case of a transfer to a financial institution, such consent to be in its absolute discretion and, in the case of a transfer to a bank, central bank or federal reserve such consent not to be unreasonably withheld or delayed);

(ii)                                  in the case of a partial assignment, transfer or novation of rights and/or obligations, a minimum amount of €8,000,000 in aggregate and in multiples of €1,000,000 (unless to an Affiliate or to a Lender or the Agent agrees otherwise) must be assigned, transferred or novated;

(iii)                               any assignment or transfer by an Existing Lender to a New Lender shall only be effective if it transfers or assigns the Existing Lender’s share of the relevant Facility pro rata against the Existing Lender’s Available Commitment and its participations in Advances under that Facility; and

(iv)                              in the case of an assignment, transfer or novation by a Swingline Lender (or an Affiliate of a Swingline Lender), a portion of that Swingline Lender’s Swingline Commitment must also be assigned, transferred or novated to the extent necessary (if at all) to ensure that the Swingline Lender’s Swingline Commitment does not exceed its Commitment after the assignment, transfer or novation.

(b)                                 Vodafone must respond to a request for its consent to a transfer made under paragraph (a)(i) above as soon as is reasonably practicable and, in any event, no later than 15 Business Days after the day on which it received the request, or Vodafone will be deemed to have given its consent to the transfer.

(c)                                  A transfer of obligations will be effective only if either:

(i)                                     the obligations are novated in accordance with Clause 27.4 (Procedure for novations); or

(ii)                                  the New Lender gives prior written notice to Vodafone and, except while an Event of Default is continuing or in the case of an assignment, transfer or novation to an Affiliate or another Lender, obtains the consent of Vodafone in accordance with paragraph (a)(i) above and confirms to the Agent and Vodafone that it undertakes to be bound by the terms of this Agreement as a Lender in form and substance satisfactory to the Agent. On the transfer becoming effective in this manner the Existing Lender shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Lender; and

the Agent has performed all “know your customer” or other checks relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(d)                                 Nothing in this Agreement restricts the ability of a Lender to sub-contract an obligation if that Lender remains liable under this Agreement for that obligation.

(e)                                  On each occasion an Existing Lender assigns, transfers or novates any of its rights and/or obligations under this Agreement, the New Lender shall, on the date the assignment, transfer and/or novation takes effect, pay to the Agent for its own account a fee of €2,500.

(f)                                   An Existing Lender is not responsible to a New Lender for:

(i)                                     the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document; or

(ii)                                  the collectability of amounts payable under any Finance Document; or

(iii)                               the accuracy of any statements (whether written or oral) made in connection with any Finance Document.

(g)                                  Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)                                     has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)                                  will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

(h)                                 Nothing in any Finance Document obliges an Existing Lender to:

(i)                                     accept a re transfer from a New Lender of any of the rights and/or obligations assigned, transferred or novated under this Clause 27; or

(ii)                                  support any losses incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under this Agreement or otherwise.

(i)                                     Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement and its Commitment has been cancelled or reduced to nil.

(j)                                    If any assignment, transfer or novation results either:

(i)                                     at the time of the assignment, transfer or novation; or

(ii)                                  at any future time where the additional amount was caused as a result of laws and/or regulations in force at the date of the assignment, transfer or novation,

in additional amounts becoming due under Clause 11 (Taxes) or amounts becoming due under Clause 13 (Increased Costs), the New Lender shall be entitled to receive such additional amounts only to the extent that the Existing Lender would have been so entitled had there been no such assignment, transfer or novation.

27.3                        Affiliates of Lenders

(a)                                 Each Lender may fulfil its obligations in respect of any Advance through an Affiliate if:

(i)                                     the relevant Affiliate is specified in this Agreement as a Lender or becomes a Lender by means of a Novation Certificate in accordance with this Agreement and subject to any consent required under Clause 27.2 (Transfers by Lenders); and

(ii)                                  the Advances in which that Affiliate will participate are specified in this Agreement or in a notice given by that Lender to the Agent.

In this event, the Lender and the Affiliate will participate in Advances in the manner provided for in sub-paragraph (ii) above.

(b)                                 If paragraph (a) above applies, the Lender and its Affiliate will be treated as having a single Commitment and a single vote, but, for all other purposes, will be treated as separate Lenders.

27.4                        Procedure for novations

(a)                                 A novation is effected if:

(i)                                     the Existing Lender and the New Lender deliver to the Agent a duly completed certificate (a “Novation Certificate”), substantially in the form of Part 1 of Schedule 4, with such amendments as the Agent approves to achieve a substantially similar effect (which may be delivered by fax and confirmed by delivery of a hard copy original but the fax will be effective irrespective of whether confirmation is received); and

(ii)                                  the Agent executes it (as soon as practicable for it to do so).

(b)                                 Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Agent to execute any duly completed Novation Certificate on its behalf.

(c)                                  To the extent that they are expressed to be the subject of the novation in the Novation Certificate:

(i)                                     the Existing Lender and the other Parties (the “Existing Parties”) will be released from their obligations to each other (the “Discharged Obligations”);

(ii)                                  the New Lender and the Existing Parties will assume obligations towards each other which differ from the Discharged Obligations only insofar as they are owed to or assumed by the New Lender instead of the Existing Lender;

(iii)                               the rights of the Existing Lender against the Existing Parties and vice versa (the “Discharged Rights”) will be cancelled; and

(iv)                              the New Lender and the Existing Parties will acquire rights against each other which differ from the Discharged Rights only insofar as they are exercisable by or against the New Lender instead of the Existing Lender, all on the date of execution of the Novation Certificate by the Agent or, if later, the date specified in the Novation Certificate.

(d)                                 If the effective date of a novation is after the date a Request is received by the Agent but before the date the requested Advance is disbursed to the relevant Borrower, the Existing Lender shall be obliged to participate in that Advance in respect of its Discharged Obligations notwithstanding that novation, and the New Lender shall reimburse the Existing Lender for its participation in that

Advance and all interest and fees thereon up to the date of reimbursement (in each case to the extent attributable to the Discharged Obligations) within three Business Days of the Drawdown Date of that Advance.

(e)                                  The Agent shall only be obliged to execute a Novation Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

27.5                        Replacement of Lenders

(a)                                 In this Clause:

“Non-Consenting Lender” means a Lender which does not agree to a consent or amendment to, or a waiver of, a provision of a Finance Document requested by Vodafone where:

(i)                                     the consent, waiver or amendment requires the consent of all the Lenders;

(ii)                                  a period of not less than 15 Business Days (or such other longer period as agreed from time to time between the Agent and Vodafone) has elapsed from the date the consent, waiver or amendment was requested; and

(iii)                               80% of the Lenders have agreed to the consent, waiver or amendment.

“Prepayment Lender” means, at any time, a Lender in respect of which a Borrower is at that time entitled to serve a notice under Clause 8.5(a) to (c) (Right of prepayment and cancellation) (inclusive), but has not done so.

“Relevant Lender” means:

(i)                                     a Prepayment Lender; or

(ii)                                  a Non-Consenting Lender.

“Replacement Lender” means a Lender or any other bank or financial institution selected by Vodafone which:

(i)                                     in the case of a person which is not an existing Lender is acceptable to the Agent (acting reasonably); and

(ii)                                  is willing to assume all of the obligations of the Relevant Lender.

(b)                                 Subject to paragraph (e) below, Vodafone may, on giving 10 Business Days’ prior notice to the Agent and a Relevant Lender, require that Relevant Lender to transfer all of its rights and obligations under this Agreement to a Replacement Lender.

(c)                                  On receipt of a notice under paragraph (b) above the Relevant Lender must transfer all of its rights and obligations under this Agreement:

(i)                                     in accordance with Clause 27.2 (Transfers by Lenders);

(ii)                                  on the date specified in the notice;

(iii)                               to the Replacement Lender specified in the notice; and

(iv)                              for a purchase price equal to the aggregate of:

(A)                               the Relevant Lender’s share in the outstanding Facilities;

(B)                               any Break Costs incurred by the Relevant Lender as a result of the transfer; and

(C)                               all accrued interest, fees and other amounts payable to the Relevant Lender under this Agreement as at the transfer date.

(d)                                 No member of the Consolidated Group may make any payment or assume any obligation to or on behalf of the Replacement Lender as an inducement for a Replacement Lender to become a Lender, other than as provided in paragraph (c) above.

(e)                                  Notwithstanding the above, Vodafone’s right to replace:

(i)                                     a Non-Consenting Lender may only be exercised within 45 Business Days after the date the consent, waiver or amendment was requested by Vodafone;

(ii)                                  a Prepayment Lender may only be exercised whilst it is entitled to serve a notice under Clause 8.5 (Right of prepayment and cancellation); and

(iii)                               a Non-Consenting Lender or Prepayment Lender under this Clause 27.5 shall in no way be obliged to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents.

27.6                        Pro rata interest settlement

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 27.2 (Transfers by Lenders) or any novation pursuant to Clause 27.4 (Procedure for novations) the transfer date of which, in each case, is after the date of such notification and is not on the last day of a Term):

(a)                                 any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the transfer date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Term (or, if the Term is longer than six Months, on the next of the dates which falls at six monthly intervals after the first day of that Term); and

(b)                                 the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:

(i)                                     when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and

(ii)                                  the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 27.6, have been payable to it on that date, but after deduction of the Accrued Amounts.

27.7                        Additional Guarantors

(a)                                 (i)                                     Vodafone will procure that NewTopco and any Intermediate Holding Company of Vodafone will become an Additional Guarantor on or before the Reorganisation Date by executing and delivering the documents set out in paragraph (iii) below on or before the Reorganisation Date.

(ii)                                  Subject to Vodafone’s prior written consent, any other member of the Consolidated Group may become an Additional Guarantor.

(iii)                               The relevant company will become an Additional Guarantor upon:

(A)                               the delivery to the Agent of a Guarantor Accession Agreement duly executed by that company; and

(B)                               delivery to the Agent of all those other documents listed in Part 2 of Schedule 2, in each case in the agreed form or in such other form and substance satisfactory to the Agent.

(b)                                 The execution of a Guarantor Accession Agreement constitutes confirmation by the Additional Guarantor concerned that the representations and warranties set out in Clauses 16.1 (Representations and Warranties) to 16.6 (Authorisations) to be made by it on the date of the Guarantor Accession Agreement are correct, as if made with reference to the facts and circumstances then existing.

27.8                        Additional Borrowers

(a)                                 Subject to paragraph (b) below:

(i)                                     any member of the Restricted Group, or following a Hive Up (and subject to the proviso below), NewTopco or any Intermediate Holding Company incorporated and tax resident in the United Kingdom or in the United States or, subject to the prior written consent of the Majority Lenders (or, if sub-paragraph (iii) below applies, all the Lenders), elsewhere which Vodafone nominates may become an Additional Borrower, provided that on or prior to the date on which NewTopco or any Intermediate Holding Company accedes as an Additional Borrower it also accedes as an Additional Guarantor.

(ii)                                  the relevant member of the Restricted Group (or NewTopco or any Intermediate Holding Company, as applicable) will become an Additional Borrower upon:

(A)                               the delivery to the Agent of a Borrower Accession Agreement duly executed by that member of the Restricted Group (or NewTopco or any Intermediate Holding Company, as applicable); and

(B)                               delivery to the Agent of each other document listed in Part 4 of Schedule 2, in each case in the agreed form or in such other form and substance satisfactory to the Agent; and

(iii)                               all Lender consent will be required for any Additional Borrower to the extent the Additional Borrower is incorporated or established or carrying on its principal business in a country which is subject to OFAC sanctions or United Nations sanctions under Article 41 of the UN Charter or any equivalent sanctions administered or enforced by the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

(b)                                 If the accession of such Additional Borrower (in its capacity as either a Borrower or a Guarantor) obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, Vodafone shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations prior to the accession of such member of the Restricted Group to this Agreement as an Additional Borrower.

(c)                                  The execution of a Borrower Accession Agreement constitutes confirmation by the Additional Borrower concerned that the representations and warranties set out in Clauses 16.1 (Representations and warranties) to 16.6 (Authorisations) to be made by it on the date of the Borrower Accession Agreement are correct, as if made with reference to the facts and circumstances then existing.

27.9                        Removal of Borrowers

(a)                                 Any Borrower (other than Vodafone (subject to paragraph (b) below) or, if applicable, NewTopco) which has no liabilities to the Finance Parties in respect of outstanding Advances or any other liabilities to the Finance Parties under the Finance Documents (other than as a Guarantor) may, at the request of Vodafone and if no Default is outstanding or will result from such action, cease to be a Borrower by entering into a supplemental agreement to this Agreement at the cost of Vodafone in such form as the Agent may reasonably require which shall discharge that Borrowers’ obligations as a Borrower under this Agreement.

(b)                                 If on the Reorganisation Date:

(i)                                     NewTopco and any Intermediate Holding Company has acceded as a Guarantor in accordance with Clause 27.7 (Additional Guarantors);

(ii)                                  Vodafone has no liabilities to the Finance Parties in respect of outstanding Advances or any other liabilities to the Finance Parties under the Finance Documents (other than as a Guarantor); and

(iii)                               no Default is continuing,

Vodafone may cease to be a Borrower with effect from the Reorganisation Date by entering into a supplemental agreement to this Agreement at the cost of Vodafone or NewTopco in such form as the Agent may reasonably require which shall discharge Vodafone’s obligations as a Borrower under this Agreement.

27.10                 Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 27, each Lender may at any time charge, assign or otherwise create security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)                                 any charge, assignment or other security to secure obligations to a federal reserve or central bank; and

(b)                                 with the prior written consent of Vodafone (or following a Hive Up, NewTopco), such consent not to be unreasonably withheld or delayed, in the case of any Lender which is a fund, any charge, assignment or other security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or security shall:

(i)                                     release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other security for the Lender as a party to any of the Finance Documents; or

(ii)                                  require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

28.                               DISCLOSURE OF INFORMATION

28.1                        Disclosure

(a)                                 A Lender may disclose to any of its Affiliates, directors, employees, officers, professional advisers or auditors; any person to whom or for whose benefit a Lender charges, assigns or otherwise creates security (or may do so) pursuant to Clause 27.10 (Security over Lenders’ rights); or any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:

(i)                                     a copy of any Finance Document; and

(ii)                                  any information which that Lender has acquired under or in connection with any Finance Document,

provided that a Lender shall not disclose any such information:

(A)                               to any of its Affiliates, directors, employees, officers, professional advisers or auditors or a federal reserve or central bank, unless the recipient is informed that such information is confidential; or

(B)                               to any other person, unless that person has provided to that Lender a confidentiality undertaking addressed to that Lender and Vodafone substantially in the form of Schedule 5 or such other form as Vodafone may approve.

(b)                                 Paragraphs 1(a), 1(c), 2(b), 3, 6, 8, 9 and 12 of Schedule 5 (Form of Confidentiality Undertaking from New Lender) shall be deemed to be incorporated herein as if set out in full (mutatis mutandis), but as if references therein to “we”, “us” or “our”” were to each Finance Party and references to “you” were to Vodafone and as if the Confidential Information included any Funding Rate.

28.2                        Disclosure to numbering service providers

(a)                                 Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(i)                                     names of Obligors;

(ii)                                  country of domicile of Obligors;

(iii)                               place of incorporation of Obligors;

(iv)                              the Signing Date or the Effective Date;

(v)                                 the name of the Agent and the Arranger;

(vi)                              date of each amendment and restatement of this Agreement;

(vii)                           amount of Total Commitments;

(viii)                        currencies of the Facilities;

(ix)                              type of Facilities;

(x)                                 ranking of Facilities;

(xi)                              Maturity Date for the Facilities;

(xii)                           changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above (inclusive); and

(xiii)                        such other information agreed between such Finance Party and Vodafone,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)                                 The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)                                  If requested, the Agent shall notify Vodafone and the other Finance Parties of:

(i)                                     the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and

(ii)                                  the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.

28.3                        Confidentiality of Funding Rates

(a)                                 Confidentiality and Disclosure

(i)                                     The Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (ii) and (iii) below.

(ii)                                  The Agent may disclose:

(A)                               any Funding Rate to Vodafone pursuant to Clause 9.6 (Notification of rates of interest); and

(B)                               any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender, as the case may be.

(iii)                               The Agent may disclose any Funding Rate, and each Obligor may disclose any Funding Rate, to:

(A)                               any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (A) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(B)                               any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(C)                               any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(D)                               any person with the consent of the relevant Lender, as the case may be.

(b)                                 Other Obligations

(i)                                     The Agent and each Obligor acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.

(ii)                                  The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender:

(A)                               of the circumstances of any disclosure made pursuant to paragraphs (a)(iii)(B) or (a)(iii)(C) above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(B)                               upon becoming aware that any information has been disclosed in breach of this Clause 28.3

29.                               SET-OFF

29.1                        Contractual set-off

Whilst an Event of Default subsists each Obligor authorises each Finance Party to apply any credit balance to which that Obligor is entitled on any account of that Obligor with that Finance Party or any other sum due and payable by that Lender to that Obligor in satisfaction of any sum due and payable from that Obligor to that Finance Party under the Finance Documents but unpaid. For this purpose, each Finance Party is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application.

29.2                        Set-off not mandatory

No Finance Party shall be obliged to exercise any right given to it by Clause 29.1 (Contractual set-off).

29.3                        Notice of set-off

Any Finance Party exercising its rights under Clause 29.1 (Contractual set-off) shall notify Vodafone promptly after set-off is applied.

29.4                        Set-off by Obligors

Any Obligor may at any time on or after a Lender becomes a Defaulting Lender set off amounts owed by that Obligor to that Lender under the Finance Documents against any credit balance on any account of that Obligor with that Lender or any other sum due and payable by that Lender to that Obligor (regardless of the place of payment, booking branch or currency of either obligation). If the obligations are in different currencies, that Obligor may convert either obligation at the Agent’s Spot Rate of Exchange (or, if there is no such rate, at a market rate of exchange reasonably selected by Vodafone) for the purpose of the set-off. If an Obligor exercises such rights of set off: (i) it shall notify the Lender promptly thereafter; and (ii) the Lender shall treat any such obligation owed by the Lender to that Obligor as if it was a payment received by the Lender from that Obligor in accordance with the provisions of this Agreement.

30.                               PRO RATA SHARING

30.1                        Redistribution

If any amount owing by an Obligor under any Finance Document to a Finance Party (the “Recovering Finance Party”) is discharged by payment, set-off or any other manner other than through the Agent in accordance with Clause 10 (Payments) (a “Recovery”), then:

(a)                                 the Recovering Finance Party shall, within three Business Days, notify details of the Recovery to the Agent;

(b)                                 the Agent shall determine whether the Recovery is in excess of the amount which the Recovering Finance Party would have received had the Recovery been received by the Agent and distributed in accordance with Clause 10 (Payments);

(c)                                  subject to Clause 30.3 (Exceptions), the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Redistribution”) equal to the excess;

(d)                                 the Agent shall treat the Redistribution as if it were a payment by the Obligor concerned under Clause 10 (Payments) and shall pay the Redistribution to the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 10.8 (Partial payments); and

(e)                                  after payment of the full Redistribution, the Recovering Finance Party will be subrogated to the portion of the claims paid under paragraph (d) above, and that Obligor will owe the Recovering Finance Party a debt which is equal to the Redistribution, immediately payable and of the type originally discharged.

30.2                        Reversal of redistribution

If under Clause 30.1 (Redistribution):

(a)                                 a Recovering Finance Party must subsequently return a Recovery, or an amount measured by reference to a Recovery, to an Obligor; and

(b)                                 the Recovering Finance Party has paid a Redistribution in relation to that Recovery,

each Finance Party shall, within three Business Days of demand by the Recovering Finance Party through the Agent, reimburse the Recovering Finance Party all or the appropriate portion of the Redistribution paid to that Finance Party. Thereupon the subrogation in Clause 30.1(e) (Redistribution) will operate in reverse to the extent of the reimbursement.

30.3                        Exceptions

(a)                                 A Recovering Finance Party need not pay a Redistribution to the extent that it would not, after the payment, have a valid claim against the Obligor concerned in the amount of the Redistribution pursuant to Clause 30.1(e) (Redistribution).

(b)                                 A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal proceedings, if the other Finance Party had an opportunity to participate in those legal proceedings but did not do so and did not take separate legal proceedings.

31.                               SEVERABILITY

If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a)                                 the legality, validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

(b)                                 the legality, validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

32.                               COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

33.                               NOTICES

33.1                        Giving of notices

(a)                                 All notices or other communications under or in connection with this Agreement shall be given in writing or by facsimile. Any such notice will be deemed to be given as follows:

(i)                                     if in writing, when delivered; and

(ii)                                  if by facsimile, when received.

However, a notice given in accordance with the above but received on a non-working day or after 5 p.m. in the place of receipt will only be deemed to be given on the next working day in that place.

(b)                                 Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)                                  Any Party may agree with any other Party to give and receive notices by telex in which case the notice will be deemed given when the correct answerback is received.

33.2                        Addresses for notices

(a)                                 The address and facsimile number of each Party (other than the Agent, the Euro Swingline Agent and Vodafone) for all notices under or in connection with this Agreement are:

(i)                                     that notified by that Party for this purpose to the Agent on or before it becomes a Party; or

(ii)                                  any other notified by that Party for this purpose to the Agent by not less than five Business Days’ notice.

(b)                                 The address, email contact details and facsimile number of the Agent are:

1 Churchill Place

London E14 5HP

Contact: Head of EME Loan Agency

Facsimile: +44 (0) 20 7773 4893

Email: loans.agency@barclays.com

or such other as the Agent may notify to the other Parties by not less than five Business Days’ notice.

(c)                                  The address and email contact details of the Euro Swingline Agent are:

1 Churchill Place

London E14 5HP

Contact: EMEA Agency Servicing

Email: emeaagency1loans@barclays.com

or such other as the Euro Swingline Agent may notify to the other Parties by not less than five Business Days’ notice.

(d)                                 The address, facsimile number and website of Vodafone are:

Vodafone Group Plc

One Kingdom Street

Paddington Central

London W2 6BY

Contact:                                                Group Treasury Director

Telephone:                                   0787 9496611

Facsimile:                                         01635 676 746

Email:                                                            neil.garrod@vodafone.com

Website: http://www.vodafone.com/start/investor_relations/financial_reports. html or such other as Vodafone may notify to the other Parties by not less than five Business Days’ notice.

(e)                                  The Agent shall, promptly upon request from any Party, give to that Party the address or facsimile number of any other Party applicable at the time for the purposes of this Clause 33.

33.3                        Communication when Agent or Euro Swingline Agent is Impaired Agent

If the Agent or, as the case may be, the Euro Swingline Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent or, as the case may be, the Euro Swingline Agent, communicate with each other directly and (while the Agent or the Euro Swingline Agent is an impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a successor Agent or, as the case may be, successor Euro Swingline Agent has been appointed.

33.4                        Electronic communication

(a)                                 Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)                                   notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)                                notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)                                 Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)                                  Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

(d)                                 Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)                                  Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 33.4

33.5                        Use of websites

(a)                                 Vodafone may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by Vodafone and the Agent (the “Designated Website”) if:

(i)                                   the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)                                both Vodafone and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)                             the information is in a format previously agreed between Vodafone and the Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Agent shall notify Vodafone accordingly and Vodafone shall at its own cost supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event Vodafone shall at its own cost supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)                                 The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by Vodafone and the Agent.

(c)                                  Vodafone shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)                                   the Designated Website cannot be accessed due to technical failure;

(ii)                                the password specifications for the Designated Website change;

(iii)                             any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)                            any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)                               Vodafone becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If Vodafone notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by Vodafone under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)                                 Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. Vodafone shall at its own cost comply with any such request within ten Business Days.

34.                               LANGUAGE

(a)                                 Any notice given under or in connection with any Finance Document shall be in English.

(b)                                 All other documents provided under or in connection with any Finance Document shall be:

(i)                                   in English; or

(ii)                                if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

35.                               JURISDICTION

35.1                        Submission

(a)                                 Each Party agrees that the courts of England have exclusive jurisdiction to settle any disputes in connection with any Finance Document or any non-contractual obligation arising out of or in connection with any Finance Document and accordingly submits to the jurisdiction of the English courts.

(b)                                 Notwithstanding paragraph (a) above, for the benefit of the Finance Parties, any New York State court or U.S. Federal court sitting in the City and County of New York also has jurisdiction to settle any dispute in connection with any Finance Document involving a U.S. Obligor, and each U.S. Obligor submits to the jurisdiction of those courts.

(c)                                  The English courts and (in respect of a dispute involving a U.S. Obligor) New York courts are the most appropriate and convenient courts to settle any such dispute and each Obligor and U.S. Obligor waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Finance Document.

35.2                        Service of process

(a)                                 Without prejudice to any other mode of service, each Obligor (other than an Obligor incorporated in England and Wales):

(i)                                   irrevocably appoints Vodafone as its agent for service of process relating to any proceedings before the English courts in connection with any Finance Document (and Vodafone accepts this appointment);

(ii)                                agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned;

(iii)                             consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 33.2 (Addresses for notices); and

(iv)                            agrees that if the appointment of any person mentioned in paragraph (i) or (ii) above ceases to be effective, the relevant Obligor shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 15 days, the Agent is entitled to appoint such a person by notice to Vodafone.

(b)                                 Prior to the accession of a US Obligor who is not incorporated or having a place of business in New York State such US Obligor must appoint an agent for service of process in any proceedings before any court located in the State of New York on terms reasonably satisfactory to the Agent.

35.3                        Forum convenience and enforcement abroad

Each Obligor:

(a)                               waives objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and

(b)                               agrees that a judgment or order of an English court in connection with a Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

35.4                        Non-exclusivity

Nothing in this Clause 35 limits the right of a Finance Party to bring proceedings against an Obligor in connection with any Finance Document:

(a)                                 in any other court of competent jurisdiction; or

(b)                                 concurrently in more than one jurisdiction.

36.                               GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

37.                               USA PATRIOT ACT

Each Finance Party that is subject to the requirements of the USA Patriot Act hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Obligors, which information includes the name and address of the Obligors and other information that will allow such Finance Party to identify the Obligors in accordance with the USA Patriot Act. Each Obligor agrees that it will provide each Finance Party with such information as it may request in order for such Finance Party to satisfy the requirements of the USA Patriot Act.

38.                               WAIVER OF TRIAL BY JURY

EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY FINANCE DOCUMENT OR ANY TRANSACTION CONTEMPLATED BY ANY FINANCE DOCUMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

LENDERS AND COMMITMENTS

PART 1

LENDERS AND COMMITMENTS

Original Lender	Commitment (€)

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED	150,000,000
BANK OF CHINA LIMITED, LONDON BRANCH	150,000,000
THE BANK OF NEW YORK MELLON	80,000,000
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.	150,000,000
BARCLAYS BANK PLC	150,000,000
BBVA IRELAND P.L.C.	150,000,000
BNP PARIBAS SA, LONDON BRANCH	150,000,000
CITIBANK N.A., LONDON BRANCH	150,000,000
COMMERZBANK AG, LONDON BRANCH	150,000,000
DEUTSCHE BANK LUXEMBOURG S.A.	150,000,000
GOLDMAN SACHS BANK USA	150,000,000
HSBC BANK PLC	150,000,000
ING BANK N.V., LONDON BRANCH	150,000,000
INTESA SANPAOLO S.P.A., LONDON BRANCH	150,000,000
JPMORGAN CHASE BANK, N.A., LONDON BRANCH	150,000,000
LLOYDS BANK PLC	150,000,000
MIZUHO BANK, LTD	150,000,000
MORGAN STANLEY BANK, N.A.	150,000,000
ROYAL BANK OF CANADA	150,000,000
SANTANDER UK PLC	150,000,000
SOCIETE GENERALE, LONDON BRANCH	150,000,000

STANDARD CHARTERED BANK	80,000,000
SUMITOMO MITSUI BANKING CORPORATION	150,000,000
THE ROYAL BANK OF SCOTLAND PLC	150,000,000
THE TORONTO-DOMINION BANK	80,000,000
UBS AG, LONDON BRANCH	150,000,000
UNICREDIT BANK AG, LONDON BRANCH	150,000,000

Total	3,840,000,000

PART 2

SWINGLINE LENDERS AND SWINGLINE COMMITMENTS

Swingline Lender	Swingline Commitments €

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.	150,000,000
BARCLAYS BANK PLC	150,000,000
BBVA IRELAND P.L.C.	150,000,000
BNP PARIBAS SA, LONDON BRANCH	150,000,000
DEUTSCHE BANK LUXEMBOURG S.A.	150,000,000
HSBC BANK PLC	150,000,000
ING BANK N.V., LONDON BRANCH	150,000,000
JPMORGAN CHASE BANK, N.A., LONDON BRANCH	150,000,000
SANTANDER UK PLC	150,000,000
THE ROYAL BANK OF SCOTLAND PLC	150,000,000
UBS AG, LONDON BRANCH	150,000,000
UNICREDIT BANK AG, LONDON BRANCH	150,000,000

Total	1,800,000,000

PART 3

MANDATED LEAD ARRANGERS

BANCO BILBAO VIZCAYA ARGENTARIA S.A.

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

BANK OF CHINA LIMITED, LONDON BRANCH

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

BARCLAYS BANK PLC

BNP PARIBAS SA

CITIGROUP GLOBAL MARKETS LIMITED

COMMERZBANK AG, LONDON BRANCH

DEUTSCHE BANK LUXEMBOURG S.A.

GOLDMAN SACHS BANK USA

HSBC BANK PLC

ING BANK N.V., LONDON BRANCH

INTESA SANPAOLO S.P.A.

J.P. MORGAN SECURITIES PLC

LLOYDS BANK PLC

MIZUHO BANK, LTD

MORGAN STANLEY BANK INTERNATIONAL LIMITED

RBC CAPITAL MARKETS

SANTANDER UK PLC

SOCIETE GENERALE, LONDON BRANCH

SUMITOMO MITSUI BANKING CORPORATION

THE ROYAL BANK OF SCOTLAND PLC

UBS LIMITED

UNICREDIT BANK AG, LONDON BRANCH

PART 4

CO-ARRANGERS

THE BANK OF NEW YORK MELLON

STANDARD CHARTERED BANK

THE TORONTO-DOMINION BANK

SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

PART 1

TO BE DELIVERED BEFORE THE FIRST ADVANCE —SIGNING DATE

1.                                      Constitutional documents

A copy of the memorandum and articles of association and certificate of incorporation of Vodafone.

2.                                      Authorisations

(a)                                 A copy of a resolution of the board of directors of Vodafone or, if applicable, of a committee of the board of directors (together with a copy of the resolution of the board of directors constituting that committee):

(i)                                   approving the terms of, and the transactions contemplated by, this Agreement and the Fee Letters and resolving that it execute and, where applicable, deliver this Agreement and the Fee Letters;

(ii)                                authorising a specified person or persons to execute and, where applicable, deliver this Agreement and the Fee Letters on its behalf; and

(iii)                             authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including Requests) to be signed and/or despatched by it under or in connection with the Finance Documents;

(b)                                 A specimen of the signature of each person authorised by the resolution referred to in paragraph (a) above;

(c)                                  A certificate of an authorised signatory of Vodafone confirming that as at the first Drawdown Date the borrowing of the Total Commitments in full and the borrowing of the Total Commitments under (and as defined in) the USD Facility in full would not together cause any borrowing limit or limit on the giving of guarantees binding on it to be exceeded (whether as a result of such limit having been waived or otherwise);

(d)                                 A certificate of an authorised signatory of Vodafone certifying that each copy document specified in this Part 1 of Schedule 2 and supplied by Vodafone is correct, complete and in full force and effect as at a date no earlier than the Signing Date.

3.                                      Legal opinions

A legal opinion of Allen & Overy LLP, English law counsel to the Agent, in relation to English law.

4.                                      Fee Letter

Duly executed Fee Letters referred to in paragraphs (a) and (b) of the definition of Fee Letters.

PART 2

TO BE DELIVERED BEFORE THE FIRST ADVANCE — INCREMENTAL FACILITY

A certificate of an authorised signatory of each Obligor confirming that as at the first Drawdown Date following the Increase Effective Date the borrowing of the Total Commitments in full and the borrowing of the Total Commitments under (and as defined in) the USD Facility in full would not together cause any borrowing limit or limit on the giving of guarantees binding on it to be exceeded (whether as a result of such limit having been waived or otherwise).

PART 3

TO BE DELIVERED BY AN ADDITIONAL GUARANTOR

1.                                      A Guarantor Accession Agreement duly executed (if appropriate, under seal) by the Additional Guarantor.

2.                                      A copy of the memorandum (if applicable) and articles of association and certificate of incorporation (or other equivalent constitutional documents) of the Additional Guarantor.

3.                                      A copy of a resolution of the board of directors of the Additional Guarantor:

(a)                                 approving the terms of, and the transactions contemplated by, the Guarantor Accession Agreement and resolving that it execute the Guarantor Accession Agreement as a deed;

(b)                                 authorising a specified person or persons to execute the Guarantor Accession Agreement as a deed; and

(c)                                  authorising a specified person or persons, on its behalf, to sign and/or despatch all documents to be signed and/or despatched by it under or in connection with this Agreement.

4.                                      If the Additional Guarantor is not NewTopco and the lawyers referred to in paragraph 10 below advise it to be necessary or desirable, a copy of a resolution, signed by all the holders of the issued or allotted shares in the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Guarantor Accession Agreement.

5.                                      If the Additional Guarantor is not NewTopco, a copy of a resolution of the board of directors of each corporate shareholder in the Additional Guarantor:

(a)                                 approving the terms of the resolution referred to in paragraph 4 above; and

(b)                                 authorising a specified person or persons to sign the resolution on its behalf.

6.                                      A certificate of a director of the Additional Guarantor certifying that the borrowing of the Total Commitments in full and the borrowing of the Total Commitments under (and as defined in) the USD Facility in full would not together cause any borrowing limit or limit on the giving of guarantees binding on it to be exceeded (whether as a result of such limit being waived or otherwise).

7.                                      A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Guarantor Accession Agreement or for the validity and enforceability of any Finance Document.

8.                                      A specimen of the signature of each person authorised by the resolutions referred to in paragraphs 3 and, if applicable, 5 above.

9.                                      A copy of the latest annual statutory audited accounts of the Additional Guarantor.

10.                               A legal opinion of Allen & Overy, legal advisers to the Agent, and, if applicable, other lawyers approved by the Agent in the place of incorporation of the Additional Guarantor addressed to the Finance Parties.

11.                               A certificate of an authorised signatory of the Additional Guarantor certifying that each copy document specified in this Part 3 of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Guarantor Accession Agreement.

PART 4

TO BE DELIVERED BY AN ADDITIONAL BORROWER

1.                                      A Borrower Accession Agreement duly executed (if appropriate, under seal) by the Additional Borrower.

2.                                      A copy of the memorandum and articles of association and certificate of incorporation (or other equivalent constitutional documents) of the Additional Borrower.

3.                                      A copy of a resolution of the board of directors of the Additional Borrower:

(a)                                 approving the terms of, and the transactions contemplated by, the Borrower Accession Agreement and resolving that it execute the Borrower Accession Agreement;

(b)                                 authorising a specified person or persons to execute the Borrower Accession Agreement; and

(c)                                  authorising a specified person or persons, on its behalf, to sign and/or despatch all documents to be signed and/or despatched by it under or in connection with this Agreement.

4.                                      A certificate of a director of the Additional Borrower certifying that the borrowing of the Total Commitments in full and the borrowing of the Total Commitments under (and as defined in) the USD Facility in full would not together cause any borrowing limit or limit on the giving of guarantees binding on it to be exceeded (whether as a result of such limit being waived or otherwise).

5.                                      A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Borrower Accession Agreement or for the validity and enforceability of any Finance Document.

6.                                      A specimen of the signature of each person authorised by the resolutions referred to in paragraph 3 above.

7.                                      A copy of the latest annual statutory audited accounts of the Additional Borrower (if any).

8.                                      A legal opinion of Allen & Overy, legal advisers to the Agent, and, if applicable, other lawyers approved by the Agent in the place of incorporation of the Additional Borrower addressed to the Finance Parties.

9.                                      A certificate of an authorised signatory of the Additional Borrower certifying that each copy document specified in this Part 4 of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Borrower Accession Agreement.

SCHEDULE 3

FORM OF REQUEST

To:                             BARCLAYS BANK PLC as [Agent/Euro Swingline Agent*]

From:               [BORROWER]

Date: [        ]

Vodafone Group Plc —€ [        ]

Revolving Credit Agreement dated 28 March 2014 (as amended and/or restated from time to time)

1.                                      We wish to utilise the Revolving Credit Facility* and/or the Swingline Facility* by way of Advances*/Swingline Advances* as follows:

(a)	Drawdown Date:
		Revolving Credit Facility:	[ ]	*
		Swingline Facility:	[ ]	*

(b)	Requested Amount (including currency):
		Revolving Credit Facility:	[ ]	*
		Swingline Facility:	[ ]	*

(c)	Term:
		Revolving Credit Facility:	[ ]	*
		Swingline Facility:	[ ]	*

(d)	Payment Instructions:
		Revolving Credit Facility:	[ ]	*
		Swingline Facility:	[ ]	*

2.                                      We confirm that each condition specified in [Clause 4.2 (Conditions to all drawdowns and rollovers)]** is satisfied on the date of this Request and this Advance would not cause any borrowing limit binding on us to be exceeded.

[By:

[BORROWER]

Authorised Signatory]

**                                  Delete as applicable depending on whether the Advance is a Rollover Advance.

SCHEDULE 4

FORMS OF ACCESSION DOCUMENTS

PART 1

NOVATION CERTIFICATE

To:	BARCLAYS BANK PLC as Agent

From:	[THE EXISTING LENDER] and [THE NEW LENDER]	Date: [ ]

Vodafone Group Plc —€ [       ]

Revolving Credit Agreement dated 28 March 2014 (as amended and/or restated from time to time)

We refer to Clause 27.4 (Procedure for novations).

1.                                      We [       ] (the “Existing Lender”) and [       ] (the “New Lender”) agree to the Existing Lender and the New Lender novating all the Existing Lender’s rights and obligations referred to in the Schedule in accordance with Clause 27.4 (Procedure for novations).

2.                                      The specified date for the purposes of [Clause 27.4(c) (Procedure for novations)] is [date of novation].

3.                                      The Facility Office and address for notices of the New Lender for the purposes of Clause 33.2 (Addresses for notices) are set out in the Schedule.

4.                                      The New Lender confirms that it has given notice to Vodafone of the entry into of this Novation Certificate [and has obtained Vodafone’s consent]* in accordance with Clause 27.2(c)(ii) (Transfers by Lenders).

5.                                      This Novation Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

*                                         Delete as applicable depending on whether Vodafone’s consent is required.

THE SCHEDULE

Rights and obligations to be novated

[Details of the rights and obligations of the Existing Lender to be novated.]

[New Lender]

[Facility Office	Address for notices]

[Existing Lender]	[New Lender]	BARCLAYS BANK PLC

By:	By:	By:

Date:	Date:	Date:

PART 2

GUARANTOR ACCESSION AGREEMENT

To:                             BARCLAYS BANK PLC as Agent

From:               [PROPOSED GUARANTOR]

Date: [       ]

Vodafone Group Plc —€ [       ] Revolving Credit Agreement

dated 28 March 2014 (as amended and/or restated from time to time) (the “Credit Agreement”)

Terms used in this Deed which are defined in the Credit Agreement shall have the same meaning in this Deed as in the Credit Agreement.

We refer to Clause 27.7 (Additional Guarantors).

We, [name of company] of [Registered Office] (Registered no. [       ]) agree to become an Additional Guarantor and to be bound by the terms of the Credit Agreement as an Additional Guarantor in accordance with Clause 27.7 (Additional Guarantors). [In addition, we also agree to become bound by all the terms of the Credit Agreement expressed to apply to or be binding on NewTopco] *

Our address for notices for the purposes of Clause 33.2 (Addresses for notices) is:

[

]

[If not classified as a corporation: [Name of company] is [classified as a partnership /OR/ disregarded as an entity separate from its owner] and is owned by [NAME OF OWNER(S)] for U.S. federal income tax purposes.]

This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

Executed as a deed by	)	Director
[PROPOSED GUARANTOR]	)
acting by	)	Director/Secretary
And	)

*                                         Only in the case of accession by NewTopCo.

PART 3

BORROWER ACCESSION AGREEMENT

To:                             BARCLAYS BANK PLC as Agent

From:               [PROPOSED BORROWER]

[Date]

Vodafone Group Plc -€ [       ] Revolving Credit Agreement

dated 28 March 2014 (as amended and/or restated from time to time) (the “Credit Agreement”)

Terms used herein which are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement.

We refer to Clause 27.8 (Additional Borrowers).

We, [Name of company] of [Registered Office] (Registered no. [       ] agree to become party to and to be bound by the terms of the Credit Agreement as an Additional Borrower in accordance with Clause 27.8 (Additional Borrowers).

The address for notices of the Additional Borrower for the purposes of Clause 33.2 (Addresses for notices) is:

[

]

[If not classified as a corporation: [Name of company] is [classified as a partnership /OR/ disregarded as an entity separate from its owner] and is owned by [NAME OF OWNER(S)] for U.S. federal income tax purposes.]

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

[ADDITIONAL BORROWER]

By:

BARCLAYS BANK PLC

By:

PART 4

LENDER ACCESSION AGREEMENT

To:                             BARCLAYS BANK PLC as Agent

From:               [PROPOSED ADDITIONAL LENDER]

[Date]

Vodafone Group Plc -€ [       ] Revolving Credit Agreement

dated 28 March 2014 (as amended and/or restated from time to time) (the “Credit Agreement”)

Terms used herein which are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement.

We refer to Clause 2.8 (Incremental revolving credit facility).

We, [Name of Additional Lender] agree to become party to and to be bound by the terms of the Credit Agreement as an Additional Lender in accordance with Clause 2.8 (Incremental revolving credit facility) with effect on and from [insert date].

Our Revolving Credit Commitment is € [       ]. [Our Swingline Commitment is €[       ]](1)

We confirm to each Finance Party that we:

(a)                                 have made our own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in the Credit Agreement and have not relied exclusively on any information provided to us by a Finance Party in connection with any Finance Document; and

(b)                                 will continue to make our own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Credit Agreement or any Commitment is in force.

The Facility Office and address for notices of the Additional Lender for the purposes of Clause 33.2 (Addresses for notices) is:

[                                            ]

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

[ADDITIONAL LENDER]

By:

BARCLAYS BANK PLC

By:

VODAFONE GROUP PLC

By:

(1)                                 Delete if not applicable

SCHEDULE 5

FORM OF CONFIDENTIALITY UNDERTAKING FROM NEW LENDER

To:                             [Existing Lender];

Vodafone Group Plc;

Dear Sirs,

We refer to the € [       ] Revolving Credit Agreement dated 28 March 2014 (as amended and/or restated from time to time) (the “Credit Agreement”) between, among others, Vodafone Group Plc and The Royal Bank of Scotland plc (as Agent).

This is a confidentiality undertaking referred to in Clause 28 (Disclosure of Information) of the Credit Agreement. A term defined in the Credit Agreement has the same meaning in this undertaking.

We are considering entering into contractual relations with [insert name of Lender] (the “Existing Lender”) and understand that it is a condition of our receiving information about Vodafone Group Plc and its related companies and any Finance Document and/or any information under or in connection with any Finance Document that we execute this undertaking.

1.                                      Confidentiality Undertaking

We undertake (a) to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to our own confidential information, (b) to use the Confidential Information only for the Permitted Purpose, (c) to use all reasonable endeavours to ensure that any person to whom we pass any Confidential Information (unless disclosed under paragraph 2(b) below) acknowledges and complies with the provisions of this letter as if that person were also a party to it and (d) not to make enquiries of any member of the Consolidated Group or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Facilities, other than directly to the Group Treasurer of Vodafone.

2.                                      Permitted Disclosure

You agree that we may disclose Confidential Information:

(a)                                 to members of the Purchaser Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Purchaser Group;

(b)                                 where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Purchaser Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Purchaser Group.

3.                                      Notification of Required or Unauthorised Disclosure

We agree (to the extent permitted by law) to inform you of the full circumstances of any disclosure under paragraph 2(b) above or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.                                      Return of Copies

If you so request in writing, we shall return all Confidential Information supplied by you to us and destroy or permanently erase all copies of Confidential Information made by us and use all reasonable endeavours to ensure that anyone to whom we have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that we or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2(b) above.

5.                                      Continuing Obligations

The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if we become a party to the Facilities or (b) twelve months after we have returned all Confidential Information supplied to us by you and destroyed or permanently erased all copies of Confidential Information made by us (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed provided that any such Confidential Information retained in accordance with paragraph 4 shall remain confidential, subject to paragraph 2, for the period during which it is retained).

6.                                      Consequences of Breach, etc.

We acknowledge and agree that you or members of the Consolidated Group (each a “Relevant Person”) may be irreparably harmed by the breach of the terms hereof and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by any member of the Purchaser Group.

7.                                      No Waiver; Amendments, etc.

This letter sets out the full extent of our obligations of confidentiality owed to you in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges hereunder. The terms of this letter and our obligations hereunder may only be amended or modified by written agreement between us.

8.                                      Inside Information

We acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and we undertake not to use any Confidential Information for any unlawful purpose.

9.                                      Nature of Undertakings

The undertakings given by us under this letter are given to you and (without implying any fiduciary obligations on your part) are also given for the benefit of each other member of the Consolidated Group.

10.                               Governing Law and Jurisdiction

This letter and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

11.                               Third Party Rights

(a)                                 Subject to paragraph 6 and to paragraph 9 the terms of this letter may be enforced and relied upon only by you and us and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

(b)                                 Notwithstanding any provisions of this letter, the parties of this letter do not require the consent of any Relevant Person to rescind or vary this letter at any time.

12.                               Definitions

In this letter:

“Confidential Information” means any information relating to Vodafone, the Consolidated Group and/or the Facilities provided to us by you or any of your Affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by us before the date the information is disclosed to us by you or any of your affiliates or advisers or is lawfully obtained by us thereafter, other than from a source which is connected with the Consolidated Group and which, in either case, as far as we are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

“Permitted Purpose” means considering and evaluating whether to enter into the Facilities; and

“Purchaser Group” means us, each of our holding companies and subsidiaries and each subsidiary of each of our holding companies (as each such term is defined in the Companies Act 1985).

Yours faithfully

For and on behalf of

[New Lender]

SCHEDULE 6

FORM OF ADDITIONAL LENDER’S FEE LETTER

Vodafone Group Plc (“Vodafone”)(2)

Vodafone House

The Connection

Newbury

Berkshire RG14 2FN

For the attention of [Director of Treasury]

[DATE]

Dear Sirs,

Fee Letter

You have asked us to participate in a € [       ] credit facility (the “Facility”) to provide support for the Consolidated Group’s continuing commercial paper programmes and for general corporate purposes of the Consolidated Group including, but not limited to, acquisitions.

Terms defined in the credit agreement dated 28 March 2014 (as amended and/or restated from time to time) between (inter alia) Vodafone and the financial institutions listed therein (the “Credit Agreement”) have the same meaning in this letter unless otherwise defined in this letter or the context otherwise requires.

This letter sets out the terms upon which you have agreed to pay a fee in relation to our participation in the Facility.

1.                                      Fee

You will pay to us for our account a non-refundable up-front fee equal to [       ] per cent. flat calculated on our Revolving Credit Commitment as at the date on which we become an Additional Lender pursuant to Clause 2.8 (Incremental revolving credit facility) of the Credit Agreement and payable 5 Business Days after that date;

2.                                      Finance Document

This Fee Letter is a Finance Document.

3.                                      No Set-off

All payments to be made under this Fee Letter will be calculated and made without (and free and clear of any deduction for) set-off or counterclaim).

4.                                      Governing Law

This letter and any non-contractual obligations arising out of or in connection with it are governed by and construed in accordance with English law.

If you agree to the above please sign and return the enclosed copy of this letter.

(2)                                 Note: Vodafone to update as applicable.

This letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

Yours faithfully,

[ ]
For and on behalf of
[ADDITIONAL LENDER]

We agree to the terms set out above.

[ ]
For and on behalf of
Vodafone Group Plc

[DATE]

SCHEDULE 7

FORM OF INCREASE CONFIRMATION

To:                             BARCLAYS BANK PLC as Agent and Vodafone, for and on behalf of each Obligor

From:               [the Increase Lender] (the “Increase Lender”)

[DATE]

Vodafone Group Plc -€ [      ] Revolving Credit Agreement

dated 28 March 2014 (as amended and/or restated from time to time) (the “Credit Agreement”)

1.                                      We refer to the Credit Agreement. This agreement (the “Agreement”) shall take effect as an Increase Confirmation for the purpose of the Credit Agreement. Terms defined in the Credit Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.                                      We refer to Clause 2.3 (Increase) of the Credit Agreement.

3.                                      The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the “Relevant Commitment”) as if it was an Original Lender under the Credit Agreement.

4.                                      The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the “Increase Date”) is [      ].

5.                                      On the Increase Date, the Increase Lender becomes party to the relevant Finance Documents as a Lender.

6.                                      The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 33.2 (Addresses for notices) are set out in the Schedule.

7.                                      The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (f) of Clause 2.3 (Increase).

8.                                      The Increase Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)                                 [a Qualifying Lender (other than a Treaty Lender);]

(b)                                 [a Treaty Lender;]

(c)                                  [not a Qualifying Lender].(3)

[9]                                 This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

[9/10]               This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English Law.

[10/11]        This Agreement has been entered into on the date stated at the beginning of this Agreement.

(3)                                 Delete as applicable - each Increase Lender is required to confirm which of these three categories it falls within.

THE SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Increase Lender]

By:

This Agreement is accepted as an Increase Confirmation for the purpose of the Credit Agreement by the Agent and the Increase Date is confirmed as [    ].

Agent

By:

SCHEDULE 8

COMMITMENT INCREASE AGREEMENT

To:                             BARCLAYS BANK PLC as Agent and Vodafone, for and on behalf of each Obligor

From:               Vodafone and [insert details of Existing Increasing Lender] (the Existing Increasing Lender)

[DATE]

Vodafone Group Plc -€ [      ] Revolving Credit Agreement

dated 28 March 2014 (as amended and/or restated from time to time) (the “Credit Agreement”)

1.                                      We refer to the Agreement. This is a Commitment Increase Agreement. Terms defined in the Agreement have the same meaning in this Commitment Increase Agreement unless given a different meaning in this Commitment Increase Agreement.

2.                                      The proposed Increase Effective Date is [•].

3.                                      On the Increase Effective Date, the Existing Increasing Lender hereby increases its [Revolving Credit Commitment as a Lender] / [its Swingline Commitment as Swingline Lender] under the Agreement specified in the schedule to this Commitment Increase Agreement (the Schedule) in accordance with the terms of the Agreement.

4.                                      The administrative details of the Existing Increasing Lender remain as applicable to it as an existing Lender for the purposes of the Agreement.

5.                                      This Commitment Increase Agreement takes effect as a deed notwithstanding that a party may execute it under hand.

6.                                      This Commitment Increase Agreement has been executed and delivered as a deed on the date stated at the beginning of this Commitment Increase Agreement and is governed by English law.

7.                                      This Commitment Increase Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Commitment Increase Agreement.

8.                                      This Commitment Increase Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

9.                                      This Commitment Increase Agreement has been entered into on the date stated at the beginning of this Commitment Increase Agreement.

Signatures

[                ]

For and on behalf of

Vodafone Group Plc

[ ]
For and on behalf of
[EXISTING INCREASE LENDER]

[DATE]

The Increase Effective Date is confirmed by the Agent as [•].

[AGENT]

By:

(as Agent and for and on behalf of each of the parties to the Agreement other than the Obligors and the Existing Increasing Lender)

The Schedule

INCREASED COMMITMENT

[insert relevant details]

SIGNATURES

THIS AGREEMENT WAS SIGNED ON 28 MARCH 2014 AND THE SIGNATURE PAGES ARE NOT RESTATED.

SIGNATORIES

Company

VODAFONE GROUP PLC

By:	/s/ Nick Read
Nick Read

/s/ Neil Garrod
Neil Garrod

[Signature Page to Amendment and Restatement Agreement]

The Lenders

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED as Lender

By:	/s/ Shaminda de Silva
Shaminda de Silva - VP

[Signature Page to Amendment and Restatement Agreement]

BANK OF CHINA LIMITED, LONDON BRANCH as Lender

By:	/s/ Shaoyang Zhao
Shaoyang Zhao

[Signature Page to Amendment and Restatement Agreement]

THE BANK OF NEW YORK MELLON as Lender

By:	/s/ William M. Feathers
William M. Feathers
Director

[Signature Page to Amendment and Restatement Agreement]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. as Lender

By:

[Signature Page to Amendment and Restatement Agreement]

BARCLAYS BANK PLC as Lender

By:	/s/ Michael Joyner
Michael Joyner
Director

[Signature Page to Amendment and Restatement Agreement]

BBVA IRELAND P.L.C. as Lender

By:	/s/ Pablo Vallejo
Pablo Vallejo
Managing Director

[Signature Page to Amendment and Restatement Agreement]

BNP PARIBAS SA, LONDON BRANCH as Lender

By:	/s/ M.E. Molloy
M.E. Molloy
Managing Director

/s/ T. Reeves
T. Reeves
Global Relationship Manager

[Signature Page to Amendment and Restatement Agreement]

CITIBANK N.A., LONDON BRANCH as Lender

By:

[Signature Page to Amendment and Restatement Agreement]

COMMERZBANK AG, LONDON BRANCH as Lender

By:	/s/ Kristin Ruud
Kristin Ruud
Director
Authorised Signatory

[Signature Page to Amendment and Restatement Agreement]

DEUTSCHE BANK LUXEMBOURG S.A. as Lender

By:	/s/ M. Heinemann	/s/ Banu Kologlu
	M. Heinemann	Banu Kologlu

[Signature Page to Amendment and Restatement Agreement]

GOLDMAN SACHS BANK USA as Lender

By:	/s/ Lorraine Schmit
Lorraine Schmit
Authorised Signatory

[Signature Page to Amendment and Restatement Agreement]

HSBC BANK PLC as Lender

By:

[Signature Page to Amendment and Restatement Agreement]

ING BANK N.V., LONDON BRANCH as Lender

By:	/s/ Francesca Mosca
Francesca Mosca, Director

/s/ Siobhan Walker
Siobhan Walker, Managing Director

[Signature Page to Amendment and Restatement Agreement]

INTESA SANPAOLO S.P.A., LONDON BRANCH as Lender

By:	/s/ Flavio Stellini	/s/ Jessica Rees-Hole
	Flavio Stellini	Jessica Rees-Hole
Senior Legal Counsel
Intesa Sanpaolo S.p.A
London Branch

[Signature Page to Amendment and Restatement Agreement]

JPMORGAN CHASE BANK, N.A., LONDON BRANCH as Lender

By:	/s/ Andres Korin
Andres Korin
Vice President

[Signature Page to Amendment and Restatement Agreement]

LLOYDS BANK PLC as Lender

By:	/s/ Vijay Chauhan
Vijay Chauhan
Associate Director

[Signature Page to Amendment and Restatement Agreement]

[Signature Page to Amendment and Restatement Agreement]

MORGAN STANLEY BANK, N.A. as Lender

By:	/s/ Michael King
Michael King
Authorized Signatory

[Signature Page to Amendment and Restatement Agreement]

[Signature Page to Amendment and Restatement Agreement]

SANTANDER UK PLC as Lender

By:

[Signature Page to Amendment and Restatement Agreement]

SOCIETE GENERALE, LONDON BRANCH as Lender

By:	/s/ Tom Hill
Tom Hill, Managing Director

[Signature Page to Amendment and Restatement Agreement]

STANDARD CHARTERED BANK as Lender

By:	/s/ Simon Derrick
Simon Derrick, Managing Director, Loan Syndications Europe

[Signature Page to Amendment and Restatement Agreement]

SUMITOMO MITSUI BANKING CORPORATION as Lender

By:	/s/ Thierry Muschs	/s/ Nadine Boudart
	Thierry Muschs	Nadine Boudart
	Managing Director	Assistant Vice President

[Signature Page to Amendment and Restatement Agreement]

[Signature Page to Amendment and Restatement Agreement]

THE TORONTO-DOMINION BANK as Lender

By:	/s/ Philip Bates
Philip Bates
MD, European Credit Origination

[Signature Page to Amendment and Restatement Agreement]

UBS AG, LONDON BRANCH as Lender

By:	/s/ Ryan Philpot	/s/ Graham Vance
	Ryan Philpot	Graham Vance
	Associate Director	Managing Director

[Signature Page to Amendment and Restatement Agreement]

UNICREDIT BANK AG, LONDON BRANCH as Lender

By:

[Signature Page to Amendment and Restatement Agreement]

Mandated Lead Arrangers

BANCO BILBAO VIZCAYA ARGENTARIA S.A. as Mandated Lead Arranger

By:	/s/ Pedro Garrido	/s/ Almudena Lopez
	Pedro Garrido	Almudena Lopez

[Signature Page to Amendment and Restatement Agreement]

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED as Mandated Lead Arranger

By:	/s/ Shaminda de Silva
Shaminda de Silva – VP

[Signature Page to Amendment and Restatement Agreement]

BANK OF CHINA LIMITED, LONDON BRANCH as Mandated Lead Arranger

By:

[Signature Page to Amendment and Restatement Agreement]

BARCLAYS BANK PLC as Mandated Lead Arranger

By:	/s/ Michael Joyner
Michael Joyner
Director

[Signature Page to Amendment and Restatement Agreement]

BNP PARIBAS SA as Mandated Lead Arranger

By:	/s/ M.E. Molloy
M.E. Molloy
Managing Director

/s/ T. Reeves
T. Reeves
Global Relationship Manager

[Signature Page to Amendment and Restatement Agreement]

CITIGROUP GLOBAL MARKETS LIMITED as Mandated Lead Arranger

By:

[Signature Page to Amendment and Restatement Agreement]

COMMERZBANK AG, LONDON BRANCH as Mandated Lead Arranger

By:	/s/ Kristin Ruud
Kristin Ruud Director Authorised Signatory

[Signature Page to Amendment and Restatement Agreement]

DEUTSCHE BANK LUXEMBOURG S.A. as Mandated Lead Arranger

By:	/s/ M. Heinemann	/s/ Banu Kologlu
	M. Heinemann	Banu Kologlu

[Signature Page to Amendment and Restatement Agreement]

GOLDMAN SACHS BANK USA as Mandated Lead Arranger

By:	/s/ Lorraine Schmit
Lorraine Schmit
Authorised Signatory

[Signature Page to Amendment and Restatement Agreement]

HSBC BANK PLC as Mandated Lead Arranger

By:

[Signature Page to Amendment and Restatement Agreement]

ING BANK N.V., LONDON BRANCH as Mandated Lead Arranger

By:	/s/ Francesca Mosca
Francesca Mosca, Director

/s/ Siobhan Walker
Siobhan Walker, Managing Director

[Signature Page to Amendment and Restatement Agreement]

INTESA SANPAOLO S.P.A. as Mandated Lead Arranger

By:	/s/ Flavio Stellini	/s/ Jessica Rees-Hole
	Flavio Stellini	Jessica Rees-Hole
Senior Legal Counsel
Intesa Sanpaolo S.p.A
London Branch

[Signature Page to Amendment and Restatement Agreement]

J. P. MORGAN SECURITIES PLC as Mandated Lead Arranger

By:	/s/ Andres Korin
Andres Korin
Vice President

[Signature Page to Amendment and Restatement Agreement]

LLOYDS BANK PLC as Mandated Lead Arranger

By:	/s/ Vijay Chauhan
Vijay Chauhan
Associate Director

[Signature Page to Amendment and Restatement Agreement]

[Signature Page to Amendment and Restatement Agreement]

MORGAN STANLEY BANK INTERNATIONAL LIMITED as Mandated Lead Arranger

By:	/s/ Mark Walton
Mark Walton

[Signature Page to Amendment and Restatement Agreement]

ROYAL BANK OF CANADA as Mandated Lead Arranger

By:

[Signature Page to Amendment and Restatement Agreement]

SANTANDER UK PLC as Mandated Lead Arranger

By:

[Signature Page to Amendment and Restatement Agreement]

SOCIETE GENERALE, LONDON BRANCH as Mandated Lead Arranger

By:	/s/ Tom Hill
Tom Hill, Managing Director

[Signature Page to Amendment and Restatement Agreement]

SUMITOMO MITSUI BANKING CORPORATION as Mandated Lead Arranger

By:	/s/ Thierry Muschs	/s/ Nadine Boudart
	Thierry Muschs	Nadine Boudart
	Managing Director	Assistant Vice President

[Signature Page to Amendment and Restatement Agreement]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. as Mandated Lead Arranger

By:

[Signature Page to Amendment and Restatement Agreement]

[Signature Page to Amendment and Restatement Agreement]

UBS LIMITED as Mandated Lead Arranger

By:	/s/ Ryan Philpot	/s/ Graham Vance
	Ryan Philpot	Graham Vance
	Associate Director	Managing Director

[Signature Page to Amendment and Restatement Agreement]

UNICREDIT BANK AG as Mandated Lead Arranger

By:

[Signature Page to Amendment and Restatement Agreement]

Co-Arrangers

THE BANK OF NEW YORK MELLON as Co-Arranger

By:	/s/ William M. Feathers
William M. Feathers
Director

[Signature Page to Amendment and Restatement Agreement]

STANDARD CHARTERED BANK as Co-Arranger

By:	/s/ Simon Derrick
Simon Derrick, Managing Director, Loan Syndications Europe

[Signature Page to Amendment and Restatement Agreement]

THE TORONTO-DOMINION BANK as Co-Arranger

By:	/s/ Philip Bates
Philip Bates
MD, European Credit Origination

[Signature Page to Amendment and Restatement Agreement]

Exiting Lenders

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED as Exiting Lender

By:	/s/ Helen Mason
Helen Mason
Head of Corporate & Transaction Banking

[Signature Page to Amendment and Restatement Agreement]

BANCO DE SABADELL S.A., LONDON BRANCH as Exiting Lender

By:

[Signature Page to Amendment and Restatement Agreement]

CHINA CONSTRUCTION BANK CORPORATION LONDON BRANCH as Exiting Lender

By:

[Signature Page to Amendment and Restatement Agreement]

NATIONAL AUSTRALIA BANK LIMITED ABN 12 004 044 937 as Exiting Lender

By:

[Signature Page to Amendment and Restatement Agreement]

Exiting Agent

[Signature Page to Amendment and Restatement Agreement]

Exiting Euro Swingline Agent

[Signature Page to Amendment and Restatement Agreement]

Successor Agent

BARCLAYS BANK PLC

By:	/s/ Michael Joyner
Michael Joyner
Director

[Signature Page to Amendment and Restatement Agreement]

Successor Euro Swingline Agent

BARCLAYS BANK PLC

By:	/s/ Michael Joyner
Michael Joyner
Director

[Signature Page to Amendment and Restatement Agreement]